Lattice Lease A4b.doc 1 OFFICE LEASE THIS OFFICE LEASE (“Lease”) is dated solely for reference purposes as of October 21, 2014, and entered into by and between 555 SW OAK, LLC, a Delaware limited liability company (“Landlord”) and LATTICE SEMICONDUCTOR CORPORATION, a Delaware corporation (“Tenant”). WITNESSETH: ARTICLE 1. BASIC PROVISIONS This Article contains the basic lease provisions between Landlord and Tenant. A. Building: U.S. Bancorp Tower, located at 111 SW Fifth Avenue, Portland, Oregon, (located on the “Property”, as further described in Article 33 and Exhibit A-1). B. Premises: Suite 700, in the Building as outlined or cross-hatched on Exhibit A-2. C. Commencement Date: March 15, 2015, subject to Article 3. D. Expiration Date: March 31, 2025, subject to Article 3. E. Rentable Area: Except as expressly provided below, the rentable area of the Premises shall be deemed 23,680 square feet as measured utilizing the BOMA Standard (as defined below) with an 9% common area load factor, and the rentable area of the Building shall be deemed 751,556 square feet, for purposes of this Lease, subject to Article 33. All measurements of the rentable area of the Premises have been made, and will be made, in accordance with Standards Methods of Measurement (ANSI/BOMA Z65.1- 2010) (the “BOMA Standard”). If the Plans (as defined in Exhibit D) show that the rentable area of the Premises is more or less than as set forth in this Section 1.E, the applicable terms of this Lease (e.g., Base Rent, Tenant’s Share, Security Deposit, Improvement Allowance, Additional Allowance, parking rights) shall be adjusted accordingly and such adjustment shall be included in the Commencement Notice described in Paragraph 3 below. F. Tenant’s Share: 3.1508%, subject to Articles 4 and 33. G. Base Rent: From the Commencement Date through the Expiration Date, as further described in Article 4. H. Additional Rent: Tenant shall pay Tenant’s Share of Taxes and Expenses, respectively, as further described in Article 4. I. Permitted Use: Executive and administrative offices, and product research, design, and testing, including laboratory space, subject to Article 7. As used herein, “laboratory space” shall mean space for design and testing of electronic parts, using electronics evaluation equipment. J. Security Deposit: None. K. Parking: Tenant shall have the right to rent, subject to the Rules, up to six (6) unassigned parking space in the underground parking area of the Building (“Plaza Garage”), and up to eighteen (18) unassigned parking spaces in the Tower Garage located between Fourth and Fifth Avenues, and Pine and Ankeny Streets (“Tower Garage”). Rent for each parking space referred to in this Paragraph is currently $220 per month in the Plaza Garage and $205 per month in the Tower Garage, and is subject to change, without notice, from time to time by Landlord. Landlord shall have the right to establish, and Tenant shall cooperate with, a parking system in order to allow for use of the parking areas by all

Lattice Lease A4b.doc 2 of the tenants of the Building. Such system may include designated parking stalls, parking stickers, access cards and gates or any other reasonable system. Landlord may charge its standard monthly and daily rates for all parking, as more fully provided in the Rules. L. Broker: Jones Lang LaSalle Brokerage, Inc., Landlord’s Broker, and Colliers International, Tenant’s Broker. See Article 26. M. Guarantor(s): None. N. Exhibits: Exhibit A-1 (Property), Exhibit A-2 (Premises), Exhibit B (Commencement Certificate), Exhibit C (Rules) and Exhibit D (Work Letter Agreement), Exhibit E (Article 32 Dispute Resolution Method, Exhibit F (Offer Space), Exhibit G (Form of SNDA), and Exhibit H (Janitorial Specifications) O. Landlord’s Notice Address (subject to Article 25): Unico Properties, LLC 111 SW Fifth Avenue Suite 1250 Portland, OR 97204 With a copy to: LaSalle Investment Management, Inc. 200 E. Randolph Drive Chicago, IL 60601 Attention: Asset Manager, US Bancorp Tower P. Tenant’s Notice Address (subject to Article 25): Until the Commencement Date: 5555 N.E. Moore Court Hillsboro, OR 97124 Attention: General Counsel Telephone: (503) 268-8000 On and after the Commencement Date, at the Premises, to the attention of the General Counsel. Q. Rent Payments: Rent shall be paid to: 555 SW Oak, LLC Unit 44 P.O. Box 5000 Portland, OR 97208-5000 or such other parties and addresses as to which Landlord shall provide advance notice. R. Lease Year: A Lease Year shall be each twelve (12) month period beginning on the Commencement Date; provided, however, if the Commencement Date is not the first day of the month, the first Lease Year shall commence on the Commencement Date and end on the last day of the 12th calendar month thereafter and the second and each succeeding Lease Year shall commence on anniversaries of the first day of the calendar month immediately following the calendar month in which the Commencement Date occurs. S. Rent Commencement Date: The 150th day after the Commencement Date except that if the Commencement Date occurs on the first day of a calendar month then the Rent Commencement Date shall be the first day of the 6th calendar month of the Lease Term.

Lattice Lease A4b.doc 3 The foregoing provisions shall be interpreted and applied in accordance with the other provisions of this Lease. The terms of this Article, and the terms defined in Article 33 and other Articles, shall have the meanings specified therefor when used as capitalized terms in other provisions of this Lease or related documentation (except as expressly provided to the contrary therein). ARTICLE 2. PREMISES Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises subject to the provisions herein contained. Tenant has inspected the Premises (and portions of the Property, Systems and Equipment providing access to or serving the Premises) or has had an opportunity to do so, and agrees to accept the same in “AS IS” condition, without any additional agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements beyond those described above unless expressly provided in this Lease. ARTICLE 3. TERM AND COMMENCEMENT A. Term and Confirmation. The term (“Term”) of this Lease shall commence on the Commencement Date and end on the Expiration Date, unless sooner terminated as provided herein, subject to adjustment as provided below and the other provisions hereof. Tenant shall execute and deliver to Landlord a confirmation of the Commencement Date attached hereto as Exhibit B and other matters in such form as Landlord may reasonably request within ten (10) days after requested; any failure to respond within such time shall be deemed an acceptance of the matters as set forth in Landlord’s confirmation. If Tenant disagrees with Landlord’s adjustment of the Commencement Date, Tenant shall pay Rent and perform all other obligations commencing on the date determined by Landlord, subject to refund or credit, if any, when the matter is resolved. B. Commencement Date. Landlord will proceed diligently and use reasonable efforts to deliver to Tenant possession of the Premises with the Improvements (as defined in the Work Letter Agreement (the “Work Letter”) attached hereto as Exhibit D) Substantially Completed (as defined in the Work Letter) on or before the Commencement Date specified in Section 1.C above, but, except as expressly provided in Section 3.C below, Landlord will have no liability to Tenant for failure to deliver to Tenant possession of the Premises with the Improvements Substantially Completed by such date. If Landlord fails to deliver possession of the Premises by such date with the Improvements Substantially Completed for any reason other than a Tenant Delay (as defined in the Work Letter), the Commencement Date will be deferred until Landlord delivers possession of the Premises with the Improvements Substantially Completed, and the Expiration Date set forth in Section 1.D above will be deferred for an equal amount of time. However, if the Expiration Date, as so extended, falls on a day other than the last day of a month, then the Expiration Date will be further extended to fall on the last day of such month. If Landlord fails to deliver possession of the Premises with the Improvements Substantially Completed by the date specified in Section 1.C above due to a Tenant Delay, then the Commencement Date will not be deferred. If Tenant takes possession of the Premises prior to the date specified in Section 1.C (other than as provided in Section 8.1 of the Work Letter), then the Commencement Date will be the date on which Tenant takes possession of the Premises, but the Expiration Date set forth in the Section 1.D will not be adjusted and, in such case, Tenant’s occupancy of the Premises for the period from the date Tenant takes possession of the Premises until the date set forth in Section 1.C shall be on the same terms (exclusive of any rent abatement) applicable to the first Lease Year of the Term. C. Delays in Completion. If Landlord fails to deliver possession of the Premises with the Improvements Substantially Complete on or before the Required Completion Date (defined below), Landlord will grant to Tenant a credit (the “Rent Credit”) equal to $1,135.34 multiplied by the number days in the period beginning on the day immediately following the Required Completion Date and ending on the day on which Landlord delivers to Tenant possession of the Premises with the Improvements Substantially Completed, inclusive. For purposes hereof, the “Required Completion Date” means the 30th day after the date set forth in Section 1.C above (plus one additional day for each day that Substantial Completion of the Improvements is delayed due to a Tenant Delay or due to force majeure, as described in Section 35.O) below. Landlord will apply such Rent Credit (if any) against Base Rent coming due under this Lease in the order in which such Base Rent becomes due. If Landlord fails to deliver possession of the Premises with the Improvements Substantially Complete on or before the 30th day after the Required Completion Date (plus one additional day for each day that Substantial Completion of the Improvements is delayed due to a Tenant Delay or due to force majeure, as described in Section 35.O below), Tenant will have the right to cancel this Lease by giving Landlord notice to that effect at any time within 10 days after such date, unless the Improvements have been Substantially Completed prior to Landlord receiving such notice in which case such termination right will be null and void. Except for the Rent Credit (which shall be null and void if Tenant exercises the right to cancel) and except for Tenant's right to cancel as herein provided, there will be no other liability against Landlord for failure to complete the Improvements or deliver possession of the Premises to Tenant, and in the event Tenant exercises its option to cancel, the parties hereto will be mutually released from all obligations under the terms of this Lease.

ARTICLE 4. BASE RENT AND ADDITIONAL RENT

A. Base Rent. Tenant shall pay Landlord the monthly Base Rent in advance on or before the first day of each calendar month during the Term as follows:

Period	Base Rent / rsf per annum	Base Rent (annualized)	Monthly Base Rent
Commencement Date through the day immediately preceding the Rent Commencement Date*	$0.00	$0.00	$0.00
Rent Commencement Date through the last day of the first Lease Year	$17.50	$414,399.96	$34,533.33
First day of the second Lease Year through the last day of the second Lease Year	$18.45	$436,896.00	$36,408.00
First day of the third Lease Year through the last day of the third Lease Year	$19.40	$459,392.04	$38,282.67
First day of the fourth Lease Year through the last day of the fourth Lease Year	$20.35	$481,887.96	$40,157.33
First day of the fifth Lease Year through the last day of the fifth Lease Year	$21.30	$504,384.00	$42,032.00
First day of the sixth Lease Year through the last day of the sixth Lease Year	$22.25	$526,880.04	$43,906.67
First day of the seventh Lease Year through the last day of the seventh Lease Year	$23.20	$549,375.96	$45,781.33
First day of the eighth Lease Year through the last day of the eighth Lease Year	$24.15	$571,872.00	$47,656.00
First day of the ninth Lease Year through the last day of the ninth Lease Year	$25.10	$594,368.04	$49,530.67
First day of the tenth Lease Year through the last day of the Lease Term	$26.05	$616,863.96	$51,405.33
*The Base Rent abated during the period commencing on the Commencement Date and ending on the day immediately preceding the Rent Commencment Date is at the rate equal to the Base Rent during the first Lease Year.			

Tenant shall pay Base Rent and Tenant's Share of Taxes and Expenses for the first full calendar month for which Base Rent shall be due (and any initial partial month) when Tenant executes this Lease.

B. Taxes and Expenses. Commencing on the Rent Commencement Date, Tenant shall pay to Landlord Tenant's Share of Taxes and Expenses in the manner described below. The foregoing capitalized terms shall have the meanings specified therefor in Articles 1 and 33.

C. Payments. Subject to Section 4.L below, Tenant shall pay such amounts as follows:

(i) Landlord may reasonably estimate in advance the amounts Tenant shall owe for Taxes and Expenses for any complete or partial calendar year of the Term. In such event, Tenant shall pay such estimated amounts, on a monthly basis, on or before the first day of each calendar month, together with Tenant's payment of Base Rent. Such estimate may be reasonably adjusted from time to time by Landlord, including adjustments to reflect the final Tax bills each year.

(ii) Within 120 days after the end of each calendar year, or as soon thereafter as practicable, Landlord shall provide a statement (the "Statement") to Tenant showing:

Lattice Lease A4b.doc

4

Lattice Lease A4b.doc 5 (a) the amount of actual Taxes and Expenses for such calendar year, with a listing of amounts for major categories of Expenses, (b) any amount paid by Tenant towards Taxes and Expenses during such calendar year on an estimated basis, and (c) any revised estimate of Tenant’s obligations for Taxes and Expenses for the current calendar year. (iii) If the Statement shows that Tenant’s estimated payments were less than Tenant’s actual obligations for Taxes and Expenses for such year, Tenant shall pay the difference within ten (10) days after Landlord sends the Statement. (iv) If the Statement shows an increase in Tenant’s estimated payments for the current calendar year, Tenant shall: (a) pay the difference between the new and former estimates for the period from January 1 of the current calendar year through the month in which the Statement is sent within ten (10) days after Landlord sends the Statement, and (b) thereafter pay the new estimated amount until Landlord further revises such estimated amount. (v) If the Statement shows that Tenant’s estimated payments exceeded Tenant’s actual obligations for Taxes and Expenses, Landlord shall credit the difference against the payment of Rent next due. If the Term shall have expired and no further Rent shall be due, Landlord shall provide a refund of such difference at the time Landlord sends the Statement. (vi) Landlord reserves the right to reasonably change, from time to time, the manner or timing of Tenant’s payments for Taxes and Expenses. In lieu of providing one Statement covering all such items, Landlord may provide separate statements, at the same or different times, including separate statements for Taxes after bills are received. D. Fiscal Years and Tax Years. If Landlord now or hereafter uses a non- calendar fiscal year: (i) all references to calendar years herein shall refer to such fiscal years, (ii) all references to January 1 and December 31 herein shall refer, respectively, to the first and last days of such fiscal years as the context requires, and (iii) Landlord shall make appropriate prorations such that Tenant’s obligations hereunder are not materially adversely affected thereby. Subject to Paragraph E below, Landlord shall include in Taxes each year hereunder: (a) in general, the amounts levied, assessed or imposed for such year, whether paid or payable in another year, (b) for personal property taxes, the amounts paid during such year, and (c) for Taxes paid in installments over more than one year (or payable in installments (whether or not elected unless payment in a lump sum results in a discount to Landlord), assuming the longest payment period), the amounts paid each year, and any interest thereon. If any taxing authority uses a fiscal year other than a calendar year, Landlord may elect from time to time, consistent with sound accounting and management practices, to require payments by Tenant based on: (x) amounts paid or payable during each calendar year or Landlord’s fiscal year (“Landlord’s Fiscal Year”) without regard to the fiscal tax year, (y) amounts paid or payable during each Landlord’s Fiscal Year, averaging the bills for each Landlord’s Fiscal Year based on the number of days or months of Landlord’s Fiscal Year included in each fiscal tax year, or (z) amounts paid or payable for or during each fiscal tax year. E. Tax Refunds, Protest Costs, and Expense Adjustments For Prior Years. Landlord shall each year: (i) credit against Taxes any refunds received during such year, (ii) include in Taxes any additional amount paid during such year, involving an adjustment to Taxes for a prior year, due to error by the taxing authority, supplemental assessment, or other reason, (iii) include, in either Taxes or Expenses, any fees for attorneys, consultants and experts, and other costs paid during such year in attempting to protest, appeal or otherwise seek to reduce or minimize Taxes, whether or not successful, (iv) credit against Expenses the cost of any item previously included in Expenses, to the extent that Landlord receives reimbursement from insurance proceeds or a third party during such year (excluding tenant payments for Taxes and Expenses), and (v) make any other appropriate changes to reflect adjustments to Taxes or Expenses for prior years, regardless of whether Landlord uses an accrual system of accounting for other purposes. F. Grossing Up. If the Building is less than 95% occupied during all or a portion of any Landlord’s Fiscal Year, Landlord may, in accordance with sound

Lattice Lease A4b.doc 6 accounting and management practices, determine the amount of variable Taxes and Expenses (i.e. those items which vary according to occupancy levels) that would have been paid had the Building been 95% or better occupied, and the amount so determined shall be deemed to have been the amount of Taxes and Expenses for such year. If Landlord is not furnishing any particular utility or service (the cost of which, if performed by Landlord, would be included in Expenses) to a tenant during any period, Landlord may for such period: (i) adjust Expenses to reflect the additional amount that would reasonably have been incurred during such period had Landlord furnished such utility or service to such tenant, or (ii) exclude the rentable area of such tenant from the rentable area of the Building in computing Tenant’s Share of the component of Expenses for such utility or service. G. Tenant’s Share Adjustments. If the Building or any development of which it is a part, shall contain non-office uses during any period, Landlord shall have the right to determine, in accordance with sound accounting and management practices, Tenant’s Share of Taxes and Expenses for only the office portion of the Building or of such development; in such event, Tenant’s Share shall be based on the ratio of the rentable area of the Premises to the rentable area of such office portion for such period. Tenant’s Share shall be subject to such other adjustments for such periods as may be applicable pursuant to Paragraph F, above, and pursuant to the definition of Tenant’s Share in Article 33. H. Prorations. If the Term commences on a day other than the first day of a calendar month or ends on a day other than the last day of a calendar month, the Base Rent and any other amounts payable on a monthly basis shall be prorated on a per diem basis for such partial calendar months. If the Base Rent is scheduled to increase under Article 1 other than on the first day of a calendar month, the amount for such month shall be prorated on a per diem basis to reflect the number of days of such month at the then current and increased rates, respectively. If the Term commences other than on the first day of the Landlord’s Fiscal Year, or ends other than on the last day of the Landlord’s Fiscal Year, Tenant’s obligations to pay amounts towards Taxes and Expenses for such first or final Landlord’s Fiscal Years shall be prorated on a per diem basis to reflect the portion of such years included in the Term. I. Payments After Lease Term Ends. Tenant’s obligations to pay Taxes and Expenses (or any other amounts) accruing during, or relating to, the period prior to expiration or earlier termination of this Lease, shall survive such expiration or termination. Landlord may reasonably estimate all or any of such obligations within a reasonable time before, or anytime after, such expiration or termination. Tenant shall pay the full amount of such estimate and any additional amount due after the actual amounts are determined, in each case within ten (10) days after Landlord sends a statement therefor. If the actual amount is less than the amount Tenant pays as an estimate, Landlord shall refund the difference within thirty (30) days after such determination is made. J. Landlord’s Accounting Practices and Records. Landlord shall maintain records respecting Taxes and Expenses and determine the same in accordance with sound accounting and management practices. Subject to the other provisions of this Article, Landlord may from time to time use a full accrual system of accounting, or a modified cash basis of accounting with appropriate accrual adjustments to ensure that each year includes substantially the same major recurring items. Unless Tenant takes exception by notice to Landlord within sixty (60) days after Landlord provides any Statement to Tenant, such statement shall be considered final and binding on Tenant (except as to additional Expenses or Taxes not then known or omitted by error). If Tenant takes exception by notice within such time, Landlord may seek certification from Landlord’s independent certified public accountant as to the proper amount of Taxes and Expenses. In such case: (i) such certification shall be considered final and binding on both parties (except as to additional Expenses or Taxes not then known or omitted by error), and (ii) Tenant shall pay Landlord for the cost of such certification, unless it shows that Taxes and Expenses were overstated by not less than five (5) percent in the aggregate (after netting any understated line items against overstated line items), in which case Landlord will pay for the certification and will reimburse Tenant for Tenant's reasonable, actual out-of-pocket costs paid to unrelated third parties for performing the audit on a non-contingency basis (which costs will not

Lattice Lease A4b.doc 7 exceed the amount repaid or credited to Tenant). Pending resolution of any such exceptions, Tenant shall pay Tenant’s Share of Taxes and Expenses in the amounts shown on such Statement, subject to credit, refund or additional payment, if any, after any such exceptions are resolved. K. General Payment Matters. Base Rent, Taxes, Expenses and any other amounts which Tenant is or becomes obligated to pay Landlord under this Lease or other agreement entered in connection herewith, are sometimes herein referred to collectively as “Rent,” and all remedies applicable to the non-payment of Rent shall be applicable thereto. Rent shall be paid in good funds and legal tender of the United States of America. Tenant shall pay Rent without any deduction, recoupment, set-off or counterclaim, except as otherwise expressly set forth herein, and without relief from any valuation or appraisement laws. Rent obligations hereunder are independent covenants. No delay by Landlord in providing the Statement (or separate statements) shall be deemed a default by Landlord or a waiver of Landlord’s right to require payment of Tenant’s obligations for actual or estimated Taxes or Expenses; provided that Tenant shall not be obligated to pay Landlord for any Expenses and Taxes which were not billed to Tenant on or before the last day of the second full calendar year after the calendar year in which such Taxes and Expenses were paid or payable by Landlord. L. Expense Cap. For purposes of Tenant’s obligation to pay Tenant’s Share of Expenses, Controllable Expenses (as defined below) will be subject to a cap each fiscal year (the “Cap”) after the calendar year in which the Commencement Date occurs. The Cap for any fiscal year will be the Controllable Expenses for the calendar year in which the Commencement Date occurs plus 5% per annum, compounded annually on a cumulative basis. Controllable Expenses, and the Cap thereon, will be determined on an aggregate basis and not on an individual basis, and the Cap on Controllable Expenses will be determined on Expenses as they have been adjusted for vacancy or usage pursuant to the terms of this Lease. The Cap on Controllable Expenses, as provided for in this Section 4.L, will not limit or otherwise affect Tenant’s obligation to pay Tenant’s Share of Uncontrollable Expenses (as defined below) or any other component of Rent under this Lease. “Uncontrollable Expenses” shall be limited to any Expenses relating to insurance, utilities, security service expenses relating to an increase in the level of security provided to the Building or Taxes. “Controllable Expenses” means Expenses other than Uncontrollable Expenses. ARTICLE 5. QUIET ENJOYMENT Landlord agrees that if Tenant timely pays the Rent and otherwise performs as required by the terms and provisions herein, Tenant shall hold the Premises during the Term, free of lawful claims by any party acting by or through Landlord, subject to all other terms and provisions of this Lease. ARTICLE 6. UTILITIES AND SERVICES A. Standard Landlord Utilities and Services. Landlord shall provide the following utilities and services (the cost of which shall be included in Expenses, except as provided below): (i) Heat, ventilation and air-conditioning to provide a temperature required, in Landlord’s reasonable opinion, for occupancy of the Premises as offices, from 7:00 a.m. until 6:00 p.m. Monday through Friday, and, if requested by Tenant, from 8:00 a.m. until 1:00 p.m. on Saturdays, excluding all Holidays. (ii) Water from city mains for drinking, lavatory and toilet purposes only, at those points of supply provided for nonexclusive general use of tenants at the Building, or points of supply in the Premises installed by or with Landlord’s written consent for such purposes. (iii) Cleaning and trash removal service in and about the Premises as set forth on Exhibit H attached hereto as is customary for office space in comparable office buildings, which specifications may be reasonably revised from time to time by Landlord. (iv) Passenger elevator service at all times (subject to changes in the number of elevators in service after hours or at other times), and freight elevator service (subject to scheduling by Landlord and such standard charges as Landlord may impose), in common with Landlord and other parties.

Lattice Lease A4b.doc 8 (v) Electricity for building-standard overhead office lighting fixtures, and equipment and accessories customary for offices (up to 280 hours per month), where: (a) the connected electrical load of all of the same does not exceed an average of 4 watts per usable square foot of the Premises (or such lesser amount as may be available, based on the safe and lawful capacity of the electrical circuit(s) and facilities serving the Premises), (b) the electricity is at nominal 120 volts, single phase (or 110 volts, depending on available service in the Building), and (c) the Systems and Equipment are suitable, the safe and lawful capacity thereof is not exceeded, and sufficient capacity remains at all times for other existing and future tenants, as determined in Landlord’s reasonable discretion. B. Additional Utilities and Services. Landlord shall not be responsible for inadequate air-conditioning or ventilation whenever Tenant maintains a computer room (“computer room” as used herein shall mean any computer, server, data, telephone, lab or similar room in the Premises) at the Premises or whenever the use or occupancy of the Premises exceeds the normal capacity or design loads of, affects the temperature or humidity otherwise maintained by, or otherwise adversely affects the operation of, the Systems and Equipment for the Building, whether due to items of equipment or machinery generating heat, above normal concentrations of personnel or equipment, alterations to the Premises made by or through Tenant without balancing the air or installing supplemental HVAC equipment. Without limiting the generality of the foregoing, Landlord shall not be responsible for inadequate air conditioning or ventilation to the extent that the same occurs because Tenant, without providing adequate air conditioning and ventilation: (i) uses a computer room in which a concentrated group of equipment is located, (ii) uses or permits the use of any item, or concentrated group, of equipment consuming more than 500 watts in the aggregate at rated capacity, or (iii) occupies or permits the Premises to be occupied with concentrations of personnel greater than one person per 200 usable square feet. In any such case, Landlord may elect to balance the air, install, operate, maintain and replace such supplemental HVAC equipment during the Term, at Tenant’s expense, as an extra utility or service (or require that Tenant arrange for the same as Work under Article 9). Landlord shall seek to provide such extra utilities or services as Tenant may from time to time request, if the same are reasonable and feasible for Landlord to provide and do not involve modifications or additions to the Building or existing Systems and Equipment, and if Landlord shall receive Tenant’s request within a reasonable period prior to the time such extra utilities or services are required. Tenant shall pay, for any extra utilities or services (including, without limitation, supplemental HVAC equipment), such standard charges as Landlord shall from time to time establish, including Landlord’s out-of-pocket costs for architects, engineers, consultants and other parties relating to such extra utilities or services, and a fee equal to fifteen percent (15%) of such costs, except that after-hour air conditioning services shall be provided by Landlord to Tenant at the cost of $20 per hour, subject to change, without notice, from time to time by Landlord. All payments for such extra utilities or services shall be due at the same time as the installment of Base Rent with which the same are billed, or if billed separately, shall be due within ten (10) days after such billing. Notwithstanding any of the foregoing to the contrary, in lieu of charging separately for additional utilities and services, Landlord may reasonably elect from time to time to expand or modify the amounts of services and utilities available without separate charge, in which case the costs thereof shall be included in Expenses. C. Monitoring. Landlord may install and operate meters, submeters or any other reasonable system for monitoring or estimating any services or utilities used by Tenant in excess of those required to be provided by Landlord under this Article (including a system for Landlord’s engineer to reasonably estimate any such excess usage). If such system indicates such excess services or utilities, Tenant shall pay Landlord’s charges and fees as described in Paragraph B, above, for installing and operating such system and any supplementary air-conditioning, ventilation, heat, electrical or other systems or equipment (or adjustments or modifications to the existing Systems and Equipment) which Landlord may make, and Landlord’s charges for such amount of excess services or utilities used by Tenant. D. Interruptions and Changes. Landlord shall have no liability for interruptions, variations, shortages, failures, changes in quality, quantity, character or availability of any utilities or services caused by repairs, maintenance, replacements,

Lattice Lease A4b.doc 9 alterations (including any freon retrofit work), labor controversies, accidents, inability to obtain services, utilities or supplies, governmental or utility company acts or omissions, requirements, guidelines or requests, or other causes beyond Landlord’s reasonable control (or under any circumstances with respect to utilities or services not required to be provided by Landlord hereunder). Under no circumstances whatsoever shall any of the foregoing be deemed an eviction or disturbance of Tenant’s use and possession of the Premises or any part thereof, except as expressly set forth below, serve to abate Rent, or relieve Tenant from performance of Tenant’s obligations under this Lease. Landlord in no event shall be liable for damages by reason of loss of profits, business interruption or other consequential damages in connection with the foregoing events. If any utility or other service described in Section 6.A is discontinued or interrupted, Tenant will promptly notify Landlord in writing. If (i) any utility or other service described in Section 6.A is discontinued or interrupted, (ii) such discontinuance or interruption is within Landlord's reasonable control, and (iii) such discontinuance or interruption continues for at least 5 consecutive business days and renders all or a material portion of the Premises untenantable for such period such that Tenant cannot and does not operate its business from the Premises or such portion for such period, then as Tenant's sole and exclusive remedy for such discontinuance or interruption, Landlord will equitably abate Tenant's obligation to pay Base Rent and Tenant's Share of Expenses and Taxes beginning on the 6th business day after the later of (1) the first day of such interruption and (2) the date of Landlord’s receipt of Tenant’s notice thereof, and ending on the date on which such service is substantially restored to the extent that Tenant can operate its business from the Premises. Notwithstanding anything to the contrary contained herein, if Tenant, or its contractors, or their respective officers, employees, contractors, invitees or agents, delay Landlord in restoring the utilities or other services, Landlord shall have additional time to complete the restoration equal to such delay and Tenant shall pay Landlord all Rent for the period of such delay. In any such events after receiving notice, Landlord shall use reasonable efforts to restore such utilities or services required to be provided hereunder to reasonable levels. ARTICLE 7. USE, COMPLIANCE WITH LAWS, AND RULES A. Use of Premises. Tenant shall use the Premises only for the permitted use identified in Article 1, and no other purpose whatsoever, subject to the other provisions hereof and of this Lease. B. Laws and Other Requirements. Notwithstanding anything contained in Section 1.I to the contrary, Tenant shall not use or permit within the Premises anything that will: (i) violate the requirements of Landlord’s insurers, the American Insurance Association, or any board of underwriters, (ii) cause a cancellation of Landlord’s policies, impair the insurability of the Property, or increase Landlord’s premiums (any such increase shall be paid by Tenant without such payment being deemed permission to continue such activity or a waiver of any other remedies of Landlord), or (iii) violate the requirements of any Lenders, the certificates of occupancy issued for the Premises or the Building, or any other requirements, covenants, conditions or restrictions affecting the Property at any time. Tenant shall comply with all Laws relating to the Premises and Tenant’s use of the Premises and Property, including Laws governing Hazardous Materials as described in Article 30, and the Disabilities Acts as described in Article 31. Tenant’s obligations to comply with Laws shall include (except in connection with the Improvements and any of Landlord’s obligations to repair and maintain the Premises and the Building under this Lease in which case such obligations to comply with Laws (unless otherwise expressly provided herein) shall be Landlord’s), without limitation: (a) obtaining all permits, licenses, certificates and approvals to conduct its business in the Premises, or any necessary waivers or variances, without thereby subjecting Landlord, the Property or other occupants to any costs, requirements, liabilities or restrictions, (b) any work to or for the Premises (or any systems or equipment exclusively serving the Premises, including any freon retrofitting work for such exclusive systems and equipment) required by Laws, and (c) any work outside the Premises (if Landlord permits such work) required by Laws based on Tenant’s use of, work within, or systems or equipment exclusively serving, the Premises, whether any such work is deemed structural, involves a capital expenditure or results in a benefit extending beyond the Term. Any work hereunder shall be deemed “Work” subject to Article 9.

Lattice Lease A4b.doc 10 C. Rules. Tenant shall comply with the Rules set forth in Exhibit C attached hereto (the “Rules”). Landlord shall have the right, by notice to Tenant or by posting at the Property, to reasonably amend such Rules and supplement the same with other reasonable Rules relating to the Property, or the promotion of safety, care, efficiency, cleanliness or good order therein; provided that in the event of any conflict between this Lease and the Rules, the terms and provisions of this Lease shall control. Nothing herein shall be construed to give Tenant or any other Person any claim, demand or cause of action against Landlord arising out of the violation of such Rules by any other tenant or visitor of the Property, or out of the enforcement, modification or waiver of the Rules by Landlord in any particular instance. Landlord will not discriminate against Tenant in enforcing the Rules. ARTICLE 8. MAINTENANCE AND REPAIRS Except for customary cleaning and trash removal provided by Landlord under Article 6, and casualty damage to be repaired by Landlord under Article 11, Tenant shall keep and maintain (or cause to be kept and maintained) the Premises (including any carpet and other flooring material, paint and wall-coverings, doors, windows, ceilings, interior surfaces of walls, non-standard lighting (including lamps, bulbs, ballasts and starters), plumbing and other fixtures, alterations, improvements, and systems and equipment in or exclusively serving the Premises whether installed by Landlord or Tenant) in good and sanitary condition, and, except as otherwise expressly provided herein, in compliance with all applicable Laws as described in Article 7. Except as provided in the last grammatical sentence of this Article 8, or for damage covered under Article 11, Landlord shall maintain the roof, foundation, parking and common areas, the structural soundness of the walls, doors and corridors of the Building and mechanical, heating, ventilating and air-conditioning, electrical and plumbing systems servicing the Building other than those in or exclusively serving the Premises, in good and clean condition, working order and repair (the cost of which shall be included in Expenses), except for damage occasioned by the acts or omissions of Tenant or its employees, contractors, agents or visitors, which damage shall be repaired by Landlord at Tenant’s expense. Tenant shall promptly notify Landlord concerning the necessity for any repairs, maintenance or replacements and Landlord shall perform such work, all in a good and workmanlike manner, the cost of which shall be included in Expenses. Notwithstanding the foregoing, upon completion by Landlord of any repairs, maintenance or replacements necessitated, in whole or in part, by the acts or omissions of Tenant or its employees, contractors, agents or visitors, Tenant shall pay for such reasonable charges as Landlord may establish from time to time, payable within ten (10) days after billed. In addition, Tenant shall pay Landlord for any repairs, maintenance and replacements to areas of the Property outside the Premises, caused, in whole or in part, as a result of moving any furniture, fixtures, or other property to or from the Premises, or otherwise by Tenant or its employees, agents, contractors, or visitors (notwithstanding anything to the contrary contained in this Lease). ARTICLE 9. ALTERATIONS AND LIENS A. Alterations and Approval. Tenant shall not attach any fixtures, equipment or other items to the Premises, or paint or make any other additions, changes, alterations or improvements to the Premises or the Systems and Equipment serving the Premises (all such work is referred to collectively herein as the “Work”), without the prior written consent of Landlord. Landlord reserves the right to withhold consent in Landlord’s sole discretion for any reason, including but not limited to cases where the Work affects the structure, safety, efficiency or security of the Property or Premises, the Systems and Equipment, or the appearance of the Premises from any common or public areas. In seeking approval, Tenant shall submit for Landlord’s prior written approval: (i) the names, addresses and background information concerning all architects, engineers, contractors, subcontractors and suppliers Tenant proposes to use, and (ii) detailed plans and specifications prepared by the approved architects and engineers. In addition, Tenant shall provide Landlord with notice of whether the Work will involve or affect any Hazardous Materials, whether such materials are customary and usual based on standard industry practices, and all other details relating thereto. B. Approval Conditions. Landlord reserves the right to impose requirements as a condition of such consent or otherwise in connection with the Work,

Lattice Lease A4b.doc 11 including requirements that Tenant: (i) obtain and post permits, (ii) provide bonds, additional insurance, and/or a cash deposit of the total amount required to pay for the Work (including plans, specifications, engineering and other lienable costs, and Landlord’s fee described below) for Landlord to release or apply as the Work is properly completed and lien waivers, affidavits and other documentation satisfactory to Landlord are submitted, (iii) submit architect, engineer, contractor, subcontractor and supplier affidavits of payment and recordable lien waivers in compliance with the Laws of the State of Oregon, (iv) use union labor (if Landlord uses union labor), (v) permit Landlord or its representatives to inspect the Work at reasonable times, (vi) comply with such other requirements as Landlord may impose concerning the manner and times in which such Work shall be done, and (vii) remove, at Tenant’s cost and expense, any improvements upon the expiration or earlier termination of this Lease and restore the Premises to its condition prior to the Work. Landlord may require that all Work be performed under Landlord’s supervision, and Landlord reserves the right to designate the architects, engineers, contractors, subcontractors and suppliers who will design and perform all Work and supply all materials affecting the Systems and Equipment or structure of the Building. If Landlord approves, inspects, supervises, recommends or designates any architects, engineers, contractors, subcontractors or suppliers, the same shall not be deemed a warranty as to the adequacy of the design, workmanship or quality of materials, or compliance of the Work with the plans and specifications or any Laws. C. Performance of Work. All Work shall be performed: (i) in a thoroughly first class, professional and workmanlike manner, (ii) only with materials that are new, high quality, and free of material defects, (iii) strictly in accordance with plans, specifications, parties and other matters approved or designated by Landlord in advance in writing, (iv) not to adversely affect the Systems and Equipment or the structure of the Building, (v) diligently to completion and so as to avoid any disturbance, disruption or inconvenience to other tenants and the operation of the Building, and (vi) in compliance with all Laws, the Rules and other provisions of this Lease, and such other requirements as Landlord may impose concerning the manner and times in which such Work shall be done. Any floor, wall or ceiling coring work or penetrations or use of noisy or heavy equipment which may interfere with the conduct of business by other tenants at the Building shall, at Landlord’s option, be performed at times other than Landlord’s normal business hours (at Tenant’s sole cost). If Tenant fails to perform the Work as required herein or the materials supplied fail to comply herewith or with the specifications approved by Landlord, and Tenant fails to cure such failure within 48 hours after notice by Landlord (except notice shall not be required in emergencies), Landlord shall have the right to stop the Work until such failure is cured (which shall not be in limitation of Landlord’s other remedies and shall not serve to abate the Rent or Tenant’s other obligations under this Lease). Upon completion of any Work hereunder, Tenant shall provide Landlord with “as built” plans, copies of all construction contracts, and proof of payment for all labor and materials. D. Liens. Tenant shall pay all costs for the Work when due. Tenant shall keep the Property, Premises and this Lease free from any mechanic’s, materialman’s, architect’s, construction, engineer’s or similar liens or encumbrances, and any claims therefor, or stop or violation notices, in connection with any Work. Tenant shall give Landlord notice at least ten (10) days prior to the commencement of any Work (or such additional time as may be necessary under applicable Laws), to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility. Tenant shall remove any such claim, lien or encumbrance, or stop or violation notices of record, by bond or otherwise within ten (10) days after notice by Landlord. If Tenant fails to do so, Landlord may pay the amount (or any portion thereof) or take such other action as Landlord deems necessary to remove such claim, lien or encumbrance, or stop or violation notices, without being responsible for investigating the validity thereof. The amount so paid and costs incurred by Landlord shall be deemed additional Rent under this Lease payable upon demand, without limitation as to other remedies available to Landlord. Nothing contained in this Lease shall authorize Tenant to do any act which shall subject Landlord’s title to, or any Lender’s interest in, the Property or Premises to any such claims, liens or encumbrances, or stop or violation notices, whether claimed pursuant to statute or other Law or express or implied contract.

Lattice Lease A4b.doc 12 E. Removal of Work upon Termination of Lease. All Work hereunder shall remain or be removed from the Premises upon expiration or earlier termination of this Lease to the extent required under Article 23. F. Landlord’s Fees and Costs. Tenant shall pay Landlord a fee for reviewing, scheduling, monitoring, supervising, and providing access for or in connection with the Work, in an amount equal to five percent (5%) of the total cost of the Work (including costs of plans and permits therefor), and Landlord’s out-of-pocket costs, including any costs for security, utilities, trash removal, temporary barricades, janitorial, engineering, architectural or consulting services, and other matters in connection with the Work, payable within ten (10) days after billed. ARTICLE 10. INSURANCE AND WAIVER OF CLAIMS A. Required Insurance. Tenant shall maintain at its expense during the Term with respect to the Premises and Tenant’s use thereof and of the Property: (i) Property. All Risk property insurance, including extra expense insurance, on all of Tenant's fixtures and personal property in the Premises, and on any alterations, additions or improvements installed by or for the benefit of Tenant, all for the full replacement cost thereof. Tenant will use the proceeds from such insurance for the replacement of fixtures and personal property and for the restoration of any such alterations, additions or improvements. Landlord will be named as loss payee as respects its interest in any such alterations, additions, or other improvements. (ii) Business Income. Business income insurance with sufficient limits for Tenant to sustain its business operation at this location for a period of not less than 12 months. Notwithstanding the foregoing, to the extent allowed by applicable Law, Tenant may, subject to the terms of this paragraph, fulfill its insurance obligations under this Section 10.A(ii) through self-insurance, and Landlord hereby consents thereto. If Tenant elects to self-insure, Tenant shall provide Landlord with a letter of self- insurance. Tenant shall not be allowed to self-insure this coverage if at any time during the Term, Tenant’s tangible net worth is less than ($25,000,000). No self-insurance shall diminish any of the rights and privileges to which Landlord would otherwise have been entitled under the terms of this Lease had there been a third party insurer, e.g., waiver of subrogation and enforcement of the indemnity provisions set forth herein. The provisions of this paragraph will apply only to Lattice Semiconductor Corporation, and will not apply to any assignee or subtenant of such entity other than a Permitted Transferee. (iii) Worker’s Compensation; Employer’s Liability. Workers compensation insurance in statutory limits will be provided for all employees. The employers’ liability insurance will afford limits not less than $500,000 per accident, $500,000 per employee for bodily injury by disease, and $500,000 policy limit for bodily injury by disease. (iv) Liability. Commercial general liability insurance with limits not less than $1,000,000 per occurrence and $2,000,000 general aggregate which insures against claims for bodily injury, personal injury, advertising injury, and property damage based upon, involving, or arising out of the use, occupancy, or maintenance of the Premises and the Property, and including products and completed operations coverage. Such insurance shall include contractual liability and contain a standard separation of insureds provision. Such insurance will name Landlord, its trustees and beneficiaries, Landlord's mortgagees, Landlord's managing agent, Landlord's advisor, and their respective officers, directors, agents and employees, as additional insureds (the "Required Additional Insureds"). (v) Business Auto. Business auto liability with limits not less than $1,000,000 each accident, combined single limit for bodily injury and property damage, on “any auto” basis for Tenant owned, hired and non-owned autos. If Tenant has no owned autos, Tenant may provide hired and non-owned coverage. (vi) Umbrella. Umbrella excess liability insurance, on an occurrence basis, that applies excess of required commercial general liability, business auto liability and employers liability policies, which insures against bodily injury, property damage, personal injury and advertising injury claims with limits not less than $20,000,000 each occurrence and $20,000,000 aggregate. Such policy must include the Required Additional Insureds as additional insureds.

Lattice Lease A4b.doc 13 (vii) Alterations; Moving. Tenant will provide to Landlord certificates of insurance including but not limited to workers compensation and employers liability, auto liability with limits not less than $1,000,000 each accident and commercial general liability insurance in the amount of not less than $1,000,000 or in limits as otherwise reasonably satisfactory to Landlord from (i) Tenant's contractors and subcontractors before performing any initial leasehold improvements pursuant to any work letter attached to this Lease, and before performing any alterations; and (ii) Tenant's mover respecting moving into and moving out of the Premises, before Tenant moves into or out of the Premises. All insurance coverage to be provided by Tenant's contractors, subcontractors or movers must be required in a written contract between Tenant and its Contractor and sub-contractors. Such contract must include a requirement to comply with the general insurance requirements set forth in this paragraph below and in addition those included within Paragraph 10.B and must contain an indemnity, including defense, of Landlord and Landlord’s Required Additional Insureds. A signed copy of the contract must be provided to Landlord. All such liability insurance (except employers liability) must (1) include the Required Additional Insureds as additional insureds; (2) be considered primary insurance and (3) require commercial general liability insurance to include coverage for bodily injury, property damage, personal and advertising injury, contractual liability and products and completed operations coverage. The products and completed operations coverage must be maintained for a minimum of 2 years following completion of work. Tenant, Contractor and subcontractors will include Required Additional Insureds on the policy for full term of the work and the extended products and completed operations required time frame. B. General Insurance Requirements. All policies required to be carried by Tenant and Tenant's contractors, subcontractors and movers hereunder must be issued by and binding upon an insurance company licensed or authorized to do business in the state in which the property is located with an A.M. Best’s Rating of at least "A-" "VIII" or better, unless otherwise acceptable to Landlord. Tenant will not do or permit anything to be done that would invalidate the insurance policies required. General liability insurance maintained by Tenant and Tenant's contractors, subcontractors and movers will be primary coverage without right of contribution by any similar insurance that may be maintained by Landlord. Certificates of insurance, reasonably acceptable to Landlord, evidencing the existence and amount of each liability insurance policy required hereunder and Evidence of Property Insurance Form, Acord 28, evidencing property insurance as required, will be delivered to Landlord prior to delivery or possession of the Premises and prior to each renewal date. Liability policies (except employers’ liability) will each include an endorsement naming the Required Additional Insureds such additional insured status. The Evidence of Property Insurance Form will name Landlord as loss payee for property insurance as respects Landlord's interest in improvements and betterments. Further, Tenant must endeavor to obtain certificates which indicate that insurers will endeavor to provide at least 30 days' prior notice to Landlord and Landlord's managing agent prior to any cancellation of coverage. If Tenant fails to provide evidence of insurance required to be provided by Tenant hereunder, prior to commencement of the term and thereafter during the term, within 10 days following Landlord's request thereof, and prior to the expiration date of any such coverage, Landlord will be authorized (but not required) to procure such coverage in the amount stated with all costs thereof to be chargeable to Tenant and payable upon written invoice thereof. The limits of insurance required by this lease, or as carried by Tenant, will not limit the liability of Tenant or relieve Tenant of any obligation thereunder. Any deductibles selected by Tenant will be the sole responsibility of Tenant. Landlord may, at its sole discretion, change the insurance policy limits and forms which are required to be provided by Tenant; such changes will be made to conform to reasonable insurance requirements for similar properties in similar geographic locations. Landlord will not change required insurance limits or forms more often than once per calendar year. C. Waiver of Claims; Waiver of Subrogation. To the extent permitted by law, Tenant waives all claims it may have against Landlord, its agents or employees for damage to business or property sustained by Tenant or any occupant or other person resulting from the Premises or the Property or any part of said Premises or Property becoming out of repair or resulting from any accident within or adjacent to the Premises or Property or resulting directly or indirectly from any act or omission of Landlord or any

Lattice Lease A4b.doc 14 occupant of the Premises or Property or any other person while on the Premises or the Property, regardless of cause or origin, except that in respect of damage to property or business, such waiver will be limited to the extent such claim is or would be covered by any insurance that Tenant is required under Sections 10.A(i) and 10.A(ii) to carry. The waiver in this grammatical paragraph will also apply as to the amount of any deductible, self insured retention or self insurance under Tenant's insurance. Particularly, but not in limitation of the foregoing sentence, all property belonging to Tenant or any occupant of the Premises that is in the Property or the Premises will be there at the risk of Tenant or other person only, and Landlord or its agents or employees will not be liable for damage to or theft of or misappropriation of such property, nor for any damage to property or business resulting from fire, explosion, flooding of basements or other subsurface areas, falling plaster, steam, gas, electricity, snow, water or rain which may leak from any part of the Property or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or from any other place or resulting from dampness or any other cause whatsoever, nor for any latent defect in the Premises or in the Property, except that in respect of property and business damage such waiver will be limited to the extent that such claim is or would be covered by any insurance that Tenant is required under Sections 10.A(i) and 10.A(ii) to carry. Tenant will give prompt notice to Landlord in case of fire or accidents in the Premises or in the Property or of defects therein or in the fixtures or equipment. Tenant agrees to include in the insurance policies which Tenant is required by this Lease to carry in accordance with Sections 10.A(i) and 10.A(ii), to the fullest extent permitted by law, a waiver of subrogation against Landlord and Landlord's managing agent. To the extent permitted by law, Landlord waives all claims it may have against Tenant, its agents or employees for damage to the Property resulting directly or indirectly from any act or omission of Tenant, to the extent that such claim is covered by any property insurance which Landlord is required under Section 10.D to carry on the Property. Landlord will include in any property insurance policy which Landlord may carry on the Property, to the extent permitted by law, a waiver of subrogation against Tenant. Landlord will not be required to maintain insurance against thefts within the Premises or the Property. D. Landlord’s Insurance. Landlord agrees to maintain during the Lease Term "all-risk" property insurance on the Property on a replacement cost basis, excluding the items which Tenant is required to insure under Section 10.A(i). Premiums paid for insurance under this paragraph will be included in Expenses. ARTICLE 11. CASUALTY DAMAGE A. Restoration. Tenant shall promptly notify Landlord of any damage to the Premises or Property by fire or other casualty. If the Premises or any common areas of the Property providing access thereto shall be damaged by fire or other casualty, Landlord shall use available insurance proceeds to restore the same. Such restoration shall be to substantially the same condition prior to the casualty, except for modifications required by zoning and building codes and other Laws or by any Lender, any other modifications to the common areas deemed desirable by Landlord (provided access to or use of the Premises is not materially impaired), and except that Landlord shall not be required to repair or replace any of Tenant’s furniture, furnishings, fixtures or equipment, or any alterations or improvements in excess of any work provided or paid for by Landlord under this Lease. Except for the abatement of rent described in Section 11.B below, Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant’s business resulting in any way from such damage or the repair thereof. Promptly following completion of Landlord’s restoration work, Tenant shall repair and replace Tenant’s furniture, furnishings, fixtures, equipment, and any alterations or improvements made by Tenant in excess of those provided or paid for by Landlord, subject to and in compliance with the other provisions of this Lease. B. Abatement of Rent. Landlord shall allow Tenant a proportionate abatement of Base Rent from the date of the casualty through the date that Landlord substantially completes Landlord’s repair obligations hereunder (or the date that Landlord would have substantially completed such repairs, but for delays by Tenant or

Lattice Lease A4b.doc 15 any other occupant of the Premises, or any of their agents, employees, invitees, Transferees and contractors; provided that Landlord uses commercially reasonable efforts to promptly notify Tenant of any such delay), to the extent Tenant cannot reasonably use the Premises for the conduct of its business therein; provided that such abatement shall not apply if the gross negligence or willful misconduct of Tenant or any other occupant of the Premises or any of their agents, employees, invites, Transferees or contractors caused such damage and as a result thereof Landlord's insurer denies rental interruption coverage with respect to the Premises. C. Termination of Lease. Notwithstanding the foregoing to the contrary, in lieu of performing the restoration work, Landlord may elect to terminate this Lease by notifying Tenant in writing of such termination within sixty (60) days after the date of damage (such termination notice to include a termination date providing at least thirty (30) days for Tenant to vacate the Premises), if the Property shall be damaged by fire or other casualty or cause such that: (a) more than twenty-five percent (25%) of the Premises is affected by the damage and fewer than twenty-four (24) months remain in the Term, or any material damage occurs to the Premises during the last twelve (12) months of the Term, (b) any Lender shall require that the insurance proceeds or any portion thereof be used to retire the Mortgage debt (or shall terminate the ground lease, as the case may be), or the damage is not fully covered, except for deductible amounts, by Landlord’s insurance policies, or (c) the cost of the repairs, alterations, restoration or improvement work would exceed twenty-five percent (25%) of the replacement value of the Building (whether or not the Premises are affected by the damage). Tenant agrees that the abatement of Rent and right to terminate provided herein shall be Tenant’s sole recourse in the event of such damage, and waives any other rights Tenant may have under any applicable Law to perform repairs or terminate this Lease by reason of damage to the Premises or Property. In addition, if a substantial portion of the Building is destroyed such that the Premises become untenantable, then Landlord will select a registered architect licensed to do business in Oregon to estimate the time for completion. If such architect should certify that such work to the Premises cannot be accomplished by using standard working methods and procedures so as to make the Premises tenantable within 210 days from the date the rehabilitation is started or within 3 months from such date if the Lease Term has less than 12 months remaining, either party will have the right to terminate this Lease by giving to the other notice of such election within 10 days after Tenant's receipt of the architect's certificate. If such architect certifies that such work can be completed within such 210-day period but such work is not actually substantially completed within 240 days after the date the rehabilitation is started (subject to delays caused by Tenant and force majeure), then Tenant may provide written notice to Landlord specifying that this Lease will terminate if such work is not substantially completed within thirty (30) days after the date of such notice. In the event the work is not substantially completed by the end of such thirty (30) day period this Lease will automatically terminate and neither party shall have any further rights or obligations hereunder except those obligations or liabilities which have accrued on or before such termination date and except those expressly provided as surviving expiration or termination hereof. If said fire or other casualty results in the total destruction of the Building, this Lease will automatically terminate as of the date of said fire or other casualty. ARTICLE 12. CONDEMNATION If at least fifty percent (50%) of the rentable area of the Premises shall be taken by power of eminent domain or condemned by a competent authority or by conveyance in lieu thereof for public or quasi-public use (“Condemnation”), including any temporary taking for a period of one year or longer, this Lease shall terminate on the date possession for such use is so taken. If: (i) less than fifty percent (50%) of the Premises is taken, but the taking includes or affects a material portion of the Building or Property, or the economical operation thereof, or (ii) the taking is temporary and will be in effect for less than one year but more than thirty (30) days, then in either such event, Landlord may elect to terminate this Lease upon at least thirty (30) days’ prior notice to Tenant. The parties further agree that: (a) if this Lease is terminated, all Rent shall be apportioned as of the date of such termination or the date of such taking, whichever shall first occur, (b) if the taking is temporary, Rent shall not be abated for the period of the taking, but Tenant may seek a condemnation award therefor (and the Term shall not be extended thereby), and (c) if this Lease is not terminated but any part of the

Lattice Lease A4b.doc 16 Premises is permanently taken, the Rent shall be proportionately abated to the extent Tenant cannot reasonably use the Premises for the conduct of its business therein. In addition, if a substantial portion but less than 50% of the rentable area of the Premises is taken by Condemnation and the remaining Premises are not suitable, in Tenant’s reasonable discretion, for the conduct of Tenant’s business thereon, Tenant may terminate this Lease by giving written notice thereof to Landlord within thirty (30) days after the Condemnation, in which event this Lease will terminate as of the date possession for such use is so taken. Landlord shall be entitled to receive the entire award or payment in connection with such Condemnation and Tenant hereby assigns to Landlord any interest therein for the value of Tenant’s unexpired leasehold estate or any other claim and waives any right to participate therein, except that Tenant shall have the right to claim damages for a temporary taking of the leasehold as described above, and for moving expenses and any taking of Tenant’s personal property and of the unamortized cost of leasehold improvements to the extent that same were installed at Tenant’s expense if a separate award for such items is made to Tenant. ARTICLE 13. ASSIGNMENT AND SUBLETTING A. Transfers. Tenant shall not, without the prior written consent of Landlord: (i) assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, by operation of Law or otherwise, (ii) sublet the Premises or any part thereof, or (iii) permit the use of the Premises by any Persons other than Tenant and its employees (all of the foregoing are hereinafter sometimes referred to collectively as “Transfers” and any Person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a “Transferee”). If Tenant shall desire Landlord’s consent to any Transfer, Tenant shall notify Landlord in writing, which notice shall include: (a) the proposed effective date (which shall not be less than thirty (30) nor more than 90 days after Tenant’s notice), (b) a description of the portion of the Premises to be Transferred (herein called the “Subject Space”), (c) the terms of the proposed Transfer and the consideration therefor, the name, address and background information concerning the proposed Transferee, and a true and complete copy of all proposed Transfer documentation, and (d) financial statements (balance sheets and income/expense statements for the current and prior three (3) years) of the proposed Transferee, in form and detail reasonably satisfactory to Landlord, certified by an officer, partner or owner of the Transferee, and any other information to enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee’s business and proposed use of the Subject Space, and such other information as Landlord may reasonably require. Any Transfer made without complying with this Article shall at Landlord’s option be null, void and of no effect, or shall constitute a Default under this Lease. Whether or not Landlord shall grant consent, Tenant shall pay a reasonable fee (but not less than $500.00 or more than $1,500.00) towards Landlord’s review and processing expenses, as well as any reasonable legal fees incurred by Landlord within ten (10) days after written request by Landlord. In no event shall any Transferee be: (w) an existing tenant of the Building or its subtenant or assignee, (x) a person or entity with whom Landlord or its agents is actively negotiating, or (y) a governmental entity. B. Approval. Landlord, in its sole discretion, may give or withhold its consent to a proposed Transfer; provided however, that Landlord agrees not to unreasonably withhold consent to any such assignment of this Lease or subletting of the Premises (except for any extension or expansion options or any rights of first refusal or first offer for which consent may be arbitrarily withheld except in connection with a Permitted Transfer, as defined below), provided Tenant requests the same in writing and provided (i) at the time thereof Tenant is not in Default under this Lease, (ii) Landlord, in its reasonable discretion, determines that the proposed use of the Premises, and financial responsibility of the proposed assignee or sublessee, are reasonably satisfactory to Landlord, (iii) any assignee or sublessee expressly assumes all the obligations of this Lease on Tenant's part to be performed, and (iv) such consent, if given, will not release Tenant of any of its obligations under this Lease, including without limitation, its obligation to pay rent. If Tenant disagrees with Landlord’s decision to deny approval, Tenant’s sole remedy shall be to seek injunctive relief. C. Transfer Premiums. If Landlord consents to a Transfer, and as a condition thereto which the parties hereby agree, Tenant shall pay Landlord 50% of any

Lattice Lease A4b.doc 17 Transfer Premium derived by Tenant from such Transfer. “Transfer Premium” shall mean, for a lease assignment, all consideration paid or payable therefor. “Transfer Premium” shall mean, for a sublease, all rent, additional rent or other consideration paid by such Transferee in excess of the Rent payable by Tenant under this Lease (on a monthly basis during the Term, and on a per rentable square foot basis, if less than all of the Premises is transferred). “Transfer Premium” shall also include so-called “key money,” or other bonus amount paid by Transferee to Tenant, and any payment in excess of fair market value for services rendered by Tenant to Transferee or in excess of Tenant’s depreciated tax basis for assets, fixtures, inventory, equipment or furniture transferred by Tenant to Transferee. If part of the consideration for such Transfer shall be payable other than in cash, such non-cash consideration shall be paid to Landlord in such form as is reasonably satisfactory to Landlord. The Transfer Premium due Landlord hereunder shall be paid within ten (10) days after Tenant receives any Transfer Premium from the Transferee. D. Recapture. Notwithstanding anything to the contrary contained in this Article, Landlord shall have the option, by giving notice to Tenant within thirty (30) days after receipt of Tenant’s notice of any proposed Transfer, to recapture the Subject Space. Such recapture notice shall cancel and terminate this Lease with respect to the Subject Space as of the date stated in Tenant’s notice as the effective date of the proposed Transfer (or at Landlord’s option, shall cause the Transfer to be made to Landlord or its agent or nominee, in which case the parties shall execute reasonable Transfer documentation promptly thereafter); provided, however, if Landlord notifies Tenant that Landlord is exercising its cancellation right in accordance with this Section 13.D in connection with a proposed Transfer for which Tenant is requesting Landlord’s consent, Tenant may rescind Tenant’s request for such consent by notice to Landlord within 5 days after Landlord’s recapture notice, in which event Landlord will not proceed with such recapture and Tenant will not proceed with such Transfer.. If this Lease shall be canceled with respect to less than the entire Premises, the Rent herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party the parties shall execute written confirmation of the same. Tenant shall surrender and vacate the Subject Space when required hereunder in accordance with Article 23 and any failure to do so shall be subject to Article 24. E. Terms of Consent. If Landlord consents to a Transfer: (i) the terms and conditions of this Lease, including Tenant’s liability for the Subject Space, shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) no Transferee shall succeed to any rights provided in this Lease or any amendment hereto to extend the Term of this Lease, expand the Premises, or lease other space, any such rights being deemed personal to the initial Tenant, (iv) Tenant shall deliver to Landlord promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, and (v) Tenant shall furnish a complete statement, certified by an independent certified public accountant, or Tenant’s chief financial officer, setting forth in detail the computation of any Transfer Premium that Tenant has derived and shall derive from such Transfer. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant and any Transferee relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall within thirty (30) days after demand pay the deficiency, and if understated by more than two percent (2%) Tenant shall pay Landlord’s costs of such audit. Any sublease hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any sublease, Landlord shall have the right to: (a) deem such sublease as merged and canceled and repossess the Subject Space by any lawful means, or (b) deem such termination as an assignment of such sublease to Landlord and not as a merger, and require that such subtenant attorn to and recognize Landlord as its landlord under any such sublease. If Tenant shall commit a Default under this Lease, Landlord is hereby irrevocably authorized, as Tenant’s agent and attorney-in-fact, to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant’s obligations under this Lease).

Lattice Lease A4b.doc 18 F. Certain Transfers. For purposes of this Lease, the term “Transfer” shall also include, and all of the foregoing provisions shall apply to: (i) the conversion, merger or consolidation of Tenant into a corporation, limited liability company or limited liability partnership, (ii) if Tenant is a partnership or limited liability company, the withdrawal or change, voluntary, involuntary or by operation of law, of a majority of the partners or members, or a transfer of a majority of partnership or membership interests, within a twelve month period, or the dissolution of the partnership or company, and (iii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), the dissolution, merger, consolidation or other reorganization of Tenant, or within a twelve month period: (a) the sale or other transfer of more than an aggregate of fifty percent (50%) of the voting shares of Tenant (other than to immediate family members by reason or gift or death) or (b) the sale, mortgage, hypothecation or pledge of more than an aggregate of fifty percent (50%) of Tenant’s net assets. However, on the condition that Tenant is not in Default (beyond applicable notice and cure periods) of any term, covenant or condition of this Lease, Tenant will have the right, with advance written notice to but without the consent of Landlord, to sublease the Premises, or a portion thereof, or assign this Lease (a “Permitted Transfer”), to: (1) any corporation or entity which controls, is controlled by or is under common control with Tenant, on the condition that, in the case of an assignment, the assignee has a net worth sufficient to meet the obligations of this Lease for the remainder of the Lease Term, including any Renewal Term; or (2) an entity into or with which Tenant is merged or consolidated or to an entity to which all or substantially all of Tenant's ownership interests or assets are transferred, on the condition that the assignee or successor entity has a net worth sufficient to meet the obligations of this Lease for the remainder of the Lease Term, including any Renewal Term. The term "control" as used in this Section 13.F means a direct or indirect ownership interest with the power to directly or indirectly direct or cause the direction of the management or policies of the Tenant. ARTICLE 14. PERSONAL PROPERTY, RENT AND OTHER TAXES Tenant shall pay prior to delinquency all taxes, charges or other governmental impositions assessed against or levied upon all fixtures, furnishings, personal property, systems and equipment located in or exclusively serving the Premises, and any Work to the Premises under Article 9 or other provisions of this Lease or related documentation. Whenever possible, Tenant shall cause all such items to be assessed and billed separately from the other property of Landlord. In the event any such items shall be assessed and billed with the other property of Landlord, Tenant shall pay Landlord its share of such taxes, charges or other governmental impositions within ten (10) days after Landlord delivers a statement and a copy of the assessment or other documentation showing the amount of impositions applicable to Tenant’s property. Tenant shall pay any rent tax, sales tax, service tax, transfer tax, value added tax or any other applicable tax on the Rent, utilities or services herein, the privilege of renting, using or occupying the Premises, or collecting Rent therefrom, or otherwise respecting this Lease or any other document entered in connection herewith. ARTICLE 15. DEFAULT AND LANDLORD’S REMEDIES A. Default. The occurrence of any one or more of the following events shall constitute a “Default” by Tenant and shall give rise to Landlord’s remedies set forth in Paragraph B below: (i) failure to make when due any payment of Rent, unless such failure is cured within five (5) days after written notice, provided, however, that Section 15.F shall apply to any payment of Rent that is not made when due, regardless of any grace or notice and cure period provided by this Section 15.A; (ii) failure to observe or perform any term or condition of this Lease other than the payment of Rent (or the other matters expressly described herein), unless such failure is cured within any period of time following notice expressly provided with respect thereto in other Articles hereof, or otherwise within a reasonable time, but in no event more than twenty (20) days following notice (provided, if the nature of Tenant’s failure is such that more time is reasonably required in order to cure, Tenant shall not be in Default if Tenant commences to cure promptly within such period, diligently seeks and keeps Landlord reasonably advised of efforts to cure such failure to completion, and completes such cure within sixty (60) days following Landlord’s notice); (iii) failure to cure immediately upon notice thereof any condition which is hazardous, interferes with another tenant or

Lattice Lease A4b.doc 19 the operation or leasing of any portion of the Property, or may cause the imposition of a fine, penalty or other remedy on Landlord or its agents or affiliates, (iv) violating Article 13 respecting Transfers, or abandoning, vacating or failing to occupy the Premises for more than ten (10) days (other than pursuant to Articles 11 and 12 above or any renovations to the Premises not to exceed 60 days), or removing or making arrangements to remove substantial portions of the furniture or other personal property from the Premises or any material portion thereof, or (v) (a) making by Tenant or any guarantor of this Lease (“Guarantor”) of any general assignment for the benefit of creditors, (b) filing by or for reorganization or arrangement under any Law relating to bankruptcy or insolvency (unless, in the case of a petition filed against Tenant or such Guarantor, the same is dismissed within thirty (30) days), (c) appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located in the Premises or of Tenant’s interest in this Lease, where possession is not restored to Tenant within thirty (30) days, (d) attachment, execution or other judicial seizure of substantially all of Tenant’s assets located in the Premises or of Tenant’s interest in this Lease, (e) Tenant’s or any Guarantor’s convening of a meeting of its creditors or any class thereof for the purpose of effecting a moratorium upon or composition of its debts, (f) Tenant’s or any Guarantor’s insolvency or failure, or admission of an inability, to pay debts as they mature, or (g) a violation by Tenant or any affiliate of Tenant under any other lease or agreement with Landlord or any affiliate thereof which is not cured within the time permitted for cure thereunder. If Tenant violates the same term or condition of this Lease on two (2) occasions during any twelve (12) month period, Landlord shall have the right to exercise all remedies for any violations of the same term or condition during the next twelve (12) months without providing further notice or an opportunity to cure. The cure period provided herein with respect to Tenant’s failure to pay Rent when due incorporates ORS 91.090. Landlord’s termination of this Lease for Tenant’s failure to pay Rent when due shall be deemed a statutory, and not a contractual, lease forfeiture pursuant to ORS 91.090. The other notice and cure periods provided herein are in lieu of, and not in addition to, any notice and cure periods provided by Law; provided, Landlord may elect to comply with such notice and cure periods provided by Law in lieu of the notice and cure periods provided herein. B. Remedies. If a Default occurs, Landlord shall have the rights and remedies hereinafter set forth to the extent permitted by Law, which shall be distinct, separate and cumulative with and in addition to any other right or remedy allowed under any Law or other provision of this Lease: (1) Landlord may terminate this Lease and Tenant’s right of possession, reenter and repossess the Premises by detainer suit, summary proceedings or other lawful means, and recover from Tenant: (i) any unpaid Rent as of the termination date, (ii) the amount by which: (a) any unpaid Rent which would have accrued after the termination date during the balance of the Term exceeds (b) the reasonable rental value of the Premises under a lease substantially similar to this Lease, taking into account among other things the condition of the Premises, market conditions and the period of time the Premises may reasonably remain vacant before Landlord is able to re-lease the same to a suitable replacement tenant, and Costs of Reletting (as defined in Paragraph H below) that Landlord may incur in order to enter such replacement lease, (iii) any other amounts necessary to compensate Landlord for all damages proximately caused by Tenant’s failure to perform its obligations under this Lease. For purposes of computing the amount of Rent herein that would have accrued after the termination date, Tenant’s obligations for Taxes and Expenses shall be projected based upon the average rate of increase in such items from the Commencement Date through the termination date (or if such period shall be less than three years, then based on Landlord’s reasonable estimates). The amounts computed in accordance with the foregoing subclauses (a) and (b) shall both be discounted in accordance with accepted financial practice at the rate of seven percent (7%) per annum to the then present value. (2) Landlord may terminate Tenant’s right of possession, reenter and repossess the Premises by detainer suit, summary proceedings or other lawful means, without terminating this Lease, and recover from Tenant: (i) any unpaid Rent as of the date possession is terminated, (ii) any unpaid Rent which thereafter accrues during the Term from the date possession is terminated through the time of judgment (or which may have accrued from the time of any earlier judgment obtained by Landlord), less any consideration received from replacement tenants as further described and applied

Lattice Lease A4b.doc 20 pursuant to Paragraph H, below, and (iii) any other amounts necessary to compensate Landlord for all damages proximately caused by Tenant’s failure to perform its obligations under this Lease, including all Costs of Reletting (as defined in Paragraph H below). Tenant shall pay any such amounts to Landlord as the same accrue or after the same have accrued from time to time upon demand. At any time after terminating Tenant’s right to possession as provided herein, Landlord may terminate this Lease as provided in clause (1) above by notice to Tenant, and Landlord may pursue such other remedies as may be available to Landlord under this Lease or applicable Law. C. Mitigation of Damages. Except to the extent required by applicable law, if Tenant has not unconditionally surrendered possession of the Premises to Landlord, Landlord will have no obligation to mitigate Landlord's damages. If Landlord terminates Tenant's right to possession but does not terminate this Lease or if Tenant unconditionally surrenders possession of the Premises to Landlord, Landlord will use reasonable efforts to mitigate its damages as follows: (i) Landlord will be required to use only reasonable efforts to mitigate, which will not exceed such efforts as Landlord generally uses to lease other space in the Building; (ii) Landlord will not be deemed to have failed to mitigate if Landlord leases any other portion of the Building before reletting all or any portion of the Premises. In recognition that the value of the Building depends on the rental rates and terms of leases therein, Landlord’s rejection of a prospective replacement tenant based on an offer of rentals below Landlord’s published rates for new leases of comparable space in the Building at the time in question, or at Landlord’s option, below the rates provided in this Lease, or containing terms materially less favorable than those contained herein, shall not give rise to a claim by Tenant that Landlord failed to mitigate Landlord’s damages. D. Reletting. If this Lease or Tenant’s right to possession is terminated, or Tenant abandons the Premises, Landlord may: (i) enter and secure the Premises, change the locks, install barricades, remove any improvements, fixtures or other property of Tenant therein, perform any decorating, remodeling, repairs, alterations, improvements or additions and take such other actions as Landlord shall determine in Landlord’s sole discretion to prevent damage or deterioration to the Premises or prepare the same for reletting, and (ii) relet all or any portion of the Premises (separately or as part of a larger space), for any rent, use or period of time (which may extend beyond the Term hereof), and upon any other terms as Landlord shall determine in Landlord’s sole discretion, directly or as Tenant’s agent (if permitted or required by applicable Law). The consideration received from such reletting shall be applied pursuant to the terms of Paragraph H hereof, and if such consideration, as so applied, is not sufficient to cover all Rent and damages to which Landlord may be entitled hereunder, Tenant shall pay any deficiency to Landlord as the same accrues or after the same has accrued from time to time upon demand, subject to the other provisions hereof. E. Specific Performance, Collection of Rent and Acceleration. Landlord shall at all times have the right without prior demand or notice except as required by applicable Law to: (i) seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease or restrain or enjoin a violation of any provision hereof, and Tenant hereby waives any right to require that Landlord post a bond or other security in connection therewith, and (ii) sue for and collect any unpaid Rent which has accrued. Notwithstanding anything to the contrary contained in this Lease, to the extent not expressly prohibited by applicable Law, in the event of any Default by Tenant, Landlord may terminate this Lease or Tenant’s right to possession and accelerate and declare all Rent reserved for the remainder of the Term to be immediately due and payable (in which event, Tenant’s obligations for Taxes and Expenses that would have accrued thereafter shall be projected in the manner described in Section B (1), above); provided the Rent so accelerated shall be discounted in accordance with accepted financial practice at the rate of seven percent (7%) per annum to the then present value, and Landlord shall, after receiving payment of the same from Tenant, be obligated to turn over to Tenant any actual net reletting proceeds (net of all Costs of Reletting) thereafter received during the remainder of the Term, up to the amount so received from Tenant pursuant to this provision. F. Late Charges, Interest, and Returned Checks. Tenant shall pay, as additional Rent, a service charge of Three Hundred Dollars ($300.00) or three percent

Lattice Lease A4b.doc 21 (3%) of the delinquent amount, whichever is greater, if any portion of Rent is not received when due. In addition, any Rent not paid when due shall accrue interest from the due date at the Default Rate until payment is received by Landlord. Such service charges and interest payments shall not be deemed consent by Landlord to late payments, nor a waiver of Landlord’s right to insist upon timely payments at any time, nor a waiver of any remedies to which Landlord is entitled as a result of the late payment of Rent. If Landlord receives two (2) or more checks from Tenant which are returned by Tenant’s bank for insufficient funds, Landlord may require that all checks thereafter be bank certified or cashier’s checks (without limiting Landlord’s other remedies). All bank service charges resulting from any returned checks shall be borne by Tenant. G. Landlord’s Cure of Tenant Defaults. If Tenant fails to perform any obligation under this Lease for five (5) days after notice thereof by Landlord (except that no notice shall be required in emergencies), Landlord shall have the right (but not the duty), to perform such obligation on behalf and for the account of Tenant. In such event, Tenant shall reimburse Landlord upon demand, as additional Rent, for all expenses incurred by Landlord in performing such obligation together with an amount equal to five (5%) thereof for Landlord’s overhead, and interest thereon at the Default Rate from the date such expenses were incurred. Landlord’s performance of Tenant’s obligations hereunder shall not be deemed a waiver or release of Tenant therefrom. H. Other Matters. No re-entry or repossession, repairs, changes, alterations and additions, reletting, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant’s right to possession, nor shall the same operate to release Tenant in whole or in part from any of Tenant’s obligations hereunder, unless express notice of such intention is sent by Landlord to Tenant. Landlord may bring suits for amounts owed by Tenant hereunder or any portions thereof, as the same accrue or after the same have accrued, and no suit or recovery of any portion due hereunder shall be deemed a waiver of Landlord’s right to collect all amounts to which Landlord is entitled hereunder, nor shall the same serve as any defense to any subsequent suit brought for any amount not therefor reduced to judgment. Landlord may pursue one or more remedies against Tenant and need not make an election of remedies until findings of fact are made by a court of competent jurisdiction. All rent and other consideration paid by any replacement tenants shall be applied at Landlord’s option: (i) first, to the Costs of Reletting, (ii) second, to the payment of all costs of enforcing this Lease against Tenant or any Guarantor, (iii) third, to the payment of all interest and service charges accruing hereunder, (iv) fourth, to the payment of Rent theretofore accrued, and (v) with the residue, if any, to be held by Landlord and applied to the payment of Rent and other obligations of Tenant as the same become due (and with any remaining residue to be retained by Landlord). “Costs of Reletting” shall include without limitation, all costs and expenses incurred by Landlord for any repairs or other matters described in Paragraph D above, brokerage commissions, advertising costs, attorneys’ fees, any economic incentives given to enter leases with replacement tenants, and costs of collecting rent from replacement tenants. Landlord shall be under no obligation to observe or perform any provision of this Lease on its part to be observed or performed which accrues while Tenant is in Default hereunder. The times set forth herein for the curing of Defaults by Tenant are of the essence of this Lease. Tenant hereby irrevocably waives any right otherwise available under any Law to redeem or reinstate this Lease, or Tenant’s right to possession, after this Lease, or Tenant’s right to possession, is terminated based on a Default by Tenant. ARTICLE 16. INTENTIONALLY OMITTED ARTICLE 17. ATTORNEYS’ FEES, JURY TRIAL, COUNTERCLAIMS AND VENUE In the event of any litigation or arbitration between the parties relating to this Lease, the Premises or Property (including pretrial, trial, appellate, administrative, bankruptcy or insolvency proceedings), the prevailing party shall be entitled to recover its attorneys’ fees and costs as part of the judgment, award or settlement therein. In the event of a breach of this Lease by either party which does not result in litigation but which causes the non-breaching party to incur attorneys’ fees or costs, the breaching party shall reimburse such fees and costs to the non-breaching party upon demand. If

Lattice Lease A4b.doc 22 either party or any of its officers, directors, trustees, beneficiaries, partners, agents, affiliates or employees shall be made a party to any litigation or arbitration commenced by or against the other party and is not at fault, the other party shall pay all costs, expenses and attorneys’ fees incurred by such parties in connection with such litigation. IN THE INTEREST OF OBTAINING A SPEEDIER AND LESS COSTLY HEARING OF ANY DISPUTE, LANDLORD AND TENANT HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY AGAINST THE OTHER ARISING OUT OF OR RELATING TO THIS LEASE, THE PREMISES OR THE PROPERTY. Although such jury waiver is intended to be self- operative and irrevocable, Landlord and Tenant each further agree, if requested, to confirm such waivers in writing at the time of commencement of any such action, proceeding or counterclaim. If Landlord commences any detainer suit, summary proceedings or other action seeking possession of the Premises, Tenant agrees not to interpose by consolidation of actions, removal to chancery or otherwise, any counterclaim, claim of set-off, recoupment or deduction of Rent, or other claim seeking affirmative relief of any kind (except a mandatory or compulsory counterclaim which Tenant would forfeit if not so interposed). Any action or proceeding brought by either party against the other for any matter arising out of or in any way relating to this Lease, the Premises or the Property, shall be heard, at Landlord’s option, in the court having jurisdiction located closest to the Property. ARTICLE 18. SUBORDINATION, ATTORNMENT AND LENDER PROTECTION This Lease is subject and subordinate to all Mortgages now or hereafter placed upon the Property, and all other encumbrances and matters of public record applicable to the Property. The foregoing notwithstanding, the subordination of this Lease and Tenant’s rights in this Lease to any future ground lease, mortgage, deed of trust or other security instruments shall be conditioned upon Tenant receiving from such interest holder a reasonable non-disturbance agreement in form customarily provided and accepted by such interest holder. Within 10 days after Landlord's request, Tenant will execute, acknowledge and deliver to Landlord, or any other person Landlord designates, a subordination, attornment and non-disturbance agreement provided that it is substantially in the form attached as Exhibit G or is not materially more onerous on Tenant than the form attached as Exhibit G. However, in the event of attornment, no Lender shall be: (i) liable for any act or omission of Landlord, or subject to any offsets or defenses which Tenant might have against Landlord (arising prior to such Lender becoming Landlord under such attornment) provided that Tenant may assert claims for repair and maintenance obligations which arose prior to such time, but only to the extent such. claims continue from and after the date Lender takes possession, (ii) liable for any security deposit or bound by any prepaid Rent not actually received by such Lender, or (iii) bound by any modification of this Lease not consented to by such Lender. Any Lender may elect to make this Lease prior to the lien of its Mortgage by written notice to Tenant, and if the Lender of any prior Mortgage shall require, this Lease shall be prior to any subordinate Mortgage; such elections shall be effective upon written notice to Tenant, or shall be effective as of such earlier or later date set forth in such notice. Tenant agrees to give any Lender by certified mail, return receipt requested, a copy of any notice of default served by Tenant upon Landlord, provided that prior to such notice Tenant has been notified in writing (by way of service on Tenant of a copy of an assignment of leases, or otherwise) of the address of such Lender. Tenant further agrees that if Landlord shall have failed to cure such default within the time permitted Landlord for cure under this Lease, any such Lender whose address has been provided to Tenant shall have an additional period of thirty (30) days in which to cure (or such additional time as may be required due to causes beyond such Lender’s control, including time to obtain possession of the Property by appointment of receiver, power of sale or judicial action). Should any current or prospective Lender require a modification or modifications to this Lease which will not cause any increased cost or otherwise materially and adversely change the rights and obligations of Tenant hereunder, Tenant agrees that this Lease shall be so modified. Except as expressly provided to the contrary herein, the provisions of this Article shall be self-operative; however Tenant shall execute and deliver, within ten (10) days after requested, such documentation as Landlord or any Lender may request from time to time, whether prior to or after a foreclosure or power of sale proceeding is initiated or completed, a deed in lieu is delivered, or a ground lease is terminated, in order to further confirm or effectuate the

Lattice Lease A4b.doc 23 matters set forth in this Article in recordable form. If Landlord so requests a subordination, non-disturbance and attornment agreement conforming to the conditions and requirements set forth above but Tenant fails to deliver the same within the allotted time as set forth above, Landlord may elect to send a second notice (an “SNDA Second Notice”), which SNDA Second Notice must contain the following text in bold font: Tenant has failed to deliver to Landlord within 10 days after written request, a subordination, non-disturbance, and attornment agreement, executed by Tenant, pursuant to the Lease. If Tenant fails to execute and deliver such subordination, non-disturbance and attornment agreement to Landlord within 5 days after the effective date of delivery of this notice, then pursuant to Article 18 of the Lease, such failure will constitute a Default under the Lease. In such event, if Tenant fails to deliver such signed document within such 5-day period, such failure will constitute a Default under this Lease without any further notice or cure period. In addition to the foregoing, upon Tenant’s written request made within six (6) months of the execution and delivery of this Lease (which request shall be made by Tenant delivering three (3) executed originals of Exhibit G to Landlord), Landlord will use commercially reasonable efforts to obtain from its existing Lender, its agreement not to disturb Tenant's occupancy in accordance with this Lease so long as Tenant fulfills all of its obligations under this Lease. Such non-disturbance agreement from the existing Lender will be in the form attached hereto as Exhibit G which is such Lender’s standard form. Tenant agrees to pay to Landlord all charges and fees charged by Lender to Landlord for negotiating or modifying such standard form if Tenant chooses to request modifications, including, without limitation, legal fees, processing costs, and any other administrative expenses billed to Landlord or Landlord's agent. Such expenses will constitute additional rent and will be due upon Landlord's demand. Tenant hereby waives the provisions of any Law (now or hereafter adopted) which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease or Tenant’s obligations hereunder if foreclosure or power of sale proceedings are initiated, prosecuted or completed. If Lender succeeds to Landlord’s interest under this Lease and is advised by its counsel that all or any portion of the rent payable under this Lease is or may be deemed to be unrelated business income within the meaning of the Code or regulations issued thereunder, Lender may elect to unilaterally amend the calculation of rent so that none of the rent payment to the Lender under this Lease will constitute unrelated business income but the amendment will not increase the Tenant’s payment obligations or other liability under this Lease or reduce Landlord’s obligations under this Lease. Should the Lender request, Tenant shall be obligated to execute any document Lender deems reasonably necessary to effect the amendment thereof. ARTICLE 19. ESTOPPEL CERTIFICATES Each party shall from time to time, within fifteen (15) days after written request from the requesting party for itself or for a current or prospective lender, prospective purchaser or prospective merger partner, execute, acknowledge and deliver a statement certifying: (i) that this Lease is unmodified and in full force and effect or, if modified, stating the nature of such modification and certifying that this Lease as so modified, is in full force and effect (or specifying the ground for claiming that this Lease is not in force and effect), (ii) the dates to which the Rent has been paid, and the amount of any Security Deposit, (iii) that Tenant is in possession of the Premises, and paying Rent on a current basis with no offsets, defenses or claims, or specifying the same if any are claimed, (iv) that there are not, to such party’s knowledge, any uncured defaults on the part of Landlord or Tenant which are pertinent to the request, or specifying the same if any are claimed, and (v) certifying such other matters, and, with respect to Tenant, including such current financial statements, as Landlord may reasonably request, or as may be requested by Landlord’s current or prospective Lenders, insurance carriers, auditors, and prospective purchasers (and including a comparable certification statement from any subtenant respecting its sublease). Any such statement may be relied upon by any such parties. ARTICLE 20. RIGHTS RESERVED BY LANDLORD Except to the extent expressly limited herein, Landlord reserves full rights to control the Property (which rights may be exercised without subjecting Landlord to

Lattice Lease A4b.doc 24 claims for constructive eviction, abatement of Rent, damages or other claims of any kind), including more particularly, but without limitation, the following rights: A. General Matters. To: (i) change the name or street address of the Property or designation of the Premises, (ii) install and maintain signs on the exterior and interior of the Building, and grant any other Person the right to do so, (iii) retain at all times, and use in appropriate instances, keys to all doors within and into the Premises, (iv) grant to any Person the right to conduct any business or render any service at the Property, whether or not the same are similar to the use permitted Tenant by this Lease, (v) grant any Person the right to use separate security personnel and systems respecting access to their premises, (vi) have access for Landlord and other tenants of the Building to any mail chutes located on the Premises according to the rules of the United States Postal Service (and to install or remove such chutes), and (vii) in case of fire, invasion, insurrection, riot, civil disorder, public excitement, terrorist activity or other dangerous condition, or threat thereof: (a) limit or prevent access to the Property, (b) shut down elevator service, (c) activate elevator emergency controls, and (d) otherwise take such action or preventative measures deemed necessary by Landlord for the safety of tenants of the Building or the protection of the Property and other property located thereon or therein (but this provision shall impose no duty on Landlord to take such actions, and no liability for actions taken in good faith). B. Access to Premises. To enter the Premises in order to: (i) inspect, (ii) supply cleaning service or other services to be provided Tenant hereunder, (iii) show the Premises to current and prospective Lenders, insurers, purchasers, tenants, brokers and governmental authorities, (iv) decorate, remodel or alter the Premises if Tenant shall abandon the Premises at any time, or shall vacate the same during the last 120 days of the Term (without thereby terminating this Lease), and (v) perform any work or take any other actions under Paragraph C, below, or exercise other rights of Landlord under this Lease or applicable Laws. However, Landlord shall: (a) provide reasonable advance written or oral notice to Tenant’s on-site manager or other appropriate person for matters which will involve a significant disruption to Tenant’s business (except in emergencies), (b) take reasonable steps to minimize any material disruption to Tenant’s business, and following completion of any work, return Tenant’s leasehold improvements, fixtures, property and equipment to the original locations and condition to the fullest extent reasonably possible, (c) take reasonable steps to avoid materially changing the configuration or reducing the square footage of the Premises, unless required by Laws or other causes beyond Landlord’s reasonable control (and in the event of any permanent material reduction, the Rent and other rights and obligations of the parties based on the square footage of the Premises shall be proportionately reduced), and (d) take reasonable steps to comply with Tenant’s reasonable security measures. Tenant shall not place partitions, furniture or other obstructions in the Premises which may prevent or impair Landlord’s access to the Systems and Equipment for the Property or the systems and equipment for the Premises. If Tenant requests that any such access occur before or after Landlord’s regular business hours and Landlord approves, Tenant shall pay all overtime and other additional costs in connection therewith. C. Changes to the Property. To: (i) paint and decorate, (ii) perform repairs or maintenance, and (iii) make replacements, restorations, renovations, alterations, additions and improvements, structural or otherwise (including freon retrofit work), in and to the Property or any part thereof, including any adjacent building, structure, facility, land, street or alley, or change the uses thereof (including changes, reductions or additions of corridors, entrances, doors, lobbies, parking facilities and other areas, structural support columns and shear walls, elevators, stairs, escalators, mezzanines, solar tint windows or film, kiosks, planters, sculptures, displays, and other amenities and features therein, and changes relating to the connection with or entrance into or use of the Building or any other adjoining or adjacent building or buildings, now existing or hereafter constructed). In connection with such matters, Landlord may among other things erect scaffolding, barricades and other structures, open ceilings, close entry ways, restrooms, elevators, stairways, corridors, parking and other areas and facilities, and take such other actions as Landlord deems appropriate. However, Landlord shall: (a) take reasonable steps to minimize any denial of access to the Premises except when necessary on a temporary basis, and (b) in connection with entering the Premises shall comply with Paragraph B above.

Lattice Lease A4b.doc 25 ARTICLE 21. LANDLORD’S RIGHT TO CURE If Landlord shall fail to perform any obligation under this Lease required to be performed by Landlord, Landlord shall not be deemed to be in default hereunder nor subject to any claims for damages of any kind, unless such failure shall have continued for a period of thirty (30) days after notice thereof by Tenant (provided, if the nature of Landlord’s failure is such that more time is reasonably required in order to cure, Landlord shall not be in default if Landlord commences to cure within such period and thereafter diligently seeks to cure such failure to completion). If Landlord shall default and fail to cure as provided herein, Tenant shall have such rights and remedies as may be available to Tenant under applicable Laws, subject to the other provisions of this Lease; provided, Tenant shall have no right of self-help to perform repairs or any other obligation of Landlord, and shall have no right to withhold, set-off, or abate Rent, or terminate this Lease, and Tenant hereby expressly waives the benefit of any Law to the contrary. ARTICLE 22. INDEMNIFICATION A. Indemnification by Tenant. Tenant will indemnify, defend and hold harmless Landlord and Landlord's agents and their respective officers, directors, beneficiaries, shareholders, partners, employees, agents and contractors (the "Parties Indemnified by Tenant") from and against any and all loss, damage, claim, demand, liability or expense (including reasonable attorneys' fees) resulting from claims by third parties and based on any acts or omissions of Tenant or its subtenants and their respective employees, agents and contractors in connection with the Building. Tenant will have the right and obligation to assume the defense of any claim covered by this indemnity on behalf of both itself and the Parties Indemnified by Tenant, and the Parties Indemnified by Tenant may not settle such claim without the consent of Tenant, provided (i) Tenant acknowledges to the Parties Indemnified by Tenant in writing that it is responsible for such claim under the terms of this paragraph and (ii) the lawyers selected by Tenant to handle such defense are reasonably satisfactory to the Parties Indemnified by Tenant and such representation does not result in a conflict of interest for such lawyers. The Parties Indemnified by Tenant may participate in the defense of such claim at their own expense unless Tenant is not representing the Parties Indemnified by Tenant in which case the reasonable expense of the Parties Indemnified by Tenant in defending against such claim will be paid by Tenant. The provisions of this paragraph will survive the expiration or sooner termination of this Lease. B. Indemnification by Landlord. Except for claims, damage or injury relating to (i) unauthorized entry by parties other than Landlord or Landlord’s employees and agents, or (ii) failure or lack or breach of security measures (unless such claims, damage or injury are finally determined by a court of competent jurisdiction to have arisen due to the gross negligence or willful misconduct of Landlord in which case such claims, damage or injury will not be so excluded), Landlord will indemnify, defend and hold harmless Tenant and Tenant's agents and their respective officers, directors, beneficiaries, shareholders, partners, employees, agents and contractors (the "Parties Indemnified by Landlord") from and against any and all loss, damage, claim, demand, liability or expense (including reasonable attorneys' fees) resulting from claims by third parties and based on any acts or omissions of Landlord, its employees, agents and contractors in connection with the Building. Landlord will have the right and obligation to assume the defense of any claim covered by this indemnity on behalf of both itself and the Parties Indemnified by Landlord, and the Parties Indemnified by Landlord may not settle such claim without the consent of Landlord, provided (i) Landlord acknowledges to the Parties Indemnified by Landlord in writing that it is responsible for such claim under the terms of this paragraph and (ii) the lawyers selected by Landlord to handle such defense are reasonably satisfactory to the Parties Indemnified by Landlord and such representation does not result in a conflict of interest for such lawyers. The Parties Indemnified by Landlord may participate in the defense of such claim at their own expense unless Landlord is not representing the Parties Indemnified by Landlord in which case the reasonable expense of the Parties Indemnified by Landlord in defending against such claim will be paid by Landlord. The provisions of this paragraph will survive the expiration or sooner termination of this Lease. C. Indemnity Exclusion. Notwithstanding the foregoing to the contrary, the foregoing indemnity shall not apply to claims finally determined by a court of competent

Lattice Lease A4b.doc 26 jurisdiction to have been caused by the gross negligence or willful misconduct of the party seeking to be indemnified. ARTICLE 23. RETURN OF POSSESSION At the expiration or earlier termination of this Lease or Tenant’s right of possession, Tenant shall vacate and surrender possession of the entire Premises in the condition required under Article 8 and the Rules, ordinary wear and tear and casualty damage excepted, shall surrender all keys and key cards, and any parking transmitters, stickers or cards, to Landlord, and shall remove all personal property and office trade fixtures that may be readily removed without damage to the Premises or Property. All improvements, fixtures and other items, including ceiling light fixtures, HVAC equipment, plumbing fixtures, hot water heaters, fire suppression and sprinkler systems, interior stairs, wall coverings, carpeting and other flooring, blinds, drapes and window treatments, in or serving the Premises, whether installed by Tenant or Landlord, shall be Landlord’s property and shall remain upon the Premises, all without compensation, allowance or credit to Tenant, unless Landlord elects otherwise as provided herein. If prior to such termination or within three (3) months thereafter Landlord so directs by notice, Tenant shall promptly remove such of the foregoing items, as are designated in such notice and restore the Premises to the condition prior to the installation of such items in a good and workmanlike manner. If Tenant shall fail to perform any repairs or restoration, or fail to remove any items from the Premises required hereunder, Landlord may do so and Tenant shall pay Landlord’s charges therefor upon demand. All property removed from the Premises by Landlord pursuant to any provisions of this Lease or any Law may be handled or stored by Landlord at Tenant’s expense, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. All property not removed from the Premises or retaken from storage by Tenant within thirty (30) days after expiration or earlier termination of this Lease or Tenant’s right to possession, shall at Landlord’s option be conclusively deemed to have been conveyed by Tenant to Landlord as if by bill of sale without payment by Landlord. Unless prohibited by applicable Law, Landlord shall have a lien against such property for the costs incurred in removing and storing the same. Tenant hereby waives any statutory notices to vacate or quit the Premises upon expiration of this Lease. Notwithstanding anything to the contrary contained in this Article 23, Tenant shall not be required to remove any Improvements from the Premises upon the expiration or earlier termination of this Lease. In addition, at the time that Tenant requests Landlord's consent to Work, Tenant may also request that Landlord notify Tenant whether Landlord will, upon expiration or termination of the Lease Term, require Tenant to remove the subject Work. If Tenant so requests and if Landlord consents to the Work, then Landlord will also notify Tenant whether Landlord will require removal of any such Work at the expiration or termination of the Lease Term. At the expiration or termination of the Lease Term, Tenant will not be required to remove any such Work if and to the extent that Landlord previously notified Tenant that removal of such Work would not be required. ARTICLE 24. HOLDING OVER Unless Landlord expressly agrees otherwise in writing, Tenant shall pay Landlord 150% of the amount of Rent then applicable prorated on a per diem basis for each day Tenant shall fail to vacate or surrender possession of the Premises or any part thereof after expiration or earlier termination of this Lease as required under Article 23, together with all damages (direct and consequential) sustained by Landlord on account thereof. Upon Tenant’s written request, Landlord will inform Tenant, to the best of its knowledge, of the likelihood of any new tenant for the Premises. Tenant shall pay such amounts on demand, and, in the absence of demand, monthly in advance. The foregoing provisions, and Landlord’s acceptance of any such amounts, shall not serve as permission for Tenant to hold-over, nor serve to extend the Term (although Tenant shall remain a tenant-at-sufferance bound to comply with all provisions of this Lease until Tenant properly vacates the Premises, and shall be subject to the provisions of Article 23). Landlord shall have the right at any time after expiration or earlier termination of this Lease or Tenant’s right to possession to reenter and possess the Premises and remove all property and Persons therefrom, and Landlord shall have such other remedies for holdover as may be available to Landlord under other provisions of this Lease or applicable Laws.

Lattice Lease A4b.doc 27 ARTICLE 25. NOTICES Except as expressly provided to the contrary in this Lease, every notice or other communication to be given by either party to the other with respect hereto or to the Premises or Property, shall be in writing and shall not be effective for any purpose unless the same shall be served personally or by national air courier service, or United States certified mail, return receipt requested, postage prepaid, to the parties at the addresses set forth in Article 1, or such other address or addresses as Tenant or Landlord may from time to time designate by notice given as above provided. Every notice or other communication hereunder shall be deemed to have been given as of the third business day following the date of such mailing (or as of any earlier date evidenced by a receipt from such national air courier service or the United States Postal Service) or immediately if personally delivered or received by facsimile (as evidenced by a receipt transmission report). Notices not sent in accordance with the foregoing shall be of no force or effect until received by the foregoing parties at such addresses required herein. ARTICLE 26. REAL ESTATE BROKERS Tenant represents that Tenant has dealt only with the broker, if any, designated in Article 1 (whose commission, if any, shall be paid by Landlord pursuant to separate agreement) as broker, agent or finder in connection with this Lease, and agrees to indemnify and hold Landlord harmless from all damages, judgments, liabilities and expenses (including reasonable attorneys’ fees) arising from any claims or demands of any other broker, agent or finder with whom Tenant has dealt for any commission or fee alleged to be due in connection with its participation in the procurement of Tenant or the negotiation with Tenant of this Lease. ARTICLE 27. NO WAIVER No provision of this Lease will be deemed waived by either party unless expressly waived in writing and signed by the waiving party. No waiver shall be implied by delay or any other act or omission of either party. No waiver by either party of any provision of this Lease shall be deemed a waiver of such provision with respect to any subsequent matter relating to such provision, and Landlord’s consent or approval respecting any action by Tenant shall not constitute a waiver of the requirement for obtaining Landlord’s consent or approval respecting any subsequent action. Acceptance of Rent by Landlord directly or through any agent or lock-box arrangement shall not constitute a waiver of any breach by Tenant of any term or provision of this Lease (and Landlord reserves the right to return or refund any untimely payments if necessary to preserve Landlord’s remedies). No acceptance of a lesser amount of Rent shall be deemed a waiver of Landlord’s right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the full amount due. The acceptance of Rent or of the performance of any other term or provision from, or providing directory listings or services for, any Person other than Tenant shall not constitute a waiver of Landlord’s right to approve any Transfer. No delivery to, or acceptance by, Landlord or its agents or employees of keys, nor any other act or omission of Tenant or Landlord or their agents or employees, shall be deemed a surrender, or acceptance of a surrender, of the Premises or a termination of this Lease, unless stated expressly in writing by Landlord. ARTICLE 28. SAFETY AND SECURITY DEVICES, SERVICES AND PROGRAMS A. Building Security. The parties acknowledge that safety and security devices, services and programs provided by Landlord, if any, while intended to deter crime and ensure safety, may not in given instances prevent theft or other criminal acts, or ensure safety of persons or property. The risk that any safety or security device, service or program may not be effective, or may malfunction, or be circumvented by a criminal, is assumed by Tenant with respect to Tenant’s property and interests, and Tenant shall obtain insurance coverage to the extent Tenant desires protection against such criminal acts and other losses, as further described in Article 10. Landlord will not be required to maintain insurance against thefts within the Premises or the Property. Tenant agrees to cooperate in any reasonable safety or security program developed by Landlord or required by Law.

Lattice Lease A4b.doc 28 B. Tenant’s Security System. Landlord acknowledges and agrees that Tenant, at Tenant’s expense, may install its proprietary security system in the Premises (the “Security System”). Tenant shall remove the Security System upon the expiration or earlier termination of this Lease or Tenant’s right to possession and restore the Premises to the condition prior to the installation of the Security System in a good and workmanlike manner, normal wear and tear excepted. If Tenant shall fail to perform any repairs or restoration, or fail to remove the Security System as required above, Landlord may do so and Tenant shall pay Landlord’s charges therefor upon demand and Landlord shall not be responsible for the value, preservation or safekeeping thereof. Any portion of the Security System not removed from the Premises Tenant after expiration or earlier termination of this Lease or Tenant’s right to possession, shall at Landlord’s option be conclusively deemed to have been conveyed by Tenant to Landlord as if by bill of sale without payment by Landlord. Unless prohibited by applicable Law, Landlord shall have a lien against such property for the costs incurred in removing same. ARTICLE 29. TELECOMMUNICATION LINES A. Telecommunication Lines. Subject to Landlord’s continuing right of supervision and approval, and the other provisions hereof, Tenant may: (i) install telecommunication lines (“Lines”) connecting the Premises to Landlord’s terminal block on the floor or floors on which the Premises are located, or (ii) use such Lines as may currently exist and already connect the Premises to such terminal block. Landlord’s predecessor or independent contractor has heretofore connected such terminal block through riser system Lines to Landlord’s main distribution frame (“MDF”) for the Property. Landlord disclaims any representations, warranties or understandings concerning the capacity, design or suitability of Landlord’s riser Lines, MDF or related equipment. If there is, or will be, more than one tenant on any floor, at any time, Landlord may allocate, and periodically reallocate, connections to the terminal block based on the proportion of square feet each tenant occupies on such floor, or the type of business operations or requirements of such tenants, in Landlord’s reasonable discretion. Landlord may arrange for an independent contractor to review Tenant’s requests for approval hereunder, monitor or supervise Tenant’s installation, connection and disconnection of Lines, and provide other such services, or Landlord may provide the same. In each case, Tenant shall pay Landlord’s reasonable fees and costs therefor as provided in Article 9. B. Installation. Tenant may install and use Tenant’s Lines and make connections and disconnections at the terminal blocks as described above, provided Tenant shall: (i) obtain Landlord’s prior written approval of all aspects thereof, (ii) use an experienced and qualified contractor designated or approved in writing in advance by Landlord (whom Landlord may require to enter an access and indemnity agreement on Landlord’s then standard form of agreement therefor), (iii) comply with such inside wire standards as Landlord may adopt from time to time, and all other provisions of this Lease, including Article 9 respecting Work, and the Rules respecting access to the wire closets, (iv) not install Lines in the same sleeve, chaseway or other enclosure in close proximity with electrical wire, and not install PVC-coated Lines under any circumstances, (v) thoroughly test any riser Lines to which Tenant intends to connect any Lines to ensure that such riser Lines are available and are not then connected to or used for telephone, data transmission or any other purpose by any other party (whether or not Landlord has previously approved such connections), and not connect to any such unavailable or connected riser Lines, and (vi) not connect any equipment to the Lines which may create an electromagnetic field exceeding the normal insulation ratings of ordinary twisted pair riser cable or cause radiation higher than normal background radiation, unless the Lines therefor (including riser Lines) are appropriately insulated to prevent such excessive electromagnetic fields or radiation (and such insulation shall not be provided by the use of additional unused twisted pair Lines). As a condition to permitting installation of new Lines, Landlord may require that Tenant remove any existing Lines located in or serving the Premises. C. Removal. Tenant shall not be required to remove any Lines from the Premises upon the expiration or earlier termination of this Lease. However, if Tenant elects to remove Lines, such removal shall include all Lines from the point of demarcation in the telephone closet to the termination points in the Premises. All

Lattice Lease A4b.doc 29 faceplates shall remain, and shall become the property of Landlord. If Tenant elects to remove Lines, all costs for compliance with this clause shall be borne by the Tenant, including Landlord’s reasonable costs for review and verification. All Lines and fixtures that remain shall become the property of Landlord in accordance with Article 23. D. Limitation of Liability. Unless due solely to Landlord’s intentional misconduct or grossly negligent acts, Landlord shall have no liability for damages arising, and Landlord does not warrant that the Tenant’s use of the Lines will be free, from the following (collectively called “Line Problems”): (i) any eavesdropping, wire-tapping or theft of long distance access codes by unauthorized parties, (ii) any failure of the Lines to satisfy Tenant’s requirements, or (iii) any capacitance, attenuation, cross-talk or other problems with the Lines, any misdesignation of the Lines in the MDF room or wire closets, or any shortages, failures, variations, interruptions, disconnections, loss or damage caused by or in connection with the installation, maintenance, replacement, use or removal of any other Lines or equipment at the Property by or for other tenants at the Building, by any failure of the environmental conditions at or the power supply for the Property to conform to any requirements of the Lines or any other problems associated with any Lines or by any other cause. Under no circumstances shall any Line Problems be deemed an actual or constructive eviction of Tenant, render Landlord liable to Tenant for abatement of any Rent or other charges under this Lease, or relieve Tenant from performance of Tenant’s obligations under this Lease as amended herein. Landlord in no event shall be liable for damages by reason of loss of profits, business interruption or other consequential damage arising from any Line Problems. E. Interference. In the event that any Lines or other electronic equipment of any type installed by or at the request of Tenant within the Premises, on the roof, or elsewhere within or on the Property causes interference to equipment used by another party, Tenant shall cease using such Lines or other electronic equipment until the source of the interference is identified and eliminated and Tenant shall assume all liability related to such interference. Tenant shall cooperate with Landlord and other parties, to eliminate such interference promptly. In the event that Tenant is unable to do so, Tenant will substitute alternative equipment which remedies the situation. If such interference persists, Tenant shall, at Landlord’s sole discretion, remove such Lines or other electronic equipment. ARTICLE 30. HAZARDOUS MATERIALS A. Hazardous Materials Generally Prohibited. Tenant shall not transport, use, store, maintain, generate, manufacture, handle, dispose, release, discharge, spill or leak any “Hazardous Material” (as defined below), or permit Tenant’s employees, agents, contractors, or other occupants of the Premises to engage in such activities on or about the Property. However, the foregoing provisions shall not prohibit the transportation to and from, and use, storage, maintenance and handling within, the Premises of substances customarily and lawfully used in the business which Tenant is permitted to conduct in the Premises under this Lease, but only as an incidental and minor part of such business, and provided: (i) such substances shall be properly labeled, contained, used and stored only in small quantities reasonably necessary for such permitted use of the Premises and the ordinary course of Tenant’s business therein, strictly in accordance with applicable Laws, highest prevailing standards, and the manufacturers’ instructions therefor, and as Landlord shall reasonably require, (ii) Tenant shall provide Landlord with ten (10) days advance notice and current Material Safety Data Sheets (“MSDSs”) therefor, and Landlord reserves the right to prohibit or limit such substances in each such instance, (iii) such substances shall not be disposed of, released, discharged or permitted to spill or leak in or about the Premises or the Property (and under no circumstances shall any Hazardous Material be disposed of within the drains or plumbing facilities in or serving the Premises or Property or in any other public or private drain or sewer, regardless of quantity or concentration), (iv) if any applicable Law or Landlord’s trash removal contractor requires that any such substances be disposed of separately from ordinary trash, Tenant shall make arrangements at Tenant’s expense for such disposal in approved containers directly with a qualified and licensed disposal company at a lawful disposal site, (v) any remaining such substances shall be completely, properly and lawfully removed from the Property upon expiration or earlier termination of this Lease, and (vi) for purposes of

Lattice Lease A4b.doc 30 removal and disposal of any such substances, Tenant shall be named as the owner, operator and generator, shall obtain a waste generator identification number, and shall execute all permit applications, manifests, waste characterization documents and any other required forms. B. Notifications and Records. Tenant shall immediately notify Landlord of: (i) any inspection, enforcement, cleanup or other regulatory action taken or threatened by any regulatory authority with respect to any Hazardous Material on or from the Premises or the migration thereof from or to other property, (ii) any demands or claims made or threatened by any party relating to any loss or injury claimed to have resulted from any Hazardous Material on or from the Premises, (iii) any release, discharge, spill, leak, disposal or transportation of any Hazardous Material on or from the Premises in violation of this Article, and any damage, loss or injury to persons, property or business resulting or claimed to have resulted therefrom, and (iv) any matters where Tenant is required by Law to give a notice to any regulatory authority respecting any Hazardous Materials on or from the Premises. Landlord shall have the right (but not the obligation) to notify regulatory authorities concerning actual and claimed violations of this Article. Tenant shall immediately upon written request from time to time provide Landlord with copies of all MSDSs, permits, approvals, memos, reports, correspondence, complaints, demands, claims, subpoenas, requests, remediation and cleanup plans, and all papers of any kind filed with or by any regulatory authority and any other books, records or items pertaining to Hazardous Materials that are subject to the provisions of this Article (collectively referred to herein as “Tenant’s Hazardous Materials Records”). C. Clean Up Responsibility. If any Hazardous Material is released, discharged or disposed of, or permitted to spill or leak by Tenant or other occupants of the Premises, or their agents, employees, Transferees, or contractors, in violation of the foregoing provisions, Tenant shall immediately and properly clean up and remove the Hazardous Materials from the Premises, Property and any other affected property and clean or replace any affected personal property (whether or not owned by Landlord) in compliance with applicable Laws and then prevailing industry practices and standards, at Tenant’s expense (without limiting Landlord’s other remedies therefor). Such clean up and removal work (“Tenant Remedial Work”) shall be considered Work under Article 9 and subject to the provisions thereof, including Landlord’s prior written approval (except in emergencies), and any testing, investigation, feasibility and impact studies, and the preparation and implementation of any remedial action plan required by any court or regulatory authority having jurisdiction or reasonably required by Landlord. In connection therewith, Tenant shall provide documentation evidencing that all Tenant Remedial Work or other action required hereunder has been properly and lawfully completed (including a certificate addressed to Landlord from an environmental consultant reasonably acceptable to Landlord, in such detail and form as Landlord may reasonably require). If any Hazardous Material is released, discharged, disposed of, or permitted to spill or leak on or about the Property and is not caused by Tenant or other occupants of the Premises, or their agents, employees, Transferees, or contractors, such release, discharge, disposal, spill or leak shall be deemed casualty damage under Article 11 to the extent that the Premises and Tenant’s use thereof is affected thereby; in such case, Landlord and Tenant shall have the obligations and rights respecting such casualty damage provided under this Lease. Landlord will indemnify, defend and hold harmless the Parties Indemnified by Landlord, in the manner provided in Section 22.B above, against any release of Hazardous Materials at the Premises or in or about the Building if caused by Landlord or Landlord’s agents or contractors. D. Hazardous Material Defined. The term “Hazardous Material” for purposes hereof shall include, but not be limited to: (i) any flammable, explosive, toxic, radioactive, biological, corrosive or otherwise hazardous chemical, substance, liquid, gas, device, form of energy, material or waste or component thereof, (ii) petroleum- based products, diesel fuel, paints, solvents, lead, radioactive materials, cyanide, biohazards, medical and infectious waste and “sharps”, printing inks, acids, DDT, pesticides, ammonia compounds, and any other items which now or subsequently are found to have an adverse effect on the environment or the health and safety of persons or animals or the presence of which require investigation or remediation under any Law or governmental policy, and (iii) any item defined as a “hazardous substance”, “hazardous material”, “hazardous waste”, “regulated substance” or “toxic substance” under any federal, state or local Laws, and all regulations, guidelines, directives and

Lattice Lease A4b.doc 31 other requirements thereunder, all as may be amended or supplemented from time to time. E. Fees, Taxes, Fines and Remedies. Tenant shall pay, prior to delinquency, any and all fees, taxes (including excise taxes), penalties and fines arising from or based on Tenant’s activities involving Hazardous Material on or about the Premises or Property, and shall not allow such obligations to become a lien or charge against the Property or Landlord. If Tenant violates any provision of this Article with respect to any Hazardous Materials, Landlord may: (i) require that Tenant immediately remove all Hazardous Materials from the Premises and discontinue using, storing and handling Hazardous Materials in the Premises, and/or (ii) pursue such other remedies as may be available to Landlord under this Lease or applicable Law. ARTICLE 31. DISABILITIES ACTS The parties acknowledge that the Americans With Disabilities Act of 1990 (42 U.S.C. §12101 et seq.) and regulations and guidelines promulgated thereunder (“ADA”), and any similarly motivated state and local Laws (“Local Barriers Acts”), as the same may be amended and supplemented from time to time (collectively referred to herein as the “Disabilities Acts”) establish requirements for business operations, accessibility and barrier removal, and that such requirements may or may not apply to the Premises and Property depending on, among other things: (i) whether Tenant’s business is deemed a “public accommodation” or “commercial facility”, (ii) whether such requirements are “readily achievable”, and (iii) whether a given alteration affects a “primary function area” or triggers “path of travel” requirements. The parties hereby agree that: (a) Landlord shall perform any required ADA Title III and related Local Barriers Acts compliance in the common areas, except as provided below, (b) Tenant shall perform any required ADA Title III and related Local Barriers Acts compliance in the Premises, and (c) Landlord may perform, or require that Tenant perform, and Tenant shall be responsible for the cost of, ADA Title III and related Local Barriers Acts “path of travel” and other requirements triggered by any public accommodation or other use of, or alterations in, the Premises. Tenant shall be responsible for ADA Title I and related Local Barriers Acts requirements relating to Tenant’s employees, and Landlord shall be responsible for ADA Title I and related Local Barriers Acts requirements relating to Landlord’s employees. ARTICLE 32. OPTION TO RENEW (A) Subject to the provisions set forth below, the Lease Term may be renewed, at the option of Tenant, for one (1) additional period of 60 months (the “Renewal Term”). The Renewal Term will be upon the same terms, covenants and conditions contained in this Lease, excluding Article 37 and excluding the Work Letter, and except for the amount of Base Rent payable during the Renewal Term. Any reference in this Lease to the “Term” will be deemed to include the Renewal Term and apply thereto, unless it is expressly provided otherwise. Tenant will be deemed to have accepted the Premises in “as-is” condition as of the commencement of the Renewal Term, it being understood that Landlord will have no obligation to renovate or remodel the Premises or any portion of the Building as a result of Tenant’s renewal of this Lease. Tenant will have no renewal option beyond the aforesaid 60-month period. (B) The initial Base Rent during each Renewal Term for the Premises will be at a rate equal to the Fair Market Rent (as defined below) for a term equal or comparable to the Renewal Term and taking into account any Fair Market Allowance (as defined below) given. Tenant’s obligation to pay Tenant’s Share of Taxes and Expenses pursuant to this Lease will continue during the Renewal Term. If Tenant exercises the renewal option, Landlord will grant Tenant a Fair Market Allowance for construction of tenant improvements to the Premises for the Renewal Term. (C) The option to renew will be exercised by Tenant by delivering its initial binding notice to Landlord in which Tenant expresses its intention to exercise such option to renew no later than the date which is 365 days prior to the Expiration Date of the initial Term, and not earlier than 425 days prior to such Expiration Date. Thereafter, Landlord will notify Tenant (“Landlord’s Notice”) of Landlord’s calculation of (i) the Fair Market Rent for the Premises that would be payable per annum for a term commencing on the first day of the Renewal Term, and (ii) the Fair Market Allowance applicable for the Renewal Term. If Tenant fails to give its initial binding notice of intent to exercise its

Lattice Lease A4b.doc 32 option to renew when due as provided in this Article 32, time being of the essence, Tenant will irrevocably be deemed to have waived such option to renew. (D) Within 10 days after Landlord delivers Landlord’s Notice, Tenant will deliver to Landlord a final binding notice in which Tenant (i) elects to renew this Lease and accepts the terms stated in Landlord’s Notice, or (ii) elects to renew this Lease but disputes Landlord’s determination of Fair Market Rent or Fair Market Allowance or both, in which event the parties will proceed with the dispute resolution mechanism set forth in Exhibit E attached hereto. If Tenant fails to notify Landlord within the 10-day period described above (after having given its initial binding notice within the required time), time being of the essence, then Tenant will conclusively be deemed to have elected to renew this Lease on the terms set forth in Landlord’s Notice and in this Article 32. After Tenant delivers its binding notice exercising its option to renew or after the conclusion of any dispute resolution process, Landlord will deliver to Tenant an amendment to this Lease reflecting the terms of the renewal, and Tenant will execute such amendment and deliver it to Landlord within 30 days after receipt. If Tenant fails to execute and deliver to Landlord the requisite amendment to this Lease within 30 days after Landlord’s delivery of such amendment to Tenant, such failure (i) will, if Landlord so elects in Landlord’s sole and absolute discretion, render Tenant’s exercise of such option to renew null and void; and (ii) will, if Landlord’s so elects in Landlord’s sole and absolute discretion, constitute a Default. (E) Tenant’s right to exercise its option to renew this Lease pursuant to this Article 32 is subject to the condition that on the date that Tenant delivers notice of its election to exercise the option to renew, and at the commencement of the Renewal Term, no Default exists, and no condition exists which, with the giving of notice or the passage of time, or both, would constitute a Default. (F) For purposes of this Lease, “Fair Market Rent” means a rate comprised of (i) the prevailing basic rental rate per square foot of rentable space available for renewals in the Pertinent Market (defined below), and (ii) any financial escalation of such prevailing base rental rate (based upon a fixed step or index) prevailing in the Pertinent Market, taking into account comparable leases (on the basis of factors such as, but not limited to, size and location of space and commencement date and term of lease), if any recently executed for improved space in the Building or, if no leases in the Building have been executed recently then buildings in Portland, Oregon that are comparable to the Building in reputation, quality, age, size, location and level and quality of services provided (the foregoing factors not being exclusive in identifying comparable buildings) (the Building and such comparable buildings, as the case may be, being herein referred to as the “Pertinent Market”). For purposes of this Lease, “Fair Market Allowance” means the prevailing leasehold improvement allowance for renewals available in the Pertinent Market, taking into account comparable lease renewals (on the basis of factors such as, but not limited to, size and location of space and commencement date and term of lease), and the rental rate. In determining the Fair Market Rent and Fair Market Allowance, there will also be taken into consideration (a) the definition of rentable area or net rentable area with respect to which such rental rates are computed; (b) whether the lease comparable is a net or gross lease; (c) the value of rental abatements, allowances for construction of tenant improvements and other financial or economic concessions generally available in the Pertinent Market at such time to tenants renewing comparable space, as well as those being made available to Tenant; and (d) other comparable pertinent factors. Taking into account Tenant’s creditworthiness, Landlord may require a security deposit or an increase in any existing security deposit before disbursing any such allowance. Notwithstanding anything to the contrary contained in this Paragraph, if a lease that is to be used as a comparable in calculating Fair Market Rent was prepared based on an option calling for the basic rental to be at less than 100% of “market,” then such rental rate will be grossed back up to 100% in calculating Fair Market Rent hereunder. ARTICLE 33. DEFINITIONS (A) “Building” shall mean the structure (or the portion thereof owned by Landlord) identified in Article 1. (B) “Default Rate” shall mean eighteen percent (18%) per annum, or the highest rate permitted by applicable Law, whichever shall be less.

Lattice Lease A4b.doc 33 (C) “Expenses” shall mean all expenses, costs and amounts (other than Taxes) of every kind and nature relating to the ownership, management, repair, maintenance, replacement, insurance and operation of the Property, including, without limitation, any amounts paid for: (i) utilities for the Property, including electricity, power, gas, steam, oil or other fuel, water, sewer, lighting, heating, air conditioning and ventilating, (ii) permits, licenses, inspections, warrants and certificates necessary to operate, manage and lease the Property, (iii) costs of complying with Laws, including any freon retrofitting and compliance with the “Disabilities Acts” (as described in Article 31), (iv) insurance applicable to the Property, not limited to that required under this Lease, and which may include earthquake, boiler, rent loss, workers’ compensation and employers’ liability, builders’ risk, automobile, terrorist and other coverages, including a reasonable allocation of costs under any blanket policies, (v) supplies, materials, tools, equipment, uniforms, and vehicles used in the operation, repair, maintenance, security, and other services for the Property, including rental, installment purchase and financing agreements therefor and interest thereunder, (vi) accounting, legal, inspection, consulting, concierge, alarm monitoring, security, janitorial, trash removal, snow and ice removal, and other services, (vii) management company fees, (viii) wages, salaries and other compensation and benefits (including health, life and disability insurance, savings, retirement and pension programs, and the fair value of any parking privileges, including those provided through collective bargaining agreements) for any manager and other personnel or parties engaged in the operation, repair, maintenance, security or other services for the Property, and employer’s FICA contributions, unemployment taxes or insurance, any other taxes which may be levied on such wages, salaries, compensation and benefits, and data or payroll processing expenses relating thereto (if the manager or other personnel handle other properties, the foregoing expenses shall be allocated appropriately between the Property and such other properties), (ix) payments pursuant to any easement, cross or reciprocal easement, operating agreement, development and/or parking rights agreement, declaration, covenant, or other agreement or instrument pertaining to the payment or sharing of costs for common or parking areas or other matters (except to the extent included in Taxes hereunder), (x) parking surcharges or fees that may result from any environmental or other Law or guideline, and any sales, use, value-added or other taxes on supplies or services for the Property, (xi) the costs of operating and maintaining any on-site office at the Building or an adjoining property (such costs to be appropriately allocated between the Property and any such adjoining property served by such office), including the fair rental value thereof, telephone charges, postage, stationery and photocopying expenses, and telephone directory listings, (xii) the amount of insurance premiums saved by electing higher than customary deductibles, if Landlord does not also include in Expenses the losses incurred as a result of having such higher deductibles, and (xiii) operation, maintenance, repair, installation, replacement, inspection, testing, painting, decorating and cleaning of the Property, and any items located off-site but installed for the benefit of the Property, including: (a) Property identification and pylon signs, directional signs, traffic signals and markers, flagpoles and canopies, (b) sidewalks, curbs, stairways, parking structures, lots, loading and service areas and driveways, (c) storm and sanitary drainage systems, including disposal plants, lift stations and detention ponds and basins, (d) irrigation systems, (e) elevators, escalators, “Lines” under Article 29, and other Systems and Equipment, (f) interior and exterior flowers and landscaping, and (g) all other portions, facilities, features and amenities of the Property, including common area fixtures, equipment and other items therein or thereon, floors, floor coverings, corridors, ceilings, foundations, walls, wall-coverings, restrooms, lobbies, trash compactors, doors, locks and hardware, windows, gutters, downspouts, roof flashings and roofs. The foregoing provision is for definitional purposes only and shall not be construed to impose any obligation upon Landlord to incur such expenses. Landlord may retain independent contractors (or affiliated contractors at market rates) to provide any services or perform any work, in which case the costs thereof shall be deemed Expenses. Notwithstanding the foregoing, Expenses shall not include the following: (1) costs relating to non-office rentable areas of the Building to the extent that Landlord deducts such rentable areas in determining Tenant’s Share of Expenses under Article 4; and costs relating solely to any parking garage for the Property (such as utilities, attendants, cashiers, scavenger and janitorial services),

Lattice Lease A4b.doc 34 except to the extent that Landlord elects to credit parking revenues, if any, derived from such garage against Expenses; (2) depreciation, interest and amortization on any Mortgages and other debt costs or ground lease payments (except interest on the cost of capital expenditures to the extent permitted below, and ground lease payments for Taxes and Expenses); legal fees in connection with leasing, tenant disputes or enforcement of leases; real estate brokers’ leasing commissions; improvements or alterations to tenant spaces; the cost of providing any service directly to, and paid directly by, any tenant; costs of any items to the extent Landlord receives reimbursement from insurance proceeds or from a third party (excluding payments by tenants for Taxes and Expenses); (3) capital expenditures, except those: (i) made primarily to reduce Expenses, or to comply with Laws or insurance requirements imposed after the Property was constructed, or (ii) for replacements or upgrades of nonstructural items located in the common areas of the Property required to keep such areas in first class condition. To the extent that any such permitted capital expenditure exceeds $5,000, such excess shall be amortized for purposes of this Lease over the shorter of: (x) the period during which the reasonably estimated savings in Expenses equals the expenditure, (y) the shortest period over which Landlord may depreciate such item under the Federal Tax Code then in effect, or (z) the useful life of the item, but in no event more than ten (10) years; provided, Landlord may elect any longer period in Landlord’s discretion. In each such case, Landlord may include interest on the unamortized amount at the prevailing loan rate available to Landlord when the cost was incurred. Expenses shall include any remaining amortization of such permitted capital expenditures made prior to the date of this Lease; (4) the cost of correcting defects in such construction or in the elements of the Building (including, without limitation, the utility systems) or in the Building equipment (as opposed to the cost of normal repair, materials and equipment installed in the Building in light of their specifications); (5) reserves of any kind, including, but not limited to, replacement reserves, and reserves for bad debts or lost rent or any similar charge not involving the payment of money to third parties; (6) all expenses for which Landlord has received any reimbursement to the extent of such reimbursement including, without limitation, reimbursements from Tenant or other tenant (such as reimbursement for repairs) or pursuant to contractor's or other warranties or condemnation, other than matters paid as additional rent or rent adjustment or other tax or expense pass-through or escalation expressly provided for in a tenant lease; (7) expenses incurred in connection with services (including special service from Landlord's employees) or other benefits of a type which are not available or provided to Tenant but which are available to or provided to another tenant or occupant of the Building; (8) the cost of Landlord’s negligence as determined by a court of law having proper jurisdiction, by a final, nonappealable court order; (9) payments in respect of profit to parties related to Landlord for services to the extent that the cost of such services exceeds the cost that would have been paid had such services been provided by parties unaffiliated with the Landlord on a competitive basis; (10) advertising and promotional expenditures; (11) costs incurred by the Landlord to comply with or correct any violations of any governmental laws, rules and regulations existing as of the Commencement Date, including, without limitation, (i) costs to remove freon or other CFCs from the Building HVAC, (ii) costs in connection with the removal, abatement, containment or remediation of asbestos, asbestos containing material, or volatile organic compounds from the Building; (iii) costs to comply with the Americans With Disabilities Act (as in effect and as interpreted as of the date of this Lease), and (iv) costs of complying with existing environmental laws; (12) charitable or political contributions;

Lattice Lease A4b.doc 35 (13) local, state or federal income taxes based on Landlord’s net income; and franchise, estate or inheritance taxes; and (14) any on-site management or other fees to the extent such fees are in excess of the then current market rate for customary management fees for projects similar to the Building. (D) “Holidays” shall mean all federal holidays, and holidays observed by the State of Oregon, including New Year’s Day, President’s Day, Memorial Day, Independence Day, Labor Day, Veterans’ Day, Thanksgiving Day, Christmas Day, and to the extent of utilities or services provided by union members engaged at the Property, such other holidays observed by such unions. (E) “Landlord” shall mean only the landlord from time to time, except for purposes of any provisions defending, indemnifying and holding Landlord harmless hereunder, “Landlord” shall include past, present and future landlords and their respective partners, beneficiaries, trustees, officers, directors, employees, shareholders, principals, agents, affiliates, successors and assigns. (F) “Law” or “Laws” shall mean all federal, state, county and local governmental and municipal laws, statutes, ordinances, rules, regulations, codes, decrees, orders and other such requirements, applicable equitable remedies and decisions by courts in cases where such decisions are considered binding precedents in the State of Oregon, and decisions of federal courts applying the Laws of such State, at the time in question. This Lease shall be interpreted and governed by the laws of the State of Oregon. (G) “Lender” shall mean the holder of any Mortgage at the time in question, and where such Mortgage is a ground lease, such term shall refer to the ground lessor (and the term “ground lease” although not separately capitalized is intended through out this Lease to include any superior or master lease). (H) “Mortgage” shall mean all mortgages, deeds of trust, ground leases and other such encumbrances now or hereafter placed upon the Property or Building, or any part thereof, and all renewals, modifications, consolidations, replacements or extensions thereof, and all indebtedness now or hereafter secured thereby and all interest thereon. (I) “Person” shall mean an individual, trust, partnership, limited liability company, joint venture, association, corporation and any other entity. (J) “Premises” shall mean the area within the Building identified in Article 1 and Exhibit A. Possession of areas necessary for utilities, services, safety and operation of the Property, including the Systems and Equipment, fire stairways, perimeter walls, space between the finished ceiling of the Premises and the slab of the floor or roof of the Property thereabove, and the use thereof together with the right to install, maintain, operate, repair and replace the Systems and Equipment, including any of the same in, through, under or above the Premises in locations that will not materially interfere with Tenant’s use of the Premises, are hereby excepted and reserved by Landlord, and not demised to Tenant. (K) “Property” shall mean the Building, and any common or public areas or facilities, easements, corridors, lobbies, sidewalks, loading areas, driveways, landscaped areas, air rights, development rights, parking rights, skywalks, parking garages and lots, and any and all other rights, structures or facilities operated or maintained in connection with or for the benefit of the Building, and all parcels or tracts of land on which all or any portion of the Building or any of the other foregoing items are located, and any fixtures, machinery, apparatus, Systems and Equipment, furniture and other personal property located thereon or therein and used in connection therewith. If the Building shall be part of a complex, development or group of buildings or structures collectively owned or managed by Landlord or its affiliates or collectively managed by Landlord’s managing agent, the Property shall, at Landlord’s option, also be deemed to include such other of those buildings or structures as Landlord shall from time to time designate, and shall initially include such buildings and structures and related facilities and parcels on which the same are located. (L) “Rent” shall have the meaning specified therefor in Article 4.

Lattice Lease A4b.doc 36 (M) “Systems and Equipment” shall mean any plant, machinery, transformers, duct work, cable, wires, and other equipment, facilities, and systems designed to supply light, heat, ventilation, air conditioning and humidity or any other services or utilities, or comprising or serving as any component or portion of the electrical, gas, steam, plumbing, sprinkler, communications, alarm, security, or fire/life/safety systems or equipment, or any elevators, escalators or other mechanical, electrical, electronic, computer or other systems or equipment for the Property, except to the extent that any of the same serves particular tenants exclusively (and “systems and equipment” without capitalization shall refer to such of the foregoing items serving particular tenants exclusively). (N) “Taxes” shall mean all amounts (unless required by Landlord to be paid under Article 14) for federal, state, county, or local governmental, special district, improvement district, municipal or other political subdivision taxes, fees, levies, assessments, charges or other impositions of every kind and nature in connection with the ownership, leasing and operation of the Property, whether foreseen or unforeseen, general, special, ordinary or extraordinary (including real estate and ad valorem taxes, general and special assessments, interest on special assessments paid in installments, transit taxes, water and sewer rents, license and business license fees, use or occupancy taxes, taxes based upon the receipt of rent including gross receipts or sales taxes applicable to the receipt of rent or service or value added taxes, personal property taxes, taxes on fees for property management services, and taxes or charges for fire protection, streets, sidewalks, road maintenance, refuse or other services). If the method of taxation of real estate prevailing at the time of execution hereof shall be, or has been, altered so as to cause the whole or any part of the Taxes now, hereafter or heretofore levied, assessed or imposed on real estate to be levied, assessed or imposed on Landlord, wholly or partially, as a capital stock levy or otherwise, or on or measured by the rents, income or gross receipts received therefrom, then such new or altered taxes attributable to the Property shall be included within the term “Taxes,” except that the same shall not include any portion of such tax attributable to other income of Landlord not relating to the Property. Tenant shall pay increased Taxes whether Taxes are increased as a result of increases in the assessment or valuation of the Property (whether based on a sale, change in ownership or refinancing of the Property or otherwise), increases in tax rates, reduction or elimination of any rollbacks or other deductions available under current law, scheduled reductions of any tax abatement, as a result of the elimination, invalidity or withdrawal of any tax abatement, or for any other cause whatsoever. If Taxes are reduced by, or credited with, any abatement or exemption issued by a taxing authority to help finance or reimburse Landlord for costs incurred to comply with Laws or otherwise, Taxes hereunder shall be computed without regard to such abatement or exemption (Tenant hereby acknowledging that Landlord, having incurred such costs, is solely entitled to such abatement or exemption), except to the extent that Landlord includes such costs in Expenses under this Lease. Notwithstanding the foregoing, there shall be excluded from Taxes all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord’s general or net income (as opposed to rents, receipts or income attributable to operations at the Property). (O) “Tenant” shall be applicable to one or more Persons as the case may be, the singular shall include the plural, and if there be more than one Tenant, the obligations thereof shall be joint and several. When used in the lower case, “tenant” shall mean any other tenant, subtenant or occupant of the Property. (P) “Tenant’s Share” of Taxes and Expenses shall be the percentage set forth in Article 1, but if the rentable area of the Premises or Property shall change, Tenant’s Share shall thereupon become the rentable area of the Premises divided by the rentable area of the Property, excluding any parking facilities, subject at all times to adjustment under Article 4. Tenant acknowledges that the “rentable area of the Premises” under this Lease includes the usable area, without deduction for columns or projections, multiplied by a load or conversion factor, to reflect a share of certain areas, which may include lobbies, corridors, mechanical, utility, janitorial, boiler and service rooms and closets, restrooms, and other public, common and service areas. Except as provided expressly to the contrary herein, the “rentable area of the Property” shall include all rentable area of all space leased or available for lease at the Property, which

Lattice Lease A4b.doc 37 Landlord may reasonably re-determine from time to time, to reflect re-configurations, additions or modifications to the Property. ARTICLE 34. OFFER The submission and negotiation of this Lease shall not be deemed an offer to enter the same by Landlord (nor an option or reservation for the Premises), but the solicitation of such an offer by Tenant. Tenant agrees that its execution of this Lease constitutes a firm offer to enter the same which may not be withdrawn for a period of thirty (30) days after delivery to Landlord. During such period and in reliance on the foregoing, Landlord may, at Landlord’s option, deposit any Security Deposit and Rent, proceed with any plans, specifications, alterations or improvements, and permit Tenant to enter the Premises, but such acts shall not be deemed an acceptance of Tenant’s offer to enter this Lease, and such acceptance shall be evidenced only by Landlord signing and delivering this Lease to Tenant. ARTICLE 35. MISCELLANEOUS A. Captions and Interpretation. The captions of the Articles and Paragraphs of this Lease, and any computer highlighting of changes from earlier drafts, are for convenience of reference only and shall not be considered or referred to in resolving questions of interpretation. TENANT ACKNOWLEDGES THAT IT HAS READ THIS LEASE AND THAT IT HAS HAD THE OPPORTUNITY TO CONFER WITH COUNSEL IN NEGOTIATING THIS LEASE; ACCORDINGLY, THIS LEASE SHALL BE CONSTRUED NEITHER FOR NOR AGAINST LANDLORD OR TENANT, BUT SHALL BE GIVEN A FAIR AND REASONABLE INTERPRETATION IN ACCORDANCE WITH THE MEANING OF ITS TERMS. The neuter shall include the masculine and feminine, and the singular shall include the plural. The term “including” shall be interpreted to mean “including, but not limited to.” B. Survival of Provisions. All obligations (including indemnity, Rent and other payment obligations) or rights of either party arising during or attributable to the period prior to expiration or earlier termination of this Lease shall survive such expiration or earlier termination. C. Severability. If any term or provision of this Lease or portion thereof shall be found invalid, void, illegal, or unenforceable generally or with respect to any particular party, by a court of competent jurisdiction, it shall not affect, impair or invalidate any other terms or provisions or the remaining portion thereof, or its enforceability with respect to any other party. D. Rent Concessions. Notwithstanding any other term or provision of this Lease, in the event Landlord has made any Rent concession of any type or character or has waived, reduced or deferred the payment of any Rent installment, should any Default occur, all such Rent concessions and waivers or deferrals of Rent installments shall be canceled and the amount of such concessions, waivers and deferrals, together with interest at the Default Rate, shall become immediately due and payable. E. Short Form Lease. Neither this Lease nor any memorandum of lease or short form lease shall be recorded by Tenant, but Landlord or any Lender may elect to record a short form of this Lease, in which case Tenant shall promptly execute, acknowledge and deliver the same on a form prepared by Landlord or such Lender. F. Light, Air and Other Interests. This Lease does not grant any legal rights to “light and air” outside the Premises nor any particular view visible from the Premises, nor any easements, licenses or other interests unless expressly contained in this Lease. G. Authority; Not Restricted. If Tenant is any form of corporation, limited liability company, partnership, association or other organization, Tenant and all Persons signing for Tenant below hereby represent that this Lease has been fully authorized and no further approvals are required, and Tenant is duly organized, in good standing and legally qualified to do business in the Premises (and has any required certificates, licenses, permits and other such items). Tenant warrants and represents to Landlord that Tenant is not, and shall not become, a person or entity with whom Landlord is restricted from doing business with under regulations of the Office of Foreign Asset Control ("OFAC") of the Department of the Treasury (including, but not limited to, those named on OFAC's Specially Designated and Blocked Persons list) or under any statute,

Lattice Lease A4b.doc 38 executive order (including, but not limited to, the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and shall not engage in any dealings or transaction or be otherwise associated with such persons or entities. H. Partnership Tenant. If Tenant is a partnership, all current and new general partners shall be jointly and severally liable for all obligations of Tenant hereunder and as this Lease may hereafter be modified, whether such obligations accrue before or after admission of future partners or after any partners die or leave the partnership. Tenant shall cause each new partner to sign and deliver to Landlord written confirmation of such liability, in form and content satisfactory to Landlord, but failure to do so shall not avoid such liability. I. Financial Statements. At any time during the Term during which Tenant’s financial statements are not publicly available, Tenant shall, within ten (10) days after requested from time to time, deliver to Landlord financial statements (including balance sheets and income/expense statements) for Tenant’s then most recent full and partial fiscal year preceding such request, certified by an independent certified public accountant or Tenant’s chief financial officer, in form reasonably satisfactory to Landlord. J. Successors and Assigns; Transfer of Property and Security Deposit. Each of the terms and provisions of this Lease shall be binding upon and inure to the benefit of the parties’ respective heirs, executors, administrators, guardians, custodians, successors and assigns, subject to Article 13 respecting Transfers and Article 18 respecting rights of Lenders. Subject to Article 18, if Landlord shall convey or transfer the Property or any portion thereof in which the Premises are contained to another party, such party shall thereupon be and become landlord hereunder and shall be deemed to have fully assumed all of Landlord’s obligations under this Lease accruing during such party’s ownership, including the return of any Security Deposit (provided Landlord shall have turned over such Security Deposit to such party), and Landlord shall be free of all such obligations accruing from and after the date of conveyance or transfer. K. Limitation of Landlord’s Liability. Tenant agrees to look solely to Landlord’s interest in the Property for the enforcement of any judgment, award, order or other remedy under or in connection with this Lease or any related agreement, instrument or document or for any other matter whatsoever relating thereto or to the Property or Premises. Under no circumstances shall any present or future, direct or indirect, principals or investors, general or limited partners, officers, directors, shareholders, trustees, beneficiaries, participants, advisors, managers, employees, agents or affiliates of Landlord, or of any of the other foregoing parties, or any of their heirs, successors or assigns have any liability for any of the foregoing matters. L. Confidentiality. Tenant shall keep the content and all copies of this Lease, related documents or amendments now or hereafter entered, and all proposals, materials, information and matters relating thereto strictly confidential, and shall not disclose, disseminate or distribute any of the same, or permit the same to occur, except to the extent reasonably required for proper business purposes by Tenant’s employees, attorneys, insurers, auditors, lenders and Transferees (and Tenant shall obligate any such parties to whom disclosure is permitted to honor the confidentiality provisions hereof), and except as may be required by Law or court proceedings. M. Consent. Whenever the Landlord’s consent or approval is required under this Lease (or any other agreement between the parties), Landlord may give or withhold its consent in its sole discretion unless otherwise provided. N. Time of Performance. Except as expressly otherwise herein provided, with respect to all required acts of Tenant, time is of the essence of this Lease. O. Force Majeure. Whenever a period of time is herein prescribed for the taking of any action by Landlord or Tenant (other than payment of Rent by Tenant), such party will not be liable or responsible for, and there will be excluded from the computation of such period of time, any delays due to strikes, riots, acts of God, adverse weather conditions not reasonably anticipated, shortages of labor or materials, war, acts of terrorism, governmental laws, regulations or restrictions, inability to obtain

Lattice Lease A4b.doc 39 necessary governmental permits and approvals (including building permits or certificates of occupancy), inability to obtain necessary approvals by any applicable property association, or any other cause whatsoever beyond the reasonable control of such party. ARTICLE 36. ENTIRE AGREEMENT This Lease, together with the Exhibits and other documents listed in Article 1 (WHICH COLLECTIVELY ARE HEREBY INCORPORATED WHERE REFERRED TO HEREIN AND MADE A PART HEREOF AS THOUGH FULLY SET FORTH), contains all the terms and provisions between Landlord and Tenant relating to the matters set forth herein and no prior or contemporaneous agreement or understanding pertaining to the same shall be of any force or effect, except any such contemporaneous agreement specifically referring to and modifying this Lease, signed by both parties. Without limitation as to the generality of the foregoing, Tenant hereby acknowledges and agrees that Landlord’s leasing agents and field personnel are only authorized to show the Premises and negotiate terms and conditions for leases subject to Landlord’s final approval, and are not authorized to make any agreements, representations, understandings or obligations, binding upon Landlord, respecting the condition of the Premises or Property, suitability of the same for Tenant’s business, the current or future amount of Taxes or Expenses or any component thereof, the amount of rent or other terms applicable under other leases at the Property, whether Landlord is furnishing the same utilities or services to other tenants at all, on the same level or on the same basis, or any other matter, and no such agreements, representations, understandings or obligations not expressly contained herein or in such contemporaneous agreement shall be of any force or effect. TENANT HAS RELIED ON TENANT’S INSPECTIONS AND DUE DILIGENCE IN ENTERING THIS LEASE, AND NOT ON ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, CONCERNING THE HABITABILITY, CONDITION OR SUITABILITY OF THE PREMISES OR PROPERTY FOR ANY PARTICULAR PURPOSE OR ANY OTHER MATTER NOT EXPRESSLY CONTAINED HEREIN. Neither this Lease, nor any Exhibits referred to above may be modified, except in writing signed by both parties. This Lease may be executed in any number of counterparts and by each of the undersigned on separate counterparts and by facsimile or other electronic signature, and each such counterpart will be deemed to be an original, but all such counterparts will together constitute but one and the same Lease. ARTICLE 37. RIGHT OF FIRST OFFER (A) During the initial Lease Term, subject to the provisions set forth hereinafter, Tenant will have a one-time right of first offer to lease from Landlord certain premises located on the eighth floor of the Building as shown on Exhibit F attached hereto (the "Offer Space"), on the same terms as contained in this Lease for the Premises, excluding the Work Letter Agreement, and except as provided herein, excluding the Base Rent payable for the Offer Space. Tenant will be deemed to have accepted the Offer Space in "as-is" condition as of the commencement of Tenant's lease of the Offer Space, it being understood that Landlord will have no obligation to improve, renovate or remodel the Offer Space or any portion of the Building or provide any allowance therefor, except as expressly set forth below, as a result of Tenant's lease of the Offer Space. The Lease Term for the Offer Space will be coterminous with the Lease Term for the Premises, subject to any extension as provided below. The provisions of this Article 37 will apply to the Offer Space, or any portion thereof, as the Offer Space or such portion may become available for lease, subject and subordinate to any expansion and renewal options and other rights of U.S. Bancorp, its successors or assigns. In addition, the Offer Space shall not be deemed “available” if the space is vacant or not leased to a tenant as of the date of this Lease (however it shall be “available” after an initial lease is entered into by Landlord and a tenant for such space and such space then again becomes vacant or not leased to such tenant after the expiration or termination of that initial lease). Tenant may not exercise its rights under this Article 37 as to less than all of the portion of the Offer Space offered by Landlord. Except as otherwise provided in Section 37(C) below, the Base Rent for the Offer Space will be at a rate equal to the Fair Market Rent for expansion space for a term equal or comparable to the then remaining Lease Term. If Tenant exercises the option

Lattice Lease A4b.doc 40 for the Offer Space, Landlord will grant Tenant a Fair Market Allowance for construction of tenant improvements to the Offer Space. (B) Tenant must exercise its right of first offer by written notice to Landlord within ten (10) days following receipt of written notice from Landlord (the “Offer Notice”) that the Offer Space or such portion thereof is available for lease and the Fair Market Rent and Fair Market Allowance for the Offer Space. Tenant may not exercise its rights under this Article 37 as to less than all of the Offer Space offered by Landlord. (C) If the Lease Term commences for the Offer Space during the first Lease Year, (i) the Base Rent for the Offer Space will initially be at $17.50 per rentable square foot per year, and will thereafter increase at the times that the Base Rent increases for the initial Premises and to the increased rate per rentable square foot as applies to the initial Premises as set forth in Section 4.A above, and (ii) Landlord will grant to Tenant a leasehold improvement allowance per rentable square foot of space in the Offer Space equal to $50 per rentable square foot, multiplied by a fraction, the numerator of which is the number of full calendar months in the period beginning on the commencement date in respect of such Offer Space and ending on the Expiration Date of the initial Lease Term as set forth in Section 1.D above, and the denominator of which is 120. (D) If less than 5 years remain on the Lease Term for the initial Premises, at the time the Lease Term commences for the Offer Space, then the Lease Term under this Lease for the initial Premises will be extended so that the Lease Term for the initial Premises and the Offer Space will expire on the last day of the 60th full calendar month of the Lease Term for the Offer Space, and the Base Rent for the initial Premises during such extension will continue to escalate at the rate provided for in Section 4 above for the initial Lease Term ($0.95 per rentable square foot per year) and no allowance for construction of tenant improvements to the initial Premises shall be provided). (E) If Tenant elects to lease Offer Space pursuant to this Article 37, Landlord and Tenant will enter into an amendment to this Lease to incorporate the respective portion of the Offer Space and to make necessary adjustments to the Base Rent and similar provisions of this Lease. If Tenant declines to lease the portion of the Offer Space offered by Landlord, or fails to deliver notice thereof within the time period stipulated above, this right of first offer will be null and void and of no further force and effect with respect to such portion of the Offer Space. If Tenant fails to execute and deliver to Landlord the requisite amendment to this Lease within 30 days after Landlord's delivery of such amendment to Tenant, such failure (1) will, if Landlord so elects in Landlord's sole and absolute discretion, render Tenant's exercise of such right of first offer null and void; and (2) will, if Landlord's so elects in Landlord's sole and absolute discretion, constitute a Default. (F) The foregoing right of first offer may not be severed from this Lease or separately sold, assigned or transferred and is subject to the following additional conditions: (i) that on the date that Tenant exercises this right, and at the commencement of the Lease Term for the Offer Space, no Default exists under this Lease, and no condition exists which, with the giving of notice or the passage of time, or both, would constitute a Default under this Lease; (ii) that Tenant’s then-current financial condition, as revealed by its current financial statement, must demonstrate that Tenant meets the financial criteria Landlord generally uses to lease space to tenants, and (iii) that, at the time Tenant exercises this right, Tenant occupies and is in possession of the Premises and has not assigned this Lease or sublet the Premises or any portion thereof. ARTICLE 38. CONTINGENCY Landlord’s and Tenant’s obligations under this Lease are contingent (the “Contingency”) on the sale by Tenant of its building located at 5555 NE Moore Court, Hillsboro, Oregon. For purposes hereof, the “Contingency Date” means November 4, 2014 which is the date on which Tenant anticipates to complete such sale pursuant to an existing sale agreement: provided, however, that Tenant shall have the one time right to extend the Contingency Date by no more than 30 days by providing Landlord with a written notice specifying such new Contingency Date on or before November 4,

Lattice Lease A4b.doc 41 2014. Tenant hereby acknowledges and agrees that, in the event of any such extension, each day in the period beginning on November 4, 2014 and ending on the new Contingency Date shall extend the Required Completion Date set forth in Section 3.C by the same number of days (e.g., if the Contingency Date is extended to November 14, 2014, then the Required Completion Date shall be the 40th day after the Commencement Date). In addition, Tenant hereby agrees to notify Landlord in writing promptly of any delay in the anticipated closing date or termination of the existing sale agreement. Tenant may, in its sole discretion by written notice to Landlord given by the Contingency Date, (i) terminate this Lease in the event that the Contingency is not fulfilled by such date (and provide reasonable written evidence to Landlord of such event), or (ii) waive the Contingency. If Tenant fails to notify Landlord by the Contingency Date, then, Landlord, in its sole discretion and as its sole and exclusive remedy other than payment of the Demolition Costs (as defined below), may terminate this Lease by providing notice to Tenant at any time during the period commencing on the Contingency Date and ending on the date Landlord receives written notice from Tenant that it either terminates this Lease or waives the Contingency. In such event, this Lease shall be null and void and neither party shall have any further obligations hereunder except those obligations which have accrued hereunder prior thereto or which survive termination of this Lease. Tenant acknowledges that time is of the essence in performance of the Improvements and in order to minimize delays in Substantial Completion of the Improvements, Landlord intends to proceed with demolition work in the Premises in connection therewith. Ordinarily Landlord would not proceed with such demolition work until after the Contingency was waived. Therefore, in the event this Lease is terminated pursuant to this Article 38, Tenant shall pay to Landlord up to $50,000 of the costs incurred by Landlord in performing such demolition work to the Premises (the “Demolition Costs”) within 10 business days after receipt of an invoice therefor. IN WITNESS WHEREOF, the parties have executed this Lease as of the date first set forth above. LANDLORD: 555 SW Oak, LLC, a Delaware limited liability company By: Name: Its: TENANT: Lattice Semiconductor Corporation, a Delaware corporation By: Name: Its:

EXHIBIT A-1 PROPERTY LEGAL DESCRIPTION Unit 1, of ONE ELEVEN TOWER CONDOMINIUM, in Plat Book 1246, Page 47 and as set forth in Condominium Declaration recorded April 28, 2000, as Fee No. 2000- 060194, Portland, Multnomah County, Oregon, together with those limited common elements appurtenant to said Unit as set forth in said Declaration, and together with an undivided 41% interest in the general common elements of said Condominium as set forth in said Declaration and any subsequent amendments thereto as appurtenant to said Unit. Unit 2, of ONE ELEVEN TOWER CONDOMINIUM, in Plat Book 1246, Page 47 and as set forth in Condominium Declaration recorded April 28, 2000, as Fee No. 2000- 060194, Portland, Multnomah County, Oregon, together with those limited common elements appurtenant to said Unit as set forth in said Declaration, and together with an undivided 59% interest in the general common elements of said Condominium as set forth in said Declaration and any subsequent amendments thereto as appurtenant to said Unit.

EXHIBIT A-2 (Floor Plate Showing Premises Shaded)

EXHIBIT B COMMENCEMENT CERTIFICATE It is hereby agreed among the parties to that certain Lease Agreement dated ______________, 20___, for Suite ___, in the building located at 111 SW Fifth Avenue, Portland, Oregon (the "Lease") between _______________ ("Tenant"), and 555 SW Oak, LLC ("Landlord") that : 1. The Commencement Date of the Lease, as referred to in Article 1 of the Lease, is ____________. 2. The Expiration Date of the Lease, as referred to in Article 1 of the Lease, is ____________. Tenant hereby acknowledges that the Premises, subject only to minor punch-list items, has been delivered in accordance with Landlord’s obligations for the delivery of the Premises under the Lease. IN WITNESS WHEREOF, Landlord and Tenant have executed this Statement as of the date hereof. TENANT: By: Name: Title: Date: LANDLORD: 555 SW Oak, LLC. By: Name: Title: Date:

C-1 EXHIBIT C RULES (1) Access to Property. Tenant shall have access to the Premises 24 hours a day, 7 days a week, as necessary. On Saturdays, Sundays and Holidays, and on other days between the hours of 6:00 P.M. and 8:00 A.M. the following day, or such other hours as Landlord shall determine from time to time, access to and within the Property and/or to the passageways, lobbies, entrances, exits, loading areas, corridors, elevators or stairways and other areas in the Property may be restricted and access gained by use of a key to the outside doors of the Property, or pursuant to such security procedures Landlord may from time to time impose. Landlord shall in all cases retain the right to control and prevent access to such areas by Persons engaged in activities which are illegal or violate these Rules, or whose presence in the judgment of Landlord shall be prejudicial to the safety, character, reputation and interests of the Property and its tenants (and Landlord shall have no liability in damages for such actions taken in good faith). No Tenant and no employee or invitee of Tenant shall enter areas reserved for the exclusive use of Landlord, its employees or invitees or other Persons. Tenant shall keep doors to corridors and lobbies closed except when persons are entering or leaving. (2) Signs. Tenant shall not paint, display, inscribe, maintain or affix any sign, placard, picture, advertisement, name, notice, lettering or direction on any part of the outside or inside of the Property, or on any part of the inside of the Premises which can be seen from the outside of the Premises without the prior consent of Landlord, and then only such name or names or matter and in such color, size, style, character and material, and with professional designers, fabricators and installers as may be first approved or designated by Landlord in writing. Landlord shall prescribe the suite number and identification sign for the Premises (which shall be prepared and installed by Landlord at Tenant’s expense). Landlord reserves the right to remove at Tenant’s expense all matter not so installed or approved without notice to Tenant. Landlord, at its sole cost and expense, shall provide Building standard Tenant signage in the lobby Building directory, and Tenant shall provide, at Tenant’s cost (subject to the Improvement Allowance), signage and/or graphics, reasonably approved by Landlord, in the seventh floor elevator lobby and at the Premises entry. (3) Window and Door Treatments. Tenant shall not place anything or allow anything to be placed in the Premises near the glass of any door, partition, wall or window that Landlord deems to be unsightly from outside the Premises, and Tenant shall not place or permit to be placed any Article of any kind on any window ledge or on the exterior walls. Blinds, shades, awnings or other forms of inside or outside window ventilators or similar devices, shall not be placed in or about the outside windows or doors in the Premises except to the extent, if any, that the design, character, shape, color, material and make thereof is first approved or designated by the Landlord. Tenant shall not install or remove any solar tint film from the windows. (4) Lighting and General Appearance of Premises. Landlord reserves the right to designate and/or approve in writing all internal lighting that may be visible from the public, common or exterior areas. The design, arrangement, style, color, character, quality and general appearance of the portion of the Premises visible from public, common and exterior areas, and contents of such portion of the Premises, including furniture, fixtures, signs, art work, wall coverings, carpet and decorations, and all changes, additions and replacements thereto shall at all times have a neat, professional, attractive, first class office appearance. (5) Property Tradename, Likeness, Trademarks. Tenant shall not in any manner use the name of the Property for any purpose, or use any tradenames or trademarks used by Landlord, any other tenant, or its affiliates, or any picture or likeness of the Property for any purpose other than that of the business address of Tenant, in any letterheads, envelopes, circulars, notices, advertisements, containers, wrapping or other material. (6) Deliveries and Removals. Furniture, freight and other large or heavy articles, and all other deliveries may be brought into the Property only at times and in the manner designated by Landlord, and always at the Tenant’s sole responsibility and

C-2 risk. Landlord may inspect items brought into the Property or Premises with respect to weight or dangerous nature or compliance with this Lease or Laws. Landlord may (but shall have no obligation to) require that all furniture, equipment, cartons and other articles removed from the Premises or the Property be listed and a removal permit therefor first be obtained from Landlord. Tenant shall not take or permit to be taken in or out of other entrances or elevators of the Property, any item normally taken, or which Landlord otherwise reasonably requires to be taken, in or out through service doors or on freight elevators. Landlord may impose reasonable charges and requirements for the use of freight elevators and loading areas, and reserves the right to alter schedules without notice. Any hand-carts used at the Property shall have rubber wheels and sideguards, and no other material handling equipment may be brought upon the Property without Landlord’s prior written approval. (7) Outside Vendors. Tenant shall not obtain for use upon the Premises ice, drinking water, vending machine, towel, janitor and other services, except from Persons designated or approved by Landlord. Any Person engaged by Tenant to provide any other services shall be subject to scheduling and direction by the manager or security personnel of the Property. Vendors must use freight elevators and service entrances. (8) Overloading Floors; Vaults. Tenant shall not overload any floor or part thereof in the Premises, or Property, including any public corridors or elevators therein bringing in or removing any large or heavy articles, and Landlord may prohibit, or direct and control the location and size of, safes and all other heavy articles and require at Tenant’s expense supplementary supports of such material and dimensions as Landlord may deem necessary to properly distribute the weight. (9) Locks and Keys. Tenant shall use such standard key system designated by Landlord on all keyed doors to and within the Premises, excluding any permitted vaults or safes (but Landlord’s designation shall not be deemed a representation of adequacy to prevent unlawful entry or criminal acts, and Tenant shall maintain such additional insurance as Tenant deems advisable for such events). Tenant shall not attach or permit to be attached additional locks or similar devices to any door or window, change existing locks or the mechanism thereof, or make or permit to be made any keys for any door other than those provided by Landlord. If more than two keys for one lock are desired, Landlord will provide them upon payment of Landlord’s charges. In the event of loss of any keys furnished by Landlord, Tenant shall pay Landlord’s reasonable charges therefor. The term “key” shall include mechanical, electronic or other keys, cards and passes. (10) Utility Closets and Connections. Landlord reserves the right to control access to and use of, and monitor and supervise any work in or affecting, the “wire” or telephone, electrical, plumbing or other utility closets, the Systems and Equipment, and any changes, connections, new installations, and wiring work relating thereto (or Landlord may engage or designate an independent contractor to provide such services). Tenant shall obtain Landlord’s prior written consent for any such access, use and work in each instance, and shall comply with such requirements as Landlord may impose, and the other provisions of Article 6 respecting electric installations and connections, Article 29 respecting telephone Lines and connections, and Article 9 respecting Work in general. Tenant shall have no right to use any broom closets, storage closets, janitorial closets, or other such closets, rooms and areas outside the Premises whatsoever. Tenant shall not install in or for the Premises any equipment which requires more electric current than Landlord is required to provide under this Lease, without Landlord’s prior written approval, and Tenant shall ascertain from Landlord the maximum amount of load or demand for or use of electrical current which can safely be permitted in and for the Premises, taking into account the capacity of electric wiring in the Property and the Premises and the needs of tenants of the Property, and shall not in any event connect a greater load than such safe capacity. (11) Plumbing Equipment. The toilet rooms, urinals, wash bowls, drains, sewers and other plumbing fixtures, equipment and lines shall not be misused or used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. (12) Trash. All garbage, refuse, trash and other waste shall be kept in the kind of container, placed in the areas, and prepared for collection in the manner and at the times and places specified by Landlord, subject to Article 30 respecting Hazardous

C-3 Materials. Landlord reserves the right to require that Tenant participate in any recycling program designated by Landlord. (13) Alcohol, Drugs, Food and Smoking. Landlord reserves the right to exclude or expel from the Property any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules. Tenant shall not at any time manufacture, sell, use or give away, any spirituous, fermented, intoxicating or alcoholic liquors on the Premises, nor permit any of the same to occur. Tenant shall not at any time cook, sell or give away food in any form by or to any of Tenant’s agents or employees or any other parties on the Premises, nor permit any of the same to occur (other than in vending machines, microwave ovens and coffee makers properly maintained in good and safe working order and repair in lunch rooms or kitchens for employees as may be permitted or installed by Landlord, which does not violate any Laws or bother or annoy any other tenant, and as may be catered to the Premises in connection with Tenant’s business). Tenant and its employees shall not smoke tobacco on any part of the Property (including exterior areas) except those areas, if any, that are designated or approved as smoking areas by Landlord. (14) Use of Common Areas; No Soliciting. Tenant shall not use the common areas, including areas adjacent to the Premises, for any purpose other than ingress and egress, and any such use thereof shall be subject to the other provisions of this Lease, including these Rules. Without limiting the generality of the foregoing, Tenant shall not allow anything to remain in any passageway, sidewalk, court, corridor, stairway, entrance, exit, elevator, parking or shipping area, or other area outside the Premises. Tenant shall not use the common areas to canvass, solicit business or information from, or distribute any Article or material to, other tenants or invitees of the Property. Tenant shall not make any room-to-room canvass to solicit business or information or to distribute any article or material to or from other tenants of the Property and shall not exhibit, sell or offer to sell, use, rent or exchange any products or services in or from the Premise unless ordinarily embraced within the Tenant’s use of the Premises expressly permitted in the Lease. (15) Energy and Utility Conservation. Tenant shall not waste electricity, water, heat or air conditioning or other utilities or services, and agrees to cooperate fully with Landlord to assure the most effective and energy efficient operation of the Property and shall not allow the adjustment (except by Landlord’s authorized Property personnel) of any controls. Tenant shall not obstruct, alter or impair the efficient operation of the Systems and Equipment, and shall not place any item so as to interfere with air flow. Tenant shall keep corridor doors closed and shall not open any windows, except that if the air circulation shall not be in operation, windows which are openable may be opened with Landlord’s consent. If reasonably requested by Landlord (and as a condition to claiming any deficiency in the air-conditioning or ventilation services provided by Landlord), Tenant shall close any blinds or drapes in the Premises to prevent or minimize direct sunlight. (16) Unattended Premises. Before leaving the Premises unattended, Tenant shall close and securely lock all doors or other means of entry to the Premises and shut off all lights and water faucets in the Premises (except heat to the extent necessary to prevent the freezing or bursting of pipes). (17) Going-Out-Of-Business Sales and Auctions. Tenant shall not use, or permit any other party to use, the Premises for any distress, fire, bankruptcy, close-out, “lost our lease” or going-out-of-business sale or auction. Tenant shall not display any signs advertising the foregoing anywhere in or about the Premises. This prohibition shall also apply to Tenant’s creditors. (18) Labor Harmony. Tenant shall not use (and upon notice from Landlord shall cease using) contractors, services, workmen, labor, materials or equipment, or labor and employment practices that, in Landlord’s sole discretion, may cause strikes, picketing or boycotts or disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Property. (19) Prohibited Activities. Tenant shall not: (i) use strobe or flashing lights in or on the Premises, (ii) install or operate any internal combustion engine, boiler, machinery, refrigerating, heating or air conditioning equipment in or about the Premises,

C-4 (iii) use the Premises for housing, lodging or sleeping purposes or for the washing of clothes, (iv) place any radio or television antennae other than inside of the Premises, (v) operate or permit to be operated any musical or sound producing instrument or device which may be heard outside the Premises, (vi) use any source of power other than electricity, (vii) operate any electrical or other device from which may emanate electrical, electromagnetic, energy, microwave, radiation or other waves or fields which may interfere with or impair radio, television, microwave, or other broadcasting or reception from or in the Property or elsewhere, or impair or interfere with computers, faxes or telecommunication lines or equipment at the Property or elsewhere, or create a health hazard, (viii) bring or permit any bicycle or other vehicle, or animal (except service animals) in the Property, (ix) make or permit objectionable noise, vibration or odor to emanate from the Premises, (x) do anything in or about the Premises or Property that is illegal, immoral, obscene, pornographic, or anything that may, in Landlord’s sole discretion, create or maintain a nuisance, cause physical damage to the Premises or Property, interfere with the normal operation of the Systems and Equipment, impair the appearance, character or reputation of the Premises or Property, create waste to the Premises or Property, cause demonstrations, protests, loitering, bomb threats or other events that may require evacuation of the Building, (xi) advertise or engage in any activities which violate the spirit or letter of any code of ethics or licensing requirements of any professional or business organization, (xii) throw or permit to be thrown or dropped any article from any window or other opening in the Property, (xiii) use the Premises for any purpose, or permit upon the Premises or Property anything, that may be dangerous to persons or property (including firearms or other weapons (whether or not licensed or used by security guards) or any explosive or combustible articles or materials), (xiv) place vending or game machines in the Premises, except vending machines for employees, (xv) adversely affect the indoor air quality of the Premises or Property, or (xvi) do or permit anything to be done upon the Premises or Property in any way tending to disturb, bother, annoy or interfere with Landlord or any other tenant at the Property or the tenants of neighboring property, or otherwise disrupt orderly and quiet use and occupancy of the Property. (20) Transportation Management. Tenant shall comply with all present or future programs intended to manage parking, transportation or traffic in and around the Property, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities. (21) Parking. If the Property now or hereafter contains, or Landlord has obtained the right to use for the Property, a parking garage, structure, facility or area, the following Rules shall apply therein: (i) Parking shall be available in areas designated by Landlord from time to time, and for such daily or monthly charges as Landlord may establish from time to time. Unless otherwise specified in the Lease, parking for Tenant and its employees and visitors shall be on a “first come, first served,” unassigned basis, in common with Landlord and other tenants at the Property, and their employees and visitors, and other Persons to whom Landlord shall grant the right or who shall otherwise have the right to use the same. However, in no event shall Tenant and Tenant’s employees and visitors use more spaces than the number derived by applying Tenant’s Share (as defined in the Lease) to the total number of unassigned spaces in the area or areas designated by Landlord from time to time to serve the Premises. In addition, Landlord reserves the right to: (x) adopt additional requirements or procedures pertaining to parking, including systems with charges favoring carpooling, and validation systems, (y) assign specific spaces, and reserve spaces for small and other size cars, disabled persons, and other tenants, customers of tenants or other parties, and (z) restrict or prohibit full size vans and other large vehicles. (ii) Monthly fees at the then-current rate shall be paid in advance prior to the first of each month. Failure to do so will automatically cancel parking privileges, and incur a charge at the posted daily parking rate. No deductions from the monthly rate will be made for days on which the Garage is not used by Tenant or its designees. In case of any violation of these Rules, Landlord may also refuse to permit the violator to park, and may remove the vehicle owned or driven by the violator from the Property without

C-5 liability whatsoever, at such violator’s risk and expense. Landlord reserves the right to close all or a portion of the parking areas or facilities in order to make repairs or perform maintenance services, or to alter, modify, re-stripe or renovate the same, or if required by casualty, strike, condemnation, act of God, Law or governmental requirement or guideline, termination or modification of any lease or other agreement by which Landlord obtained parking rights, or any other reason beyond Landlord’s reasonable control. In the event access is denied for any reason, any monthly parking charges shall be abated to the extent access is denied, as Tenant’s sole recourse. (iii) Hours shall be reasonably established by Landlord or its parking operator from time to time; cars must be parked entirely within the stall lines, and only small or other qualifying cars may be parked in areas reserved for such cars; all directional signs, arrows and speed limits must be observed; spaces reserved for disabled persons must be used only by vehicles properly designated; washing, waxing, cleaning or servicing of any vehicle is prohibited; every parker is required to park and lock his own car, except to the extent that Landlord adopts a valet parking system; parking is prohibited in areas: (a) not striped or designated for parking, (b) aisles, (c) where “no parking” signs are posted, (d) on ramps, and (e) loading areas and other specially designated areas. Delivery trucks and vehicles shall use only those areas designated therefor. (iv) Parking stickers, key cards or any other devices or forms of identification or entry shall remain the property of Landlord. Such devices must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated. Devices are not transferable and any device in the possession of an unauthorized holder will be void. Loss or theft of parking identification, key cards or other such devices must be reported to Landlord or any garage manager immediately. Any parking devices reported lost or stolen which are found on any unauthorized car will be confiscated and the illegal holder will be subject to prosecution. Lost or stolen devices found by Tenant or its employees must be reported to Landlord or the office of the garage immediately. (22) Responsibility for Compliance. Tenant shall be responsible for ensuring compliance with these Rules, as they may be amended, by Tenant’s employees and as applicable, by Tenant’s agents, invitees, contractors, subcontractors, and suppliers. Tenant shall cooperate with any reasonable program or requests by Landlord to monitor and enforce the Rules, including providing vehicle numbers and taking appropriate action against such of the foregoing parties who violate these provisions.

EXHIBIT D WORK LETTER AGREEMENT ARTICLE I DEFINITIONS 1.1. Definitions. Wherever used in this Agreement, the following terms are defined as follows: 1.2. Architect means SRM Architecture & Marketing. 1.3. Applicable Laws and Restrictions mean all laws (including, without limitation, the Americans with Disabilities Act), building codes, ordinances, regulations, title covenants, conditions, and restrictions, and casualty underwriters’ requirements applicable to the Premises and the Improvements. 1.4. Contractors mean the General Contractor and all other general contractors, design-build contractors, subcontractors, and material suppliers who provide labor and materials for construction of the Improvements. To the extent required by Applicable Laws and Restrictions, each Contractor shall be duly licensed by the State of Oregon and in good professional standing. 1.5. Construction Costs mean all costs and charges incurred to complete the Leasehold Improvements, including without limitation the following: a. Payments to Contractors for labor, material, equipment, and fixtures supplied in accordance with this Agreement; b. Fees paid to Designers for services required by this Agreement; c. Taxes, fees, charges, and levies by governmental and quasi- governmental agencies for Permits or for inspections of the work; d. Utilities incurred in the course of the construction; e. Premiums for builder's risk insurance and other insurance required by this Agreement; and f. A fee payable to Landlord (“Landlord’s Fee”) equal to three percent (3%) of the Construction Costs, excluding Landlord’s Fee, for Landlord’s management and administration of the construction, including without limitation, wages, labor burden, and expediting, procurement, and administrative expenses. 1.6. Construction Documents mean: a. Tenant’s Space Plan; b. Bid packages; c. Construction contract; d. Material supply agreements; e. Architect's agreement; and f. The Plans. 1.7. Intentionally Omitted.

1.8. Cost Estimate means the estimated total for Construction Costs of the Leasehold Improvements, prepared by Landlord based on the Contractors' and Designers’ bid(s) for the construction of the Leasehold Improvements and approved by Tenant in accordance with Article III of this Agreement. 1.9. Intentionally Omitted. 1.10. Designers mean the Architect and all other architects, structural engineers, mechanical engineers, and the other design professionals needed to design the Improvements, each of whom shall be duly licensed by the State of Oregon and in good professional standing. 1.11. Force Majeure Delay means a delay caused by a force majeure event beyond the reasonable control of the party required to perform, including without limitation general strikes, inclement weather, utility curtailments, acts of God, unforeseeable governmental regulations, material shortages (excluding those described in Section 1.22(c)), and terrorist acts. 1.12. General Contractor means Fortis Construction. 1.13. Improvement Allowance is the maximum amount Landlord is required to pay toward Construction Costs of the Leasehold Improvements, which amount is $1,184,000 (based upon $50 per rentable square foot of space located in the Premises). The Improvement Allowance may not be used for any other purpose, such as, but not limited to, furniture, trade fixtures or personal property. In addition, if the Construction Costs exceed the Improvement Allowance, Tenant will have the option, to be exercised by written notice to Landlord prior to the Commencement Date, to increase the Improvement Allowance (the "Additional Allowance") by the lesser of (i) $236,800 (based on $10 per rentable square foot of space located in the Premises, and (ii) the excess of the Construction Costs over the Improvement Allowance. In such case, the Additional Allowance will be added to the Base Rent payable under the Lease on the basis of an amortization over the initial Lease Term commencing on the Rent Commencement Date at a rate of 8% per annum. The Additional Allowance will be deemed to have been disbursed on the date of Substantial Completion of the Improvements. The Additional Allowance, if any, will be treated and disbursed in the same manner as the Improvement Allowance. 1.14. Improvements mean Landlord's Work, if any, Tenant’s Work, if any, and the Leasehold Improvements. 1.15. Landlord's Representative means Ty Barker or such other person as Landlord may designate in writing, from time to time, to Tenant as its authorized representative for the purposes of administering this Agreement. 1.16. Landlord's Work, if any, is limited to construction of the improvements, modifications, and alterations of the Premises identified on Attachment 2, attached hereto and by this reference incorporated herein. 1.17. Leasehold Improvements mean the improvements, modifications, and alteration of the Premises (other than Landlord's Work and Tenant’s Work) to be constructed in or about the Premises in accordance with this Agreement. For purposes of this Agreement, the Leasehold Improvements means: (A) purchase and installation of the improvements and items of work shown in the Plans, and (B) any demolition, preparation or other work required in connection therewith. However, the Leasehold Improvements will exclude the purchase and installation of all telephone, voice/data and computer cables, conduit and equipment, regardless of whether the same may be shown on the Tenant’s Space Plan or in the Plans. 1.18. Permits mean the permits, approvals, and consents of governmental authorities and third parties having jurisdiction over the Improvements (excluding

Tenant’s Work) and that are required for commencement and completion of the Improvements (excluding Tenant’s Work). 1.19. Punchlist is defined in Section 5.2. 1.20. Substantial Completion or Substantially Completed is defined in Section 5.1. The Substantial Completion Date is the date the Improvements (other than Tenant’s Work) are Substantially Completed. 1.21. Scheduled Completion Date means the scheduled date for Substantial Completion of the Improvements (other than Tenant’s Work) as specified by Landlord. 1.22. Tenant Delay means any actual delay in the Substantial Completion of the Improvements as a consequence of: a. Tenant's failure to fulfill its obligation as set forth in this Agreement; b. Change Orders requested by Tenant; c. Unavailability of materials, components, or finishes for the Leasehold Improvements that differ from Landlord's standard work or that have an unusually long lead-time for delivery; or d. A willful or negligent act or omission of Tenant or Tenant's Representative, Tenant's Contractors or Designers, and/or Tenant's agents, or employees that interferes with the progress of the work. e. Any other act or omission by Tenant or Tenant’s Representative, Tenant's Contractors or Designers, and/or Tenant's agents, or employees, which directly or indirectly delays completion of the work or Landlord's delivery to Tenant of possession of the Premises. In addition to the foregoing, Tenant hereby agrees that each of the following periods, if any, shall be considered a Tenant Delay: (i) each day in the period commencing on November 4, 2014 and ending on the date on which the Contingency is waived or satisfied (as described in Article 38 of the Lease), (ii) each day in the period, if any, commencing on November 4, 2014 and ending on the date on which the Plans which will be submitted for Permits are approved by Landlord and Tenant, (iii) each day in the period, if any, commencing on October 21, 2014 and ending on the date on which the Lease is executed by Tenant and delivered to Landlord, (iv) each day in the period, if any, commencing on October 24, 2014 and ending on the date on which the Architect delivers the life safety, reflected ceiling plan and demolition drawings to Landlord for review, and (v) each day in the period, if any, commencing on October 31, 2014 and ending on the date on which the Architect obtains the permit from the applicable authority for the demolition work to the Premises and delivers same to Landlord. Promptly after Landlord has become aware of a Tenant Delay, Landlord shall provide written notice to Tenant specifying the action or inaction that Landlord contends constitutes such Tenant Delay. 1.23. Tenant's Representative means Bob Burns or such other person as Tenant may designate in writing to Landlord as its authorized representative for the purposes of administering this Agreement. 1.24. Tenant's Space Plan means a specific description of Tenant's desired final Leasehold Improvements, attached as Attachment 1.

1.25. Tenant’s Work means the work, if any, to be performed by Tenant prior to the Substantial Completion of the Improvements, identified on Attachment 3, attached hereto and by this reference incorporated herein. ARTICLE II DESIGNATION OF REPRESENTATIVES Landlord and Tenant respectively appoint Landlord's Representative and Tenant's Representative as their sole representatives for the purposes of administering this Agreement. Until replaced upon written notice, Landlord's Representative and Tenant's Representative will have the full authority and responsibility to act on behalf of Landlord and Tenant, respectively, as required in this Agreement. Landlord's Representative and Tenant's Representative shall have authority to amend the Construction Documents so long as any such modification is in writing and signed by both Landlord's Representative and Tenant's Representative. ARTICLE III CONTRACT DOCUMENTS AND PERMITS 3.1. Retention of Architect and Approval of Tenant's Space Plan. Tenant has retained the Architect to prepare the plans and specifications for the Leasehold Improvements. Landlord and Tenant have approved Tenant’s Space Plan which is attached to this Work Letter as Attachment 1. Tenant acknowledges and agrees, (a) that Tenant’s Space Plan accurately represents Tenant’s plans for the Premises, (b) that current budget estimates are based on Tenant’s Space Plan, (c) that Tenant will prepare Construction Documents based upon Tenant’s Space Plan, and (d) THAT ANY MODIFICATION OF TENANT’S SPACE PLAN AFTER THE DATE OF THIS AGREEMENT MAY INCREASE THE COST OF THE LEASEHOLD IMPROVEMENTS. 3.2. Preparation and Approval of Architectural Plans. Tenant shall cause the Architect to prepare architectural plans and specifications (the "Proposed Architectural Plans"), which generally conform to Tenant’s Space Plan which will be submitted to Landlord for approval on or before November 17 2014. The Proposed Architectural Plans will consist of fully dimensioned and complete sets of plans and specifications, including detailed architectural plans for the Improvements, and will include, in addition to all items required to be included in the Space Plan, the following, to the extent applicable: (i) reflected ceiling plan, including lighting, switching and special ceiling specifications, (ii) details of all millwork, (iii) dimensions of all equipment and cabinets to be built in, (iv) furniture plan showing details of space occupancy, (v) keying schedule (Premises must be keyed to permit entry by Building master key), if any, (vi) lighting arrangement, (vii) weight and location of heavy equipment, and anticipated electrical and mechanical loads for special usage rooms, (viii) demolition plan, (ix) partition construction plan, (x) all requirements under the Americans With Disabilities Act and other applicable acts, laws, or governmental rules or regulations pertaining to persons with disabilities, and all other applicable governmental requirements, and (xi) final finish selections, and any other details or features requested by Landlord. The Proposed Architectural Plans must be substantially consistent with the Space Plan without any material changes. Landlord or Landlord’s outside architect will review the Proposed Architectural Plans and either approve or disapprove the Proposed Architectural Plans within 2 business days after the date Landlord receives the Proposed Architectural Plans. If Landlord does not approve the Proposed Architectural Plans, Landlord will inform Tenant in writing of its objections and Tenant will revise the same and deliver a corrected version to Landlord for its approval within 5 days after the date Tenant receives Landlord’s disapproval notice. The approval and revision process for the revised Proposed Architectural Plans will be the same as described in the previous 2 sentences. The final Proposed Architectural Plans, as approved by Landlord and Tenant, are referred to herein as the "Approved Architectural Plans." Tenant or the Architect

will also engage such licensed engineering firms ("Engineer") as may be required or appropriate in connection with preparing mechanical, electrical, fire protection/life safety, plumbing, HVAC, structural (if necessary), or other plans and specifications (the “Proposed Engineering Plans”), and will, within 5 days after approval of the Approved Architectural Plans, deliver 3 copies of the Proposed Engineering Plans to Landlord for its approval. The Engineer will be subject to Landlord’s approval (not to be unreasonably withheld, conditioned or delayed). The Proposed Engineering Plans will include the following, to the extent applicable: (i) all electrical outlet locations, circuits and anticipated usage therefor, (ii) duct locations for HVAC equipment, (iii) special HVAC equipment and requirements, and any other details or features reasonably requested by Landlord's architect or Landlord in order for the Proposed Engineering Plans to serve as a basis for contracting the Improvements. The Proposed Engineering Plans will be substantially consistent with the Space Plan and Approved Architectural Plans without any material changes. Landlord or Landlord’s outside engineer will review the Proposed Engineering Plans, and the approval and revision process for the Proposed Engineering Plans will be identical to the approval and revision process for the Proposed Architectural Plans described above (as so approved, the "Approved Engineering Plans"). The Approved Architectural Plans and the Approved Engineering Plans are referred to collectively as the "Plans"). 3.3. Standards for Consent. a. By Landlord. Landlord may withhold its approval of Tenant’s Space Plan or the Construction Documents in its sole and absolute discretion. b. By Tenant. Tenant may not withhold its approval of any change to Tenant's Space Plan or to any element of the Construction Documents required to obtain any required Permit for construction of the Improvements. Tenant shall not unreasonably withhold its approval to any other element of the Construction Documents. c. Method for Disapproval. Any disapproval by Landlord or Tenant shall be accompanied by a written statement of the disapproved item, the reasons for disapproval, and the specific changes required to make the item acceptable. If a party's written notice of disapproval is not delivered in accordance with the time limits and standards set forth in this section, approval shall be deemed given. 3.4. Application for Approvals. When Landlord and Tenant approve the Plans, Landlord shall submit them to all appropriate governmental agencies and third parties for issuance of the Permits required for the construction of the Improvements (other than Tenant’s Work) and occupancy by Tenant of the Improvements (other than Tenant’s Work) for its intended use. Landlord shall use all reasonable efforts to obtain the Permits in a timely manner. Landlord shall not be responsible for any delay or denial of a Permit that is beyond its reasonable control, which shall be considered a Force Majeure Delay. 3.5. Changes to Tenant’s Space Plan and the Plans. After agreed upon by the parties in accordance with the foregoing, the Plans, established in accordance with this Article III, may be modified only by a written "Change Order" executed by Landlord and Tenant, which clearly describes (a) the change, (b) the party required to perform the change, and (c) any modification of the Construction Documents necessitated by the Change Order. Neither Landlord nor Tenant shall unreasonably withhold or delay its approval of any change (whether requested by a party or required by an Applicable Law or Restriction), provided however that Landlord may withhold its approval of any change pursuant to Section 3.3.a. 3.6. Payment for Changes to the Plans. Landlord will have no obligation to accept any changes to the Plans, that conflict with, or that call for improvements not contemplated by, Tenant’s Space Plan, and if Landlord nevertheless accepts such changes, Tenant will be responsible for costs and expenses arising from such changes (including, without limitation, Landlord’s customary construction management fee) subject to the Improvement Allowance, and any delay in completing the Improvements resulting from such changes will constitute a Tenant Delay. ARTICLE IV PERFORMANCE OF THE WORK 4.1. Selection of Contractors. When the parties have approved the Plans and Landlord has obtained the Permits required for construction of the Improvements (other than Tenant’s Work), Landlord shall enter into a fixed price construction contract with the General Contractor. 4.2. Commencement and Completion of Improvements. When all Permits for construction of the Improvements have been obtained and Landlord and the General Contractor have entered into a construction contract in accordance with Section 4.1, Landlord shall cause the General Contractor to commence and to diligently prosecute the construction of the Improvements (other than Tenant’s Work) in accordance with the Permits and the Plans, so that the Improvements (other than Tenant’s Work) will be Substantially Completed on or before the Scheduled Completion Date. 4.3. Standards for Performance of the Work. Landlord shall cause the Improvements (other than any Tenant’s Work) to be constructed in a good and workmanlike manner, free from design, material, and workmanship defects in accordance with the material Construction Documents and Applicable Laws and Restrictions. Notwithstanding anything to the contrary in the Lease or this Agreement, Tenant's acceptance of possession of such Improvements shall not waive this warranty and Landlord shall promptly remedy all violations of the warranty at its sole cost and expense. 4.4. No Implied Responsibility. Landlord’s and Landlord’s Representative’s review and approval of the Construction Documents and the performance of the Improvements (other than Tenant’s Work) shall not create or imply any responsibility or liability on the part of Landlord or Landlord’s Representative with regard to the completeness and design sufficiency of both the Construction Documents and the Improvements (other than Tenant’s Work). ARTICLE V COMPLETION OF THE WORK 5.1. Substantial Completion. The Leasehold Improvements and Landlord's Work, if any, shall be deemed "Substantially Complete" when (a) Landlord determines construction of the Improvements has been substantially completed in accordance with the Plans, and (b) a temporary certificate of occupancy or equivalent has been issued for the Premises. 5.2. Inspection and Punchlist. Tenant's Representative and the Designers shall have the right to enter the Premises only with Landlord’s prior written consent. Landlord shall notify Tenant's Representative when the Leasehold Improvements and Landlord’s Work, if any, are Substantially Completed. On receipt of such notice, Tenant's Representative, Landlord's Representative, and the Architect shall promptly inspect the Improvements and prepare a final written list of any items that are defective, incomplete, or do not conform to the Plans or the Permits and Applicable Laws and Restrictions (“Punchlist”). 5.3. Delay in Substantial Completion. If the Substantial Completion of the Improvements is delayed as a consequence of a Tenant Delay, then the Substantial Completion Date shall be advanced in time by the number of days that the Substantial Completion of the Improvements is delayed as a consequence of the Tenant Delay. Landlord shall have no liability for any delay of the Substantial

Completion Date beyond the Scheduled Completion Date if caused by a Tenant Delay. ARTICLE VI PAYMENT OF CONSTRUCTION COSTS 6.1. Duty to Pay Construction Costs. Landlord shall pay the cost of any Landlord’s Work. The cost of completing the Leasehold Improvements shall be funded as follows: (a) Landlord shall pay that portion of the Construction Costs of the Leasehold Improvements equal to, but not exceeding, the Improvement Allowance and the Additional Allowance; (b) Tenant shall pay the Construction Costs of the Leasehold Improvements in excess of the Improvement Allowance. Tenant shall pay all costs of completing Tenant's Work. Tenant shall pay its share of the Construction Costs within three (3) business days after Substantial Completion of the Leasehold Improvements and Landlord’s Work, if any, and receipt of an invoice therefor from Landlord. Landlord will have no obligation to disburse the Improvement Allowance or Additional Allowance or any portion thereof so long as any Default (as defined in the Lease) exists and is continuing. 6.2. Unapplied Portion of the Improvement Allowance. Landlord shall be exclusively entitled to the benefit of any unapplied portion of the Improvement Allowance in the construction of the Leasehold Improvements. If all or any portion of the Improvement Allowance is not used by June 30, 2015, Landlord will be entitled to the savings and Tenant will receive no credit therefor. ARTICLE VII RISK OF LOSS 7.1. Builder's Risk Insurance. At all times prior to the Substantial Completion Date, Landlord shall maintain so-called contingent liability and broad form "builder's risk" insurance with coverage in an amount equal to the replacement cost of the Premises and the Improvements to be constructed pursuant to this Agreement. ARTICLE VIII EARLY OCCUPANCY FOR PREPARATION 8.1. Early Occupancy for Preparation. Subject to the terms hereof, Landlord will permit Tenant and Tenant's agents to enter the Premises up to 14 days prior to the date specified as the Substantial Completion Date so that Tenant may make the Premises ready for Tenant's use and occupancy (but not for the conduct of Tenant's business). Such permission will constitute a license only and not a lease and such license will be conditioned upon: (a) Tenant working in harmony and not interfering with Landlord and Landlord's agents, contractors, workmen, mechanics and suppliers in doing the Improvements, or work in the Building or with other tenants and occupants of the Building; (b) Tenant obtaining in advance Landlord's approval of the contractors proposed to be used by Tenant; and (c) Tenant furnishing Landlord with such insurance and other security as Landlord may require. Landlord will have the right to withdraw such license upon notice to Tenant if Tenant violates any of the foregoing conditions or Tenant is otherwise in violation of the terms of the Lease. Tenant agrees that Landlord will not be liable in any way for any injury, loss or damage which may occur to any of Tenant's property placed or installations made in the Premises prior to the Commencement Date, the same being at Tenant's sole risk and Tenant agrees to protect, defend, indemnify and save harmless Landlord from all liabilities, costs, damages, fees and expenses arising out of or connected with the activities of Tenant or its agents, contractors, suppliers or workmen in or about the Premises or the Building. Tenant further agrees that any entry and occupation permitted under this paragraph will be governed by all terms of the Lease, other than payment of Base Rent thereunder.

ATTACHMENT 1 TO WORK LETTER AGREEMENT Tenant’s Space Plan

ATTACHMENT 2 TO WORK LETTER AGREEMENT Landlord’s Work NONE

ATTACHMENT 3 TO WORK LETTER AGREEMENT Tenant’s Work NONE

EXHIBIT E ARTICLE 32 DISPUTE RESOLUTION METHOD If, in accordance with this Lease, Tenant disputes Landlord's determination of Fair Market Rent or Fair Market Allowance or both, then Landlord and Tenant will negotiate for 15 days after Landlord's initial determination of Fair Market Rent and Fair Market Allowance. If Landlord and Tenant do not come to an agreement on Fair Market Rent and Fair Market Allowance within such 15-day period, then Landlord and Tenant will exchange sealed bids of their respective final determinations of Fair Market Rent and Fair Market Allowance. If the lower of the two determinations of Fair Market Rent is no less than 95% of the higher of the two determinations of Fair Market Rent, and if Fair Market Allowance is not in dispute or such dispute is resolved by averaging the two parties' positions as set forth below in this grammatical paragraph, then the Fair Market Rent will be the average of the two determinations, and otherwise the parties will proceed to arbitration as set forth below. If the lower of the two determinations of Fair Market Allowance is no less than 95% of the higher of the two determinations of Fair Market Allowance, and if Fair Market Rent is not in dispute or such dispute is resolved by averaging the two parties' positions as set forth above in this grammatical paragraph, then the Fair Market Allowance will be the average of the two determinations, and otherwise the parties will proceed to arbitration as set forth below. Arbitration to determine the Fair Market Rent and Fair Market Allowance shall be in accordance with the Real Estate Valuation Arbitration Rules of the American Arbitration Association. Unless otherwise required by state law, arbitration shall be conducted in the metropolitan area where the Building is located by a single arbitrator unaffiliated with either party. Within 20 days after the exchange of determinations by Landlord and Tenant, the parties will appoint a single arbitrator to decide the issues between them. Such arbitrator must be a competent and impartial person, must be a full member and SIOR designated Office Specialist (or then comparable designation) of the Society of Industrial and Office Realtors (or its successor organization), or a Principal Member (or then comparable designation) of the National Association of Industrial and Office Properties (or its successor organization), in either case currently certified under such organization’s continuing education program (if any), and having at least 10 years’ experience in leasing (on behalf of both landlords and tenants) commercial office properties in the Pertinent Market. If the parties are unable to agree upon appointment of such a person within such 20-day period, then either party, on behalf of both, may request a list of qualified arbitrators from the American Arbitration Association (or such other arbitration organization as the parties may approve in writing). In such event, the parties, beginning with Tenant, will alternate striking one name from such list until one name remains, in which event such remaining name will be the arbitrator. The arbitrator shall decide the dispute if it has not previously been resolved by following the procedure set forth below and will attempt to render a decision within 15 business days after appointment. In any case, the arbitrator will render its decision within 45 days after appointment. In the event that arbitrators with the qualifications described in this paragraph are unavailable, qualified consultants with similar qualifications may be substituted. If either Fair Market Rent or Fair Market Allowance are in dispute and are to be decided by arbitration, then both will be decided by arbitration unless the parties otherwise agree in writing. The arbitrator must choose either the Landlord's proposal for both Fair Market Rent and Fair Market Allowance, or the Tenant's proposal for both Fair Market Rent and Fair Market Allowance (as set forth in the sealed bids exchanged prior to the appointment of the arbitrator, in accordance with the foregoing provisions) and may not compromise between the two or select some other amount or select one of Landlord's determinations and one of Tenant's determinations. The cost of the arbitration shall be paid by Landlord if the decision by the arbitrator is that proposed by Tenant and by Tenant if the decision by the arbitrator is that proposed by Landlord. The attorneys’ fees and expenses of counsel for the respective parties and of witnesses will be paid by the respective party engaging such counsel or calling such witnesses.

The parties consent to the jurisdiction of any appropriate court to enforce the arbitration provisions of this addendum and to enter judgment upon the decision of the arbitrator. Notice of the appointment of the arbitrator shall be given in all instances to any mortgagee who prior thereto shall have given Tenant a written notice specifying its name and address. Such mortgagee shall have the right to be represented, but not to participate, in the arbitration proceeding. If Tenant becomes obligated to pay Base Rent, or adjustments thereto, if any, with respect to any space or any period prior to when the Fair Market Rent for such space or period has been determined in accordance with the foregoing, Tenant will commence paying Base Rent and adjustments thereto, if any, utilizing the Fair Market Rent specified by Landlord in its notice of the Fair Market Rent for such space or period. Following determination of the Fair Market Rent in accordance with the foregoing, Landlord and Tenant shall, by a cash payment within thirty (30) days after the date of such determination, adjust between themselves the difference, if any, between the Base Rent and adjustments thereto, if any, paid by Tenant pursuant to the foregoing sentence and the Base Rent and adjustments thereto, if any, actually owed by Tenant pursuant to the terms of this Lease for the period prior to such determination.

EXHIBIT F OFFER SPACE

EXHIBIT G FORM OF SNDA Recording Requested by and when Recorded return to: WELLS FARGO BANK, N.A. Commercial Mortgage Servicing 1901 Harrison Street, 2nd Floor Oakland, CA 94612 Attention: CMS Lease Reviews Loan No.: ___________________ SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT Tenant’s Trade Name: NOTICE: THIS SUBORDINATION AGREEMENT RESULTS IN YOUR LEASEHOLD ESTATE IN THE PROPERTY BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF THE SECURITY DOCUMENTS (DEFINED BELOW). THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (“Agreement”) is made as of _______________, 2___, by and between ___________________________________ (“Tenant”), and U.S. BANK NATIONAL ASSOCIATION, as Trustee, successor-in-interest to BANK OF AMERICA, N.A., as Trustee, successor by merger to LASALLE BANK NATIONAL ASSOCIATION, as Trustee, for Bear Stearns Commercial Mortgage Securities Inc, Commercial Mortgage Pass-Through Certificates, Series 2006-TOP24 (“Lender”). R E C I T A L S A. ___________________________________ (“Owner”) is the owner of the land and improvements commonly known as and more specifically described in Exhibit A attached hereto (“Property”). B. Tenant is the lessee under a lease dated _______________, 2___, executed by Owner (or its predecessor in interest), as landlord, and Tenant, as tenant (as the same may have been amended, the “Lease”), covering certain premises (the “Premises”) compromising all or a part of the Property. C. Lender is the current holder of a mortgage loan (the “Loan”) previously made to Owner, evidenced by a note (the “Note”) and secured by, among other things: (a) a first mortgage, deed of trust or deed to secure debt encumbering the Property (the “Mortgage”); and (b) a first priority assignment of leases and rents on the Property (the “Assignment of Leases and Rents”) contained in the Mortgage or in a separate document. The Mortgage and the Assignment of Leases and Rents are collectively referred to as the “Security Documents.” The Note, the Security Documents and all other documents executed in connection with the Loan are collectively referred to as the “Loan Documents.” D. Tenant has requested Lender’s agreement that if Lender forecloses the Mortgage or otherwise exercises Lender’s remedies under the Security Documents, Lender will not disturb Tenant’s right to quiet possession of the Premises under the terms of the Lease. E. Lender is willing to so agree on the terms and conditions provided in this Agreement, including, without limitation, Tenant’s agreement to subordinate the Lease and attorn to Lender as provided herein. NOW, THEREFORE, for mutual consideration, including the mutual covenants and agreements set forth below, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows: 1. SUBORDINATION. The Lease is and shall remain unconditionally subject and subordinate to (a) the liens or charges imposed by the Security Documents, (b) all currently outstanding or future advances secured by the Security Documents, and (c) all renewals, amendments, modifications, consolidations, replacements and extensions of the Security Documents. The subordination described herein is intended by the parties to have the same force and effect as if the Security Documents and such renewals, modifications, consolidations, replacements and extensions of the Security Documents had been executed, acknowledged, delivered and recorded prior to the Lease and any amendments or modifications thereof.

20 2. NON-DISTURBANCE. If Lender exercises any of its rights under the Security Documents, including any right of entry on the Property pursuant to the Mortgage or upon a foreclosure of or deed in lieu of foreclosure of the Mortgage, Lender shall not disturb Tenant’s right of quiet possession of the Premises under the terms of the Lease, so long as Tenant is not in default under this Agreement or in default beyond any applicable grace period under the Lease. 3. ATTORNMENT. Notwithstanding anything to the contrary contained in the Lease, should title to the Premises and the landlord’s interest in the Lease be transferred to Lender or any other person or entity by foreclosure of or deed in-lieu of foreclosure of the Mortgage, Tenant shall, for the benefit of Lender or such other person or entity, effective immediately and automatically upon the occurrence of any such transfer, attorn to Lender or such other person or entity as landlord under the Lease and shall be bound under all provisions of the Lease including, but not limited to, the obligation to pay all rent required to be paid by Tenant pursuant to the terms of the Lease, for the remainder of the Lease term. 4. PROTECTION OF LENDER. If Lender succeeds to the interest of landlord under the Lease, Lender shall not be: (a) liable for any act or omission of any previous landlord under the Lease; (b) subject to any offsets or defenses which Tenant may have against any previous landlord under the Lease; (c) bound by any payment of rent or additional rent which Tenant might have paid for more than one month in advance of the due date under the Lease to any previous landlord; (d) obligated to make any payment to Tenant which any previous landlord was required to make before Lender succeeded to the landlord’s interest; (e) accountable for any monies deposited with any previous landlord (including security deposits), except to the extent such monies are actually received by Lender; (f) bound by any amendment or modification of the Lease or any waiver of any term of the Lease made without Lender’s written consent; (g) bound by any surrender or termination of the Lease made without Lender’s written consent (unless effected unilaterally by Tenant pursuant to the express terms of the Lease); (h) obligated to complete any improvement or construction on the Property or to pay or reimburse Tenant for any tenant improvement allowance, construction allowance or leasing commissions; (i) liable for any default of any previous landlord under the Lease; (j) bound by any provision in the Lease granting Tenant a purchase option or first right of refusal or offer with regard to the Property. Furthermore, notwithstanding anything to the contrary contained in this Agreement or the Lease, upon any such succession, the Lease shall be deemed to have been automatically amended to provide that Lender’s obligations and liabilities under the Lease shall be limited solely to Lender’s interest, if any, in the Property, and the proceeds from any sale or disposition of the Property by Lender (collectively, “Lender’s Interest”) and, following such succession, Tenant shall look exclusively to Lender’s Interest for the payment or discharge of any obligations of Lender under the Lease. 5. LENDER’S RIGHT TO CURE. Tenant shall deliver to Lender a copy of any notice of any default(s) by landlord under the Lease in the same manner as, and whenever, Tenant shall give any such notice to Owner, and no such notice shall be deemed given to Owner unless and until a copy of such notice shall have been so delivered to Lender. Lender shall have the right to remedy, or cause to be remedied, any default by Owner under the Lease, and, for such purpose Tenant grants Lender such additional period of time as may be reasonable to enable Lender to remedy, or cause to be remedied, any such default in addition to the period given to Owner for remedying, or causing to be remedied, any such default. Tenant shall accept performance by Lender of any covenant or condition to be performed by Owner under the Lease with the same force and effect as though performed by Owner. No default by Landlord under the Lease shall exist or shall be deemed to exist (a) so long as Lender, in good faith, shall have commenced to cure such default within the above-referenced time period and shall be prosecuting the same to completion with reasonable diligence, subject to force majeure, or (b) if possession of the Premises is required in order to cure such default, or if such default is not susceptible of being cured by Lender, so long as Lender, in good faith, shall have notified Tenant that Lender intends to institute enforcement proceedings under the Security Documents, and, thereafter, so long as such proceedings shall have been instituted and shall be prosecuted with reasonable diligence. Lender shall have the right, without notice to Tenant or Tenant’s consent, to foreclose the Mortgage or to accept a deed in lieu of foreclosure of the Mortgage or otherwise realize upon the Mortgage or to exercise any other remedies under the Security Documents or state law. 6. ASSIGNMENT OF LEASES AND RENTS. Tenant consents to the Assignment of Leases and Rents and acknowledges Lender shall have no duty, liability or obligation whatsoever under the Lease or any extension or renewal thereof, either by virtue of said assignment or by any subsequent receipt or collection of rents thereunder, unless Lender shall specifically undertake such liability in writing or unless Lender or its designee or nominee becomes, and then only with respect to periods in which Lender or its designee or nominee becomes, the fee owner of the Premises. Upon Tenant’s receipt of a written notice from Lender of a default by Owner under the Loan, Tenant shall thereafter, if requested by Lender, pay rent to Lender in accordance with the terms of the Lease. Lender’s delivery of such notice to Tenant, or Tenant’s compliance therewith, shall not be deemed to (a) cause Lender to succeed to or assume any obligations or responsibilities of Owner under the Lease or (b) relieve Owner of any of its obligations under the Lease. 7. INSURANCE PROCEEDS AND CONDEMNATION AWARDS. Notwithstanding anything to the contrary contained in this Agreement or the Lease, the terms of the Loan Documents shall continue to govern with respect to the disposition of any insurance proceeds or condemnation awards, and any obligations of Owner to restore the Property following a casualty or condemnation shall, insofar as they apply to Lender, be limited to the amount of any insurance proceeds or condemnation awards received by Lender after the deduction of all costs and expenses incurred in obtaining such proceeds or awards. Following the foreclosure or deed in lieu of foreclosure of the Mortgage, the provisions of this section shall remain in full force and effect unless and until fee title to the Premises becomes vested in a person or entity

21 other than (a) the holder of the Loan at the time of such foreclosure or deed in lieu of foreclosure or (b) a parent, subsidiary or affiliate of such holder. 8. ASSIGNMENT OF LEASE BY TENANT. Tenant shall not assign any right or interest of Tenant under the Lease (except for an assignment that is permitted under the Lease without Owner’s consent), without Lender’s prior written consent. 9. MISCELLANEOUS. 9.1 Heirs, Successors and Assigns. The covenants herein shall be binding upon, and inure to the benefit of, the heirs, successors and assigns of the parties hereto. The term “Lender” as used herein includes any successor or assign of the named Lender herein, including without limitation, any co-lender at the time of making the Loan, any purchaser at a foreclosure sale and any transferee pursuant to a deed in lieu of foreclosure, and their successors and assigns, trustees and agents, as well as any single purpose entity established by Lender to take title to the Property by reason of such foreclosure or deed in lieu of foreclosure. The terms “Tenant” and “Owner” as used herein include any successor or assign of the named Tenant and Owner herein, respectively; provided, however, that such reference to Tenant’s or Owner’s successors and assigns shall not be construed as Lender’s consent to any assignment or other transfer by Tenant or Owner. 9.2 Addresses; Request for Notice. All notices and other communications that are required or permitted to be given to a party under this Agreement shall be in writing and shall be sent to such party, either by personal delivery, by overnight delivery service, by certified first class mail, return receipt requested, or by facsimile transmission, to the address or facsimile number below. All such notices and communications shall be effective upon receipt of such delivery or facsimile transmission. The addresses and facsimile numbers of the parties shall be: Tenant: ________________________ ________________________ ________________________ ________________________ FAX No.: Lender: Wells Fargo Bank, N.A., as Master Servicer Attn: Lease Reviews 1901 Harrison Street, 2nd Floor Oakland, California 94612 FAX No.: 510-446-4468 provided, however, any party shall have the right to change its address for notice hereunder by the giving of written notice thereof to the other party in the manner set forth in this Agreement. 9.3 Entire Agreement. This Agreement constitutes the entire agreement between Lender and Tenant with regard to the subordination of the Lease to the Security Documents and the rights and obligations of Tenant and Lender as to the subject matter of this Agreement, and shall supersede and cancel, but only insofar as would affect the priority between the Security Documents and the Lease, any prior agreements as to such subordination, including, without limitation, those provisions, if any, contained in the Lease which provide for the subordination of the Lease to a deed or deeds of trust, a mortgage or mortgages, a deed or deeds to secure debt or a trust indenture or trust indentures. 9.4 Disbursements. Lender, in making disbursements of any funds pursuant to the Loan Documents, is under no obligation to, nor has Lender represented that it will, monitor or control the application of such funds by the recipient and any application of such funds, including, without limitation, any application of such funds for purposes other than those provided for in the Loan Documents, shall not defeat this agreement to subordinate in whole or in part. 9.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute and be construed as one and the same instrument. 9.6 Section Headings. Section headings in this Agreement are for convenience only and are not to be construed as part of this Agreement or in any way limiting or applying the provisions hereof. 9.7 Attorneys’ Fees. If any legal action, suit or proceeding is commenced between Tenant and Lender regarding their respective rights and obligations under this Agreement, the prevailing party shall be entitled to recover, in addition to damages or other relief, costs and expenses, attorneys’ fees and court costs (including, without limitation, expert witness fees). As used herein, the term “prevailing party” shall mean the party which obtains the principal relief it has sought, whether by compromise settlement or judgment. If the party which commenced or instituted the action, suit or proceeding shall dismiss or discontinue it without the concurrence of the other party, such other party shall be deemed the prevailing party. 9.8 Severability. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to be enforceable, or if such modification is not practicable, such provision shall be deemed deleted

22 from this Agreement, and the other provisions of this Agreement shall remain in full force and effect, and shall be liberally construed in favor of Lender. 9.9 Termination; Amendment. Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing executed by the party against which enforcement of the termination, amendment, supplement, waiver or modification is sought. 9.10 Governing Law. This Agreement and any claim, controversy or dispute arising under or related to or in connection with this Agreement, the relationship of the parties or the interpretation and enforcement of the rights and duties of the parties shall be governed by the law of the state where the Property is located, without regard to any conflicts of law principles. 9.11 Authority. Tenant and all persons executing this Agreement on behalf of Tenant jointly and severally represent and warrant to Lender that such persons are authorized by Tenant to do so and that such execution hereof is the binding act of Tenant enforceable against Tenant. 9.12 Form of Agreement. Owner and Tenant acknowledge that Wells Fargo Bank, N.A. enters into numerous agreements of this type on a regular basis, both in its own capacity and as a commercial mortgage servicer on behalf of other lenders, and that the specific provisions contained in any agreement of this type entered into by Wells Fargo Bank, N.A. will vary depending on numerous transaction-specific factors, including, without limitation, the borrowers, loan documents, tenants, leases, servicers, servicing agreements and property and market conditions involved in the transaction. Accordingly, Owner and Tenant further acknowledge that the specific provisions contained in this Agreement will not necessarily be acceptable to Wells Fargo Bank, N.A. in connection with any other transaction. IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written. LENDER: U.S. BANK NATIONAL ASSOCIATION, as Trustee, successor-in-interest to BANK OF AMERICA, N.A., as Trustee, successor by merger to LASALLE BANK NATIONAL ASSOCIATION, as Trustee, for Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-TOP24 By: Wells Fargo Bank, National Association, as Master Servicer By: Name: Title: TENANT: By: Its: The undersigned Owner hereby consents to the foregoing Agreement and confirms the facts stated in the foregoing Agreement and the acknowledgement contained in Section 9.12 of the foregoing Agreement. OWNER: By: Its: IT IS RECOMMENDED THAT, PRIOR TO EXECUTING THIS AGREEMENT, THE PARTIES CONSULT WITH THEIR ATTORNEYS WITH RESPECT HERETO.

23 ALL SIGNATURES MUST BE ACKNOWLEDGED. STATE OF ______________________ ) ) SS. COUNTY OF ____________________ ) On ____________________, 20____, personally appeared the above named ________________________ ___________________, a ________________ of WELLS FARGO BANK, NATIONAL ASSOCIATION, acting in its authorized capacity as Master Servicer for and on behalf of ______________________, AS TRUSTEE FOR THE REGISTERED HOLDERS OF ________________________ COMMERCIAL MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES ________, and acknowledged the foregoing to be the free act and deed of said association, before me. Notary Public My commission expires: _____________________ ____________________, ss. On ___________________, 20____, personally appeared the above named ___________________, the _______________________, of ____________________ and acknowledged the foregoing to be the free act and deed of said _______________________, before me. Notary Public My commission expires: _____________________ ____________________, ss. On ____________________, 20____, personally appeared the above named ________________________, the ___________________________, of ________________________________ and acknowledged the foregoing to be the free act and deed of said _________________, before me. Notary Public My commission expires: _____________________ EXHIBIT A (Description of Property) EXHIBIT A to SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT dated as of ____________________, executed by ___________, as “Tenant”, and _________________________ “Lender.” All that certain land located in the County of ____________________, State of _____________________, described as follows: Loan No. _______________________

24 EXHIBIT H JANITORIAL SPECIFICATIONS Office Areas A. Service to be performed five nights per week. 1. Empty all waste receptacles as needed and remove wastepaper, recyclable paper, recyclable cardboard and rubbish from collection points within the premises; wash receptacles as necessary. 2. Vacuum all rugs and carpeted traffic areas in offices, lobbies, and corridors. DO NOT PULL VACUUM CORDS AROUND CORNERS. Spot clean all carpeting as needed. 3. Clean desktops. Do not disturb or rearrange papers and other material left on desk. 4. Remove all fingerprints and smudges from all vertical surfaces, including walls, doors, and doorframes, around lighting switches, private entrance glass and partitions.. 5. Sweep private stairways and vacuum if carpeted. 6. Sweep all uncarpeted floors employing dust control techniques. Damp mop this type floor, with the exception of wood floors, and granite or marble floors that will be damp wiped. 7. Police all stairways throughout the entire building and keep in clean condition. Spot clean as necessary all doors, walls and stairs. Damp mop as required. 8. Damp mop spillage in office and public areas on sight. 9. Spot clean entry door glass. 10. Arrange chairs in lobbies, waiting rooms, and conference rooms. 11. Maintain janitorial closets in clean and orderly fashion. 12. Specific care shall be taken in all public areas to insure a positive public impression. 13. Lights are to be turned off in each section of the floor as the work is completed (provided there are no occupants in the space). Entrance doors are to be kept locked at all times while the cleaning person is in the space, and checked to be sure they are locked when the cleaning person leaves the area. Absolutely no entrance doors are to be left ajar. All private offices that are locked are to be re-locked after cleaning. 14. Report leaks, clogs, all fixture repair, scratches, necessary painting, and burned out lights to the Property Manager. B. Services Performed as necessary: 1. Damp mop floors where spillage occurred. C. Services Performed Monthly 1. Clean resilient tile floors. 2. Vacuum all upholstered furniture. D. Services Performed Quarterly 1. Clean and finish resilient tile floors. 2. Clean all baseboards. Restrooms A. Services Performed Nightly 1. Mop and rinse floors. Pay particular attention to cleaning grout in base of wall at the floor line. Do not leave standing water on floor. 2. Clean all mirrors, bright work, and enameled surfaces. 3. Wash and disinfect all basins, showers, urinals, toilet seats and bowls using appropriate cleaners to remove stains and clean underside of rim of urinals and bowls. 4. Scrub all fixtures using a cleaner to remove stains.

25 5. Wash both sides of all toilet seats with soap/disinfectant. 6. Spot clean with disinfectant all partitions, tile walls, and outside surfaces of all dispensers including soap, and receptacles. 7. Empty and sanitize all receptacles and sanitary disposals. 8. Fill toilet tissue, soap, towels, and sanitary napkin dispensers. 9. Clean flush meters, piping, toilet seat hinges, and all other metal. 10. Report leaks, clogs, all fixture repair, broken and missing tile, scratches, necessary painting, and burned out lights to the Property Manager. 11. Damp wipe wastebaskets. B. Services performed Weekly 1. Thoroughly clean and wash sanitary disposal containers. C. Services Performed Monthly 1. Machine scrub floors. 2. Dust ceiling light fixtures within normal reach. Lobbies A. Services Performed Nightly 1. Granite, marble, and ceramic tile floors are to be swept and damp wiped with the exception of the main lobby. Resilient floors to be swept and damp mopped. 2. Vacuum all carpeted traffic areas and spot clean stains. Clip carpet snags. DO NOT PULL VACUUM CORDS AROUND CORNERS. 3. Dust all paneling, elevator fronts, metal surfaces, and walls. 4. Clean and wipe down metal. 5. Spot clean lobby glass doors. 6. Clean building directory glass. 7. Remove all graffiti and writing on site. Please contact Property Manager on any graffiti that cannot be wiped clean with a standard cleaning agent. 8. Clean lobby signs using anti-static cleaner. 9. Remove gum from floors and carpet on sight. B. Services to be Performed Weekly 1. Vacuum carpet edges and non-traffic areas. 2. Wipe down stairway handrails. C. Services Performed Monthly 1. Clean granite ledges and granite walls to the top of the ledges in the Tower Atrium. 2. Sweep and clean all stairwells. Elevators A. Services Performed Nightly 1. Damp wipe floors in cabs; sweep and damp mop all resilient tile floors including those in the Tower freight, B-1--B-2 shuttle, PL-2 shuttle, Parking Structure elevators and the PL-B2 lobby leading to the Plaza freight. 2. Remove hand marks; graffiti, etc. by standard cleaning methods from wood, laminate and metal operating panels of elevator cabs. Report all damage or burned out lights to Property Manager. 3. Report any elevator problems to the Security Department after hours and to the Property Manager during working hours. 4. Plaza: clean metal panels on escalators and spot glass. 5. Clean door thresholds in elevator cabs and at each floor landing. B. Services Performed Monthly 1. Dust light fixtures.

26 2. Finish and buff all resilient tile floors. DAY STAFF Plaza/Tower Buildings 1. The following items will be scheduled at least twice daily. All restrooms are to be inspected for cleanliness and supplies at least once before noon and once after noon. All soiled conditions are to be corrected while the person is making the inspection. A female will inspect the women's restrooms and a male will inspect the men's restrooms. Supplies are to be replenished as needed. Clean Plaza and Tower break rooms, and the men and women’s locker rooms on the B-2 level of the Plaza. 2. Supply toilet tissue, soap, and towels in men and women's restroom. 3. There will be constant surveillance of public areas to ensure cleanliness. 4. Perform special cleaning needs of individual tenants and departments as authorized by the Property Manager. 5. All outdoor ash urns will be kept clean and free from excess debris. 6. Public area glass doors will be kept free of smudges and fingerprints. 7. Put down "walk off" mats at the building entrance lobbies during inclement weather and at various locations in the building if remodeling is taking place. Mats will be furnished and maintained at owner's expense. 8. Day staff and other additional staff as necessary are responsible for snow and ice removal around main building entrances and clearing a pathway around all buildings. Owner to supply ice melt. Removal is to be done first thing in the morning prior to building opening. Snow shovels provided by owner. Additional snow removal done at extra cost. 9. In addition to the cleaning duties, there will be many various items assigned to the day staff. The day supervisor is to work closely with the building and maintenance staff under the direction of the Property Manager, in order to assist in requests for services by building tenants and departments and the conduct of other building services. 10. Sweep basement loading dock area daily and hose down weekly. 11. Respond to clogged or overflowing toilets, and other spills as needed. 12. Report leaks, clogs, all fixture repair, scratches, necessary painting, and burned out lights to the Property Manager.

Lattice Lease A4b.doc OFFICE LEASE 555 SW OAK, LLC “LANDLORD” WITH LATTICE SEMICONDUCTOR CORPORATION “TENANT” SUITE: 700 DATED: OCTOBER 21, 2014

LATTICE LEASE A4B.DOC TABLE OF CONTENTS Page Article 1. BASIC PROVISIONS ...................................................................................................1 Article 2. PREMISES ....................................................................................................................3 Article 3. TERM AND COMMENCEMENT .............................................................................3 Article 4. BASE RENT AND ADDITIONAL RENT .................................................................4 Article 5. QUIET ENJOYMENT .................................................................................................7 Article 6. UTILITIES AND SERVICES ......................................................................................7 Article 7. USE, COMPLIANCE WITH LAWS, AND RULES .................................................9 Article 8. MAINTENANCE AND REPAIRS ............................................................................10 Article 9. ALTERATIONS AND LIENS ...................................................................................10 Article 10. INSURANCE AND WAIVER OF CLAIMS ..........................................................12 Article 11. CASUALTY DAMAGE............................................................................................14 Article 12. CONDEMNATION...................................................................................................15 Article 13. ASSIGNMENT AND SUBLETTING .....................................................................16 Article 14. PERSONAL PROPERTY, RENT AND OTHER TAXES ...................................18 Article 15. DEFAULT AND LANDLORD’S REMEDIES ......................................................18 Article 16. SECURITY DEPOSIT..............................................................................................21 Article 17. ATTORNEYS’ FEES, JURY TRIAL, COUNTERCLAIMS AND VENUE ......21 Article 18. SUBORDINATION, ATTORNMENT AND LENDER PROTECTION ............22 Article 19. ESTOPPEL CERTIFICATES .................................................................................23 Article 20. RIGHTS RESERVED BY LANDLORD ................................................................23 Article 21. LANDLORD’S RIGHT TO CURE .........................................................................25 Article 22. INDEMNIFICATION...............................................................................................25 Article 23. RETURN OF POSSESSION ....................................................................................26 Article 24. HOLDING OVER .....................................................................................................26 Article 25. NOTICES ...................................................................................................................27 Article 26. REAL ESTATE BROKERS ....................................................................................27 Article 27. NO WAIVER .............................................................................................................27 Article 28. SAFETY AND SECURITY DEVICES, SERVICES AND PROGRAMS ...........27 Article 29. TELECOMMUNICATION LINES ........................................................................28 Article 30. HAZARDOUS MATERIALS ..................................................................................29 Article 31. DISABILITIES ACTS ..............................................................................................31

Article 32. OPTION TO RENEW **31**

Article 33. DEFINITIONS **32**

Article 34. OFFER **37**

Article 35. MISCELLANEOUS **37**

Article 36. ENTIRE AGREEMENT **39**

Article 37. RIGHT OF FIRST OFFER **39**

Article 38. CONTINGENCY **40**

EXHIBITS .... **Listed in Article 1.N**

LATTICE LEASE A48.DOC